                       SHAREHOLDER AND JOINT VENTURE AGREEMENT

                                       BETWEEN

                       ADVANCED FIBRE COMMUNICATIONS, INC. AND
                  ADVANCED FIBRE COMMUNICATIONS (HONG KONG) LIMITED


                                         AND


              HARRIS CORPORATION, THROUGH ITS DIGITAL TELEPHONE SYSTEMS
                                       DIVISION








- ----------------------
[*] INDICATES CONFIDENTIAL TREATMENT REQUESTED

                                  TABLE OF CONTENTS

1.  Definitions

2.  Principal Business and Principle of Cooperation

3.  Incorporation, Capitalization, organization, and Management

4.  Licenses and Rights and Exceptions

5.  Closing

6.  Material Breach

7.  Representations, Warranties and Covenants

8.  General Provisions

Exhibits

(A) Articles of Association and Bylaws

(B) Manufacturing License Agreement between AFCI and AHMCI

(C) Manufacturing and Technical Assistance Service Agreement between AFC and
    AHMC

(D) Purchase Agreement between AFC and AHMC

(E) Price List for Parts and Components

(F) Master Escrow Agreement between AFC, AHMC and Fort-Knox

(G) Functional Specification of the Product

(H) Distributorship Agreement between AFC and AHMC

(I) Consent

(J) Software License Agreement between AFC and AHMC

THIS SHAREHOLDER AND JOINT VENTURE AGREEMENT is entered into as of this 28th day of December, 1995

BETWEEN:

ADVANCED FIBRE COMMUNICATIONS, INC., a Delaware corporation located at 1445 McDowell Boulevard North, Petaluma, California 94954 U.S.A., and ADVANCED FIBRE COMMUNICATIONS (HONG KONG) LIMITED, a Hong Kong company wholly owned by Advanced Fibre Communications, Inc., whose registered office is at 9th Floor, 106A Lockhart Road, Wanchai, Hong Kong, with both companies acting jointly and severally (hereafter collectively referred to as "AFC").

and

HARRIS CORPORATION, a Delaware corporation, acting for the purpose of this Agreement through its Digital Telephone Systems Division at 300 Bel Marin Keys Boulevard, Novato, California 94948 U.S.A. (hereafter referred to as "Harris").

based on the following facts:

(A) AFC is engaged in the business of manufacturing and distributing telecommunications products worldwide and wishes to expand the market for the Product (as defined below) in India.

(B) Harris is engaged in the business of manufacturing, distributing and marketing communication products worldwide and wishes to expand its activities in the Indian communications market.

(C) AFC and Harris wish to enter into a relationship by which they will seek to manufacture, assemble, test, market, distribute, sell, install, maintain and support the Product in India for the Indian market only.

(D) AFC and Harris wish to form a Mauritius corporation, having the name of "AFC Harris Multimedia Communications Private Limited ("AHMC"), owned 51% by AFC and 49% by Harris.

(E) AFC and Harris anticipate that AHMC will enter into joint venture agreements or other relationships with Designated Indian Entities (as defined below) to manufacture, assemble, test, market, distribute, sell, install, maintain and support the Product in India.

NOW THEREFORE, the Parties agree as follows:

1.  DEFINITIONS

    In this Agreement, except to the extent the context otherwise requires, the following terms shall have the following meanings and when used in the plural form, their meanings shall mean the plural of the singular meaning:

1.1 "Agreement" shall mean this Shareholder and Joint Venture Agreement and all the exhibits to this Agreement.

1.2 "AHMC" shall mean AFC Harris Multimedia communications Private Limited to be established pursuant to this Agreement.

1.3 "Articles" shall mean the Articles of Association of AHMC.

1.4 "Board" shall mean the Board of Directors of AHMC.

1.5 "Business Plan" shall mean the business plan of AHMC to be approved by the Board pursuant to Section 3.10 of this Agreement.

1.6 "Chairman" shall mean the chairman of the Board.

1.7 "Closing" shall mean the closing of the transfer of the Technical Documentation, delivery of Licensed Software and the completion of the events under Section 5.2.

1.8 "Director" shall mean a director on the Board.

1.9 "Designated Indian Entity" shall mean a legal entity existing under the laws of India with which AHMC may, with the unanimous approval by the Board, enter into a joint venture agreement or other relationship to manufacture and market the Product in India.

1.10 "Effective Date" shall mean the date upon which this Agreement shall become effective, which shall be the first day upon which all the following events shall have occurred:

    a) The Parties have by their authorized representatives duly executed this Agreement and the agreements attached as exhibits to this Agreement;

    b) Harris obtains all desired and necessary corporate approvals for entering into this Agreement and the agreements attached hereto as exhibit;

    c) AFC obtains all desired and necessary corporate approvals for entering into this Agreement and the agreements attached hereto as exhibits and the required approvals from the United States Government for exporting and transferring the Product, the proprietary components, the Technical Documentation, and Licensed Software to India;

    and

    d) Each Party notifies the other that it has obtained the required approvals and licenses stated in paragraphs a) and b) above.

1.11     "Fiscal Year" shall have the meaning given that term in Section 3.7.

1.12 "Licensed Software" shall have meaning given that term in the Software License Agreement attached as Exhibit J.

1.13 "Manufacturing Licenses" shall mean the licenses granted by AFCI to AHMCI for the manufacture and marketing of the Product pursuant to Section 4.1 of this Agreement and Section 2.1 of Exhibit B to this Agreement.

1.14 "Manufacturing Rights" shall mean the manufacturing rights granted under and pursuant to the Manufacturing Licenses with respect to the Product in and for the Indian market.

1.15 "Material Breach" shall mean any breach by either Shareholder of any of the provisions of this Agreement or the agreements attached hereto which breach affects a right, or denies a benefit, or imposes a cost of or on the other Shareholder or alters the purposes of this Agreement or the agreements attached hereto to a material extent.

1.16 "Net Book Value" shall mean the value equal to the total assets of AHMC reduced by the amount of its total liabilities as determined according to the generally accepted accounting principles in the United States.

1.17 "Party" shall mean either AFC or Harris, and "Parties" shall mean both AFC and Harris.

1.18 "Product" or "Licensed Product" shall mean the Advanced Fibre Communications digital loop carrier system currently known as the UMC-1000E including the upgrades to and improvements on the UMC-1000E as further specified in the Functional Specification attached as Exhibit G, but shall not include Licensed Software.

1.19 "Share" shall mean a share in the authorized common stock of AHMC.

1.20 "Shareholder" shall mean any holder of a Share.

1.21 "Software Licenses" shall mean the licenses to be granted or caused to be granted by AFC to AHMC pursuant to the Software License Agreement attached as Exhibit J to this Agreement.

1.22 "Technical Documentation" shall mean the documents listed under Section
5.1.

2.  PRINCIPAL BUSINESS AND PRINCIPLE OF COOPERATION.

    2.1  PRINCIPAL BUSINESS.

         (a) The principal business of AHMC shall be to enter into joint venture agreements or other relationships with Designated Indian Entities to manufacture, assemble, test, market, distribute , sell, install, maintain and support the Product under the tradename "UMC 1000E" in India.

         (b) The Parties anticipate that the first such joint venture may be with S.M. Creative Electronics Limited and ARM Limited.

         (c) Subject to the unanimous approval by the Board, AHMC may enter into other contractual arrangements and relationships with other Designated Indian Entities for the purposes of manufacturing and/or marketing the Product and the related services in India.

    2.2  PRINCIPLE OF COOPERATION.

         (a) The Parties are entering into this Agreement on the basis that both Parties will work earnestly to maximize the earnings of AHMC. AHMC shall, and the Parties in their capacity as Shareholders shall cause AHMC to, transact its business in a manner so as to optimize its value and earnings.

         (b) In order to attain sound management and efficient operation of AHMC and for the benefit and furtherance of its business, each Party shall utilize its best efforts to ensure that the provisions as well as the spirit and intent of this Agreement and the agreements attached hereto are followed as fully and as consistently as possible. Each Party shall instruct the Directors and the corporate officers over whom that Party may have influence to endeavor to act at all times toward giving full force and effect to the provisions, spirit, and intent of this Agreement and agreements attached hereto.

         (c) The Parties intend for AHMC to take full advantage of their experience, technology, knowledge, and available resources in implementing actions that will maximize the growth, sales, and profits of AHMC.

         (d) The Parties intend to adhere and resort to the principles of friendly consultation and cooperation to their utter most ability in attempting to resolve all conflicts and disputes with respect to this Agreement.

3.  INCORPORATION, CAPITALIZATION, ORGANIZATION, AND MANAGEMENT

    3.1 INCORPORATION. AFC and Harris shall cause to be incorporated in Mauritius a corporation having the name of "AFC

Harris Multimedia Communications Private Limited", subject to the laws of Mauritius, as soon as practical after the signing of this Agreement, having Articles of Association and Bylaws substantially in the form attached as Exhibit A to this Agreement.

    3.2 CAPITALIZATION. The total authorized common stock of AHMC shall be five million Shares, each with the respective rights and restrictions specified in the Articles, of which two million Shares shall be issued at the time of Closing. AFC shall subscribe and pay for 1,020,000 Shares, and Harris shall subscribe and pay for 980,000 Shares.

    3.3 DOCUMENTATION. All documents necessary for the incorporation and registration of AHMC shall be prepared by Harris and paid for by AHMC and shall be subject to approval by Harris and AFC. All such documents not required to be prepared in the language of the country of incorporation shall be prepared and executed in English. All documents required to be executed in the official language of the country of incorporation shall be translated into English and certified as to the translation. A copy of each translated document shall be delivered to every Shareholder.

    3.4  MANAGEMENT AND OFFICERS

         (a) AFC shall be entitled to nominate a candidate for the Chairman. Harris and AFC in their respective capacity as Shareholders shall cause their Directors to elect as Chairman the candidate so nominated by AFC.

         (b) Harris shall be entitled to nominate a candidate for the Managing Director to the Chairman. The Managing Director shall be the chief executive officer of AHMC. The Chairman shall appoint as the Managing Director the candidate so nominated by Harris.

         (c) The Chairman shall appoint the chief financial officer and/or the treasurer, and the corporate secretary for the Board's approval. The Managing Director shall appoint other corporate officers of AHMC for the Board's approval.

         (d) The Managing Director shall report to the Chairman and other officers of AHMC shall report to the Managing Director and shall be responsible for the operation and day to day management of AHMC.

    3.5  BOARD OF DIRECTORS

         (a) The Board shall be comprised of seven Directors, two of whom shall be residents of Mauritius. Each Director shall serve a term of three years.

         (b) Harris shall be entitled to nominate candidates for three Directors, one of whom shall be a resident of Mauritius and AFC shall be entitled to nominate candidates for three Directors, one of whom shall be a resident of Mauritius. Harris and AFC shall jointly nominate a candidate for an outside Director. In the event AFC and Harris fail to nominate an outside Director by mutual agreement, AFC shall nominate the candidate for the seventh Director. Harris and AFC in their respective capacity as Shareholders shall elect to the Board the candidates so nominated.

         (c) Unless otherwise provided under the laws of the country of incorporation, each Shareholder having the right to nominate a Director shall have the right to remove that Director at any time without cause and appoint a replacement therefor in its sole discretion. The outside Director may be removed and replaced only by mutual consent of AFC and Harris.

         (d) The Chairman shall decide when to hold Board meetings, provided that the Board meets at least once every three months for the first year following the incorporation of AHMC and at least once every year thereafter.

         (e) AHMC shall bear all reasonable travel costs of the Directors attending a Board meeting or a Shareholder meeting.

         (f) Except for the outside Director and, if required by the laws of the country of incorporation, the resident Directors in Mauritius, all other Directors shall not be entitled to any remuneration from AHMC by reason of being a Director.

         (g) The quorum for a Board meeting shall be three Directors, of whom one shall be a Director nominated by Harris other than its resident Director and the other shall be a Director nominated by AFC other than its resident Director. No Board meeting shall be convened and, if convened, no Board resolution at such meeting shall be valid, unless a 10-day written notice is given to every Director other than the resident Directors (if such notice to resident Directors is not required under the applicable laws) by regular mail or confirmed facsimile. Each Director may waive in writing his right to receive such notice. A Director may attend a Board meeting either physically or through telephone conference and either personally or by proxy.

         (h) The Board is the highest decision making body of AHMC. Except as otherwise provided under Section 3.6, the Board shall have the power to adopt a resolution with respect to all matters of AHMC by an affirmative majority vote of the Directors present at the Board meeting in person or by proxy. Every Board decision shall be adopted by a Board resolution and every Board meeting shall be recorded in the Board minutes.

         (i) Harris and AFC warrant to each other that AHMC is an independent company and is not and shall not be construed to be an agent or representative of either Harris or AFC and that neither Party shall do any act or cause AHMC to do any act on behalf of or for such Party or cause AHMC to bind Harris or AFC.

    3.6 RESERVED MATTERS. The Shareholders shall cause AHMC not to do any of the following acts and not to pass any resolution with respect to any of the following matters without first obtaining unanimous consent of all the
Shareholders:

         (a)  amending the Articles;

         (b) entering into any agreement or transaction with a Shareholder or any of its affiliates other than the transactions specifically authorized herein;

         (c) Commencing or settling any litigation concerning the intellectual and technology property rights of AFC in the Product;

         (d) Amending any material term or condition in the agreements attached hereto as Exhibit B, Exhibit C, Exhibit D, Exhibit E, F and Exhibit J;

         (e) Entering into a contractual agreement or business relationship with a Designated Indian Entity

         (f) Entering into a new line of business not contemplated by this Agreement;

         (g) Declaring or distributing dividend, except as provided in section 3.15;

         (h) Acquiring, transferring, or otherwise disposing of any technology or capital assets of, or on behalf of, AHMC;

         (i) Any spending in excess of $200,000 for any quarterly accounting period not in an adopted Business Plan;

         (j)  Adopting a Business Plan; and

         (k) Entering into a significant business relationship with an entity in India.

         (l) Determining or adjusting the duplication fee to be charged by AHMC to any Designated Indian Entity for the duplication license with respect to the Licensed Software.

    3.7 FINANCIAL STATEMENTS AND ACCOUNTING RECORDS. The fiscal year of AHMC shall commence on April 1 and shall end on March 31 of each year. AHMC shall prepare and submit to the Shareholders financial statements of AHMC, including a balance sheet and income statement, within 30 days after the end of each quarter and within 45 days after the end of the fiscal year. Such quarterly and annual statements and AHMC"s internal accounting shall be prepared and conducted in accordance with the laws of the country of incorporation and with the U.S. generally accepted accounting principles.

    3.8 RIGHT OF INSPECTION. During office hours of AHMC, AFC and Harris shall have full access to, and right to make copies of, all books of account, records and the like of AHMC. Any information obtained by either Party through exercise of this right of access shall (i) be used by such Party only for purposes which are consistent with its status as a Shareholder and not for the pursuit of business interests outside that of AHMC and (ii) be subject to the confidentiality provisions of Section 8.3.

    3.9 DEALINGS WITH PARTIES AND ASSOCIATED COMPANIES. AHMC shall at all times be managed and operated as an independent enterprise for the benefit of AHMC and its Shareholders. Except as expressly authorized in this Agreement, AHMC shall not at any time engage in dealings or transactions with any Shareholder or its affiliates on terms more favorable than would be accorded an independent, non-affiliated person or company. Any such dealings and transactions shall be approved by a unanimous Board.

    3.10 BUSINESS PLAN. The Managing Director shall propose and the Board shall adopt a proforma Business Plan for AHMC"s first two years of operation as soon as practical after the execution of this Agreement in accordance with Section
3.6. The Business Plan shall include, but shall not be limited to, the following matters of AHMC:

         (a)  Profit and Loss Projection;

         (b)  Income Projection including projected total annual sales;

         (c)  Cash flow; and

         (d)  Total annual operating expenses and capital expenditure.

    The Managing Director shall revise the Business Plan annually, subject to approval by the Board.

    3.11 VOTING. Each Shareholder shall be entitled to cast one vote for each Share it holds.

    3.12 FUTURE FINANCING. Unless the Shareholders otherwise agree in writing, if the Board determines that AHMC requires financing in excess of the capital provided pursuant to Sections 3.2 and 5.2, AHMC shall obtain additional financing in the following order priority:

         (a) Third party debt or equipment lease financing without guarantees by the Shareholders;

         (b) Third party debt or equipment lease financing with guarantees by the Shareholders in proportion to their respective then equity positions in AHMC;

         (c)  Loans by the Shareholders;

         (d)  Equity investments by the Shareholders; and

         (e)  Equity investments by third parties.

    3.13 SHAREHOLDER MEETINGS. At the request of at least two Directors, the Chairman may convene a shareholder meeting upon a 10-day written notice delivered by regular mail or confirmed facsimile to all the Shareholders. A quorum for a Shareholder meeting of AHMC shall require the presence of persons holding as Shareholders or proxies in aggregate no less than 66.66% of the outstanding Shares. Every resolution at a Shareholder meeting shall require the affirmative vote of no less than 66.66% of all the Shares present and entitled to vote at such a Shareholder meeting.

    3.14 PREEMPTIVE RIGHT.  Without prejudice to the Parties' rights under
Article 7 and Section 8.6, no Shareholder shall be entitled to transfer its Shares or any right to subscribe to any Shares being issued without first offering the other Shareholders the right to acquire such Shares or the right to subscribe to new shares at the same price and under the same terms as those proposed by a bona fide third party. This right of first refusal shall be valid for 30 days after receipt of such offer, and if not exercised by the offeree Shareholder, the offering Shareholder shall have the right to transfer such Shares or the right to subscribe to new Shares to a bona fide third party within the subsequent 60 days, but only upon the same terms proposed by such bona fide third party and rejected by the offeree Shareholder.

    3.15 DISTRIBUTION OF PROFIT AND DIVIDEND. All profits and losses of AHMC shall accrue to each Shareholder according to its proportional ownership in AHMC. Unless otherwise provided under the applicable law or decided by the Board pursuant to Section 3.6, AHMC shall, and AFC as the majority Shareholder shall cause AHMC to, declare and distribute as dividend AHMC's total retained earnings or the maximum amount allowed under the laws of the country of incorporation, whichever is lower.

4.  LICENSES AND RIGHTS AND EXCEPTIONS

    AFC and Harris represent to each other that adequate protection of AFC's technology and licenses granted herein is in the best interest of AHMC and its Shareholders. AFC and Harris shall endeavor to secure adequate protection through all available and practical means. Procurement of such protection may require subsequent adjustment in the licensing structure herein but shall not alter the nature and the purpose of, and the Parties' intent and expectations under, this Agreement, including but not limited to the Parties' expectations with respect to their respective equity positions in AHMC and AHMC's receipt of the royalty income from sublicensees. Solely for the purpose of protecting its technology, AFC shall exercise its best effort in good faith and at its own expense to reach, and notify Harris of, a decision on the best available and practical means of according adequate protection to AFC's technology at the earliest possible time, but no later than March 31, 1996. If Harris finds AFC's such decision unacceptable, then Harris shall have the option to declare this Agreement null and void within 45 days after receipt of notice of AFC's decision. In the interim, to facilitate the undertaking of the principal business of AHMC without undue delay, AFC and Harris, on behalf of AHMC, shall execute the Distributorship Agreement of limited scope and duration in the form attached hereto as Exhibit H. Subject to the foregoing, AFC and Harris agree as follows with respect to the Software Licenses and the Manufacturing Licenses and the Manufacturing Rights.

    4.l  EXCLUSIVE LICENSES AND RIGHTS.

         (a) AFC shall undertake to cause an Indian entity wholly owned and controlled by AFC (hereafter "AFCI") to be fully authorized to grant and to grant to the first Designated Indian Entity selected by AHMC (this and only this first Designated Indian Entity hereafter referred to as "AHMCI")and other Designated Indian Entities selected by AHMC in accordance with Section 3.6, and AHMC shall cause AHMCI to accept from AFCI, subject to Section 4.2:

              (i) a license for AHMCI and any of such other Designated Indian Entities to be a holder of the right to manufacture, assemble, test, market, distribute, sell, install, service and maintain the Product in India;

              (ii) a license for AHMCI and any of such other Designated Indian Entities to be a holder of the right to grant sublicenses to Designated Indian Entities for such entities to grant further a sublicense to their distributors and end users to distribute, market, sell, install, use, operate, service and maintain the Product in India; and

              (iii)a license for AHMCI and any of such other Designated Indian Entities to use the Technical Documentation for the purposes of exercising the licenses and rights granted in Sections 4.1(a)(i) and (ii).

AFC shall undertake, cause, and do all things necessary to ensure that AFCI itself does not engage in, and shall be restricted from engaging in, manufacturing, assembling, testing, marketing, distributing, selling, installing, servicing, and maintaining the

Product in India, and in the granting of any sublicense with respect to the Product to any third person except to Designated Indian Entities selected by AHMC in accordance with Section 3.6.

         (b) AFC shall grant to AHMC and AHMC shall accept from AFC, subject to Section 4.2 of the Joint Venture Agreement:

              (i)  license for AHMC to be the exclusive holder of the right to
use,     operate, test, maintain, duplicate, make copy of, install and    embed,
distribute and market the Licensed Software in connection with the Licensed Product in India;

              (ii) a license for AHMC to be the exclusive holder of the right to grant sublicenses to Designated Indian Entities including AHMCI for such entities to use, operate, test, maintain, duplicate, make copy of, install and embed, distribute and market the Licensed Software in connection with the Licensed Product in India;

              (iii) a license for AHMC to be the exclusive holder of the right to grant sublicenses to Designated Indian Entities including AHMCI for such entities to grant further the sublicense to their distributors and end users to use, operate, and maintain the Licensed Software solely for the purpose of operating the Licensed Product in the Territory.

         (c) AFC shall, for the term of this Agreement offer to sell to AHMC and/or any Designated Indian Entity, and AHMC and/or any Designated Indian Entity shall have the right to purchase from AFC the Products, the Proprietary and Custom Parts and Components at the prices and on the terms set forth hereunder and under the agreements attached hereto. In the event AFC for whatever reason, decides to cease to manufacture or to maintain and support the Product, AFC shall continue to supply or support and maintain the Proprietary Parts and Components to AHMC for a period of two years from the date upon which AFC ceases to supply or support and maintain the Product.

         (d)  The licenses and rights granted under Sections 4.1(a), (b) and
(c) shall become effective upon the Effective Date, and shall remain in full force and effect for so long as the Joint Venture Agreement is in effect or AHMC legally exists.

         (e) In the event of termination of this Agreement resulting in dissolution of AHMC, the licenses and rights granted hereunder and sublicenses granted pursuant to this Agreement shall remain and continue in full effect, from the effective date of the termination, for two years or a period of time sufficient to allow AHMC and AHMCI and their sublicensed Designated Indian Entities to obtain and procure the alternative licenses and technology, material supply and technical support so as to continue the principal business of AHMC contemplated under this Agreement and the agreements attached hereto as exhibits, whichever is longer.

         (f) Notwithstanding any other provision to the contrary, under no circumstance shall termination or expiration of this Agreement or the licenses under this Agreement terminate or otherwise affect the effectiveness of the sublicenses already granted prior to such termination or expiration by AHMC or AHMCI to Designated Indian Entities pursuant to AHMC's and AHMCI's licenses and rights under Sections 4.1(a), (b)and (c).

         (g) Without limiting the generality of Sections 4.1(a), (b) and (c), in case of any inconsistency between Sections 4.1(a), (b) and (c) and the provisions under Section 4.2, Sections 4.1(a), (b) and (c) shall be construed to allow AHMC and AHMCI to do all things, with respect to the Product, the Technical Documentation, and Licensed Software in India, which AFC is not expressly prohibited from doing worldwide under its prior and existing agreements with other entities.

    4.2  AFC'S OTHER MANUFACTURING JOINT VENTURES

         (a) AFC represents that it has entered into a joint venture with Tellabs (the "Tellabs Agreement"), as evidenced in Exhibit I attached to this Agreement, under which AFC granted to Tellabs, with respect to the Indian market, a non-exclusive license for Tellabs to market, distribute, and sell in India the products covered under the Tellabs Agreement, which products are based on the same technology upon which the Product is based. (the Tellabs License"). The Tellabs License does not include, and Tellabs does not and shall not have, any license or right with respect to the Licensed Software in India, or any license or right to manufacture, assemble, make, produce in India the Product or any other product that is based on AFC"s digital loop carrier technology.

         (b) AFC represents that AFC has entered into a technology transfer agreement with Industrial Technology Research Institute ("ITRI") of Republic of China under which AFC granted to ITRI:

              (i) a license for ITRI exclusively to manufacture, or to have manufactured, the Product in Taiwan and to sublicense ITRI"s subsidiaries or affiliates to manufacture, or to have manufactured, the Product in Taiwan;

              (ii) a license for ITRI to be a non-exclusive distributor to sell, install and maintain the Products when manufactured by ITRI or its subsidiaries or affiliates in all the countries in the world except countries in the North American continent; and

              (iii) a license for ITRI to grant sublicenses to its subsidiaries or affiliates for such subsidiaries or affiliates to arrange for the manufacturing or assembly of the Product only in such sublicensed subsidiaries' or affiliates' wholly owned and controlled manufacturing facilities located in any country in Southeast Asia, which does not include India, provided that the Product as manufactured by ITRI or its subsidiaries or affiliates pursuant to the right described this Section 4.2(b)(iii) may only be sold and shipped to ITRI, or the subsidiaries or affiliates in Taiwan which wholly own and control such manufacturing facilities.

         (c) Tellabs' and ITRI's rights, if any, with respect to the Licensed Software are expressly provided for only in the Tellabs' Joint Venture Agreement and the technology transfer agreement with ITRI and are limited to the same scope and subject to the same restrictions as set forth in Sections 4.2 (a) and
(b).

         (d)  AFC represents that except as expressly provided for in this
Section 4.2, AFC has not granted, shall not grant, and shall not allow any of its affiliates or subsidiaries to grant, for the term of this Agreement or the period during which the licenses and rights granted to AHMC and AHMCI under
Section 4.1 remain effective, whichever is longer, either by themselves or through any of their respective associates or agents or licensees, any license or right with respect to the Licensed Software or any license or right with respect to the Products or the Technical Documentation in India or for the Indian market.

    4.3 INTELLECTUAL PROPERTY. Except for the licenses granted hereunder, AFC shall at all times retain all rights to the Technical Documentation and the Licensed Software, the intellectual property, technology, know-how, proprietary processes, source code, manufacturing drawings and information integral to the manufacture of the Product. AFC shall defend these rights where AHMC or AHMCI or their sublicensees have manufactured the Product to the design and specification provided by AFC, except to the extent of any unauthorized modification by AHMC or AHMCI or their sublicensees. AFC warrants to Harris that any change of ownership in AFC or in the technology or in the Licensed Software in the Technical Documentation shall not in any way invalidate or otherwise affect the licenses and rights granted herein.

    4.4 INDIAN GOVERNMENT APPROVALS AND MARKET NEED. The Parties acknowledge that the Product has not been certified or type approved under the relevant Indian government"s specifications, nor has the Product been modified to adapt to the Indian market"s specific needs. AFC shall modify the Product solely for the purpose of receiving the necessary type approval from the government of India, AFC shall assist AHMC and AHMCI or their Designated Indian Entities in obtaining other necessary approvals from the government of India. In the event that obtaining of such approvals or the adaptation to the market specific needs shall require product modification or development, AFC and Harris shall, and AFC shall cause AFCI to, negotiate with AHMC and/or AHMCI in good faith to reach a joint development agreement for such purposes upon terms and-conditions acceptable to both Parties.

    4.5 SUPPLY AND PRICING FOR CUSTOM AND PROPRIETARY COMPONENTS BY AFC. AFC shall supply to AHMC and its Designated Indian Entities, during the term of this Agreement, custom and proprietary parts and components necessary for the manufacture of the Product upon the terms and conditions set forth in Exhibit D and at the prices that shall equal [*]

    4.6 UNREASONABLE PRICE INCREASE. In case of shortage in the supply of these parts and components, [*]

    4.7 UNREASONABLE DELAY OR SHORTAGE. AFC warrants to AHMC that it shall use its best effort to meet AHMC"s reasonable projected demand for custom components and proprietary components. AFC warrants to AHMC that it shall use its best effort to ship AHMC"s or a Designated Indian Entity"s orders by the scheduled shipment date.

    4.8 FIRST RIGHT OF REFUSAL FOR NEW PRODUCT. Whenever AFC develops a new product that is complementary or supplementary to the Product, except a product specifically developed by AFC for the exclusive benefit of Tellabs under the Tellabs Agreement, AFC shall not grant any license for the Indian market with respect to such new product to any third person unless and until AFC has offered to AHMC, and AHMC has had at least 45 days to consider, the opportunity of obtaining the license and right with respect to such new product upon the same terms and conditions AFC proposes and offers to a bona fide third party, and thereafter if AHMC decides not to exercise this first right of refusal, AFC may grant a license to the bona fide third party but only upon the same terms and conditions offered to and rejected by AHMC.

5.   CLOSING

    5.1  TECHNICAL DOCUMENTATION AND LICENSED SOFTWARE.

         (a) TECHNICAL DOCUMENTATION. Technical Documentation shall mean and include the following documents, but does not include the Licensed Software:

              (i) all uncosted bills of materials for the Product;

              (ii) a list of the suppliers and vendors of the parts and components and other materials listed in (a) above;

              (iii) all manufacturing drawings for mechanical assemblies and subassemblies for use in manufacturing the Product;

              (iv) a list of all unique manufacturing test equipment, including design, layout and the purchase prices of the necessary test stations;

              (v) all test software necessary for final manufacturing and testing of the Product. AFC shall periodically provide and update the test software but shall not be required to provide AHMC with any right or access to its source code;

              (vi) a price list determined on the principle expressed in
Section 4.5, for the custom or proprietary chips and components to be provided by AFC for the manufacture of the Product; and

              (vii) all other information which may be deemed necessary to establish manufacturing capability of the Product in India. This information will be similar to what AFC provides to its other international joint venture partners.

         (b) LICENSED SOFTWARE. AFC shall license and deliver the Licensed Software to AHMC in accordance with the provisions set forth in Exhibit J. AFC and Harris in their capacity as shareholders shall cause AHMC to charge each sublicensed Designated Indian Entity a duplication fee which shall approximate [*]

    5.2  CLOSING.

         (a) CLOSING DATE, The Closing shall be held in Petaluma, California on a mutually agreed on date, which shall not be later than March 31, 1996.

         (b) DELIVERIES BY AFC. At or before the Closing, AFC shall deliver to:

              (i) AHMCI or its designated personnel the Technical Documentation in accordance with the provisions set forth in Exhibit B;

              (ii) AHMC or its designated personnel the Licensed Software in accordance with the provisions set forth in Exhibit J.

         (c)  CONTRIBUTION BY AFC.  AFC shall contribute to AHMC: [*]

         (d) CAPITAL CONTRIBUTION BY HARRIS. Harris shall contribute to AHMC: [*]

         (e) SHARE CERTIFICATES. At the Closing, the Shareholders shall cause AHMC to issue: (i) to AFC a share certificate of 1,020,000 Shares, and (ii) to Harris a share certificate of 980,000 Shares.

         (f) EXECUTION OF AGREEMENTS. At the Closing, AFC on behalf of itself and AFCI and Harris on behalf of AHMC and AHMCI shall execute the following agreements:

              (i) the Manufacturing License Agreement in the form attached as Exhibit B between AFCI and AHMCI;

              (ii) the Manufacturing and Technical Assistance Service Agreement in the form attached as Exhibit C between AFC or AFC and AFCI severally and jointly and AHMCI.

              (iii) the Purchase Agreement in the form attached as Exhibit D between AFC and AHMC;

              (iv) the Distributorship Agreement in the form attached as Exhibit H between AFC and AHMC.

              (v) the Software License Agreement in the form attached as Exhibit J between AFC and AHMC.

              (vi) The Master Escrow Agreement between AFC, AHMC, and Fort Knox in the form attached as Exhibit F.

         (g) ESCROW ACCOUNT. At the Closing, AFC shall deliver and deposit a complete copy of the Technical Documentation and the source code of the Licensed Software, manufacturing drawings, designs, schematics, proprietary processes and information integral to the manufacture, assembly, testing, installation, and maintenance of the Product to the escrow account under the Master Escrow Agreement in the form attached as Exhibit F between AFC, AFCI, AHMC, and Fort Knox. AFC shall periodically update the content of the account. The content of such escrow account shall be released and made available only to AHMC in accordance with the terms and conditions set forth in the Master Escrow Agreement, and AHMC shall have, and AFC in its capacity as a Shareholder shall cause AHMC to have, the irrevocable right to make full use of the content deposited in the escrow account to enable AHMC and AHMCI to continue to conduct its business upon the occurrence of any of the following events:

              (i) AFC initiates voluntary, or has initiated against it involuntary, bankruptcy proceedings; or

              (ii) AFC commits a Material Breach of any provision of this Agreement or the agreements attached hereto as exhibits that precludes, prevents, impedes AHMC or any Designated Indian Entity from manufacturing and marketing the Product in India or otherwise conducting its business in its normal course contemplated under this Agreement.

6.  MATERIAL BREACH

    6.l RIGHT TO ACQUIRE OR SELL. In the event either Party commits a Material Breach and such breach has not been cured within 60 days after the receipt of notice of breach from the non-breaching Party, then, without prejudice to section 3.14, and subject to the terms and conditions of Sections 6.2, 6.3 and 6.4, the other Party or its respective assignee may:

         (a) terminate this Agreement and wind up AHMC and liquidate and distribute AHMC' assets pursuant to Section 8.6(c) and dissolve AHMC, or

         (b) acquire the breaching Party's Shares or sell its own Share to the breaching Party as provided below:

              (i) The non-breaching Party may elect to purchase and, upon which election, the breaching Party shall sell all its Shares and assign all its rights hereunder to the non-breaching Party at the Shares' pro rata Net Book Value as of the date upon which the next following monthly accounting period closes. The purchase shall be consummated on a date selected by the nonbreaching Party on not less than forty-five (45) days notice to the breaching Party.

              (ii) The non-breaching Party may elect to sell all its Shares and assign all its rights hereunder to the breaching Party and, upon which election, the breaching Party shall purchase all of the non-breaching Party's Shares at the Shares' pro rata Net Book Value as of the date upon which the next following monthly accounting period closes. The sale shall be consummated on a date selected by the non-breaching Party on not less than forty-five (45) days notice to the breaching Party.

    6.2 PURCHASE PROCEDURES. If the date of purchase of the selling Party"s Shares as specified in Section 6.1 is postponed due to the process of calculating the purchase price, then the purchase and sale shall occur no later than fifteen (15) days following determination of the Net Book Value. The purchase price shall be paid in US. dollars in cash.

    6.3 CONTINUATION OF BUSINESS. During any period in which the purchasing Party has the right to purchase or is purchasing the other Party's Shares pursuant to this Article 6, AFC and Harris shall use their best efforts to maintain and preserve the business and the best interest of AHMC.

    6.4 REMEDY NOT AFFECTED. The foregoing sections of Article 6 shall not limit the ability of a Party to seek legal and equitable remedies related to a material breach by a Party or the failure of a Party to perform any other duty or obligation under this Agreement.

7.  REPRESENTATIONS, WARRANTIES AND COVENANT

    7.l WARRANTIES OF AFC. AFC represents and warrants to Harris and to AHMC that as of the Effective Date and the closing, the following statements are and shall be true and correct in all material respects:

         (a) ORGANIZATION AND GOOD STANDING OF AFC. Advanced Fibre communications is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware of the United States of America and has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Advanced Fibre Communications Hong Kong Limited is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong and has a registered office in Hong Kong and has the corporate power and authority to engage in its-current business, and to enter into this Agreement and to perform its obligations hereunder. AFCI is a company duly organized, validly existing and in good standing under the laws of India and has a registered office in India and has the corporate power and authority to engage in its current business, and to enter into the agreement in the form attached as Exhibit B and to perform its obligations thereunder.

         (b) AUTHORIZATION. All corporate actions on the part of officers and directors of AFC necessary for the authorization, execution and delivery of this Agreement and agreements attached hereto by AFC and for the performance of all of its obligations hereunder have been taken. This Agreement constitutes valid, legally binding and enforceable obligations of AFC.

         (c) BROKERS, FINDERS. AFC has not retained any person to act on their behalf or to act as their broker, finder or agent in connection with this Agreement.

         (d)  ADDITIONAL REPRESENTATIONS.

              (i) Except the pending legal dispute between AFC and DSC Communications Corporation, AFC is the sole absolute unencumbered legal and beneficial owner of all licenses and rights granted or covenanted to be granted to AHMC and AHMCI hereunder. The Product, except any modification without AFC's authorization, is and shall be original to AFC and does not and shall not infringe on any third person"s copy right, patent, technology, know-how, trademarks, trade secrets, goodwill or any other rights of any nature.

              (ii) Except the pending legal dispute between AFC and DSC Communications Corporation, notwithstanding even the provisions in Section 4.2, no impediment whatever presently exists or in the future will exist that will prevent, restrict, or otherwise impede AHMC or AHMCI from attaining the full benefits of the Software Licenses and the Manufacturing Licenses and the Manufacturing Rights under this Agreement. AFC further warrants that none of its prior and existing agreements, including the Tellabs Agreement, shall prevent or restrict AHMC or any of the Designated Indian Entities from manufacturing, marketing and selling the Products, pursuant to the licenses and rights granted hereunder, to the Department of Telecommunication (DOT) of India, Mahanagar Telephone Nigam Limited (MTNL), and the newly emerging telephone companies that will be licensed by the government of India to operate and provide basis telephone services throughout India as overlay network providers.

              (iii) AFCI is a AFC wholly owned and controlled subsidiary in India. Its sole purpose, business, and right with respect to the Product and the Technical Documentation is to transfer the Technical Documentation and grant the Manufacturing Licenses and Manufacturing Rights to AHMCI and, subject to
Section 3.6, other Designated Indian Entities on behalf of AFC. AFC has not granted and shall not grant to AFCI, and AFCI does not and shall not ever have, any license or right whatsoever with respect to the Licensed Software. AFC shall ensure that AFCI shall not engage in any act inconsistent with the purposes contemplated under this Agreement.

         (e) DISCLOSURE. AFC has not knowingly and intentionally withheld any material and relevant information with respect to the subject matter of this Agreement which information Harris has informed AFC would have materially altered Harris" intent or course of action with respect to its entering into this Agreement, had it been made known to Harris.

    7.2 WARRANTIES OF HARRIS. Harris represents and warrants to AFC and AHMC that as of the Effective Date and the Closing, the following statements are and shall be true and correct in all material respects:

         (a) ORGANIZATION AND GOOD STANDING OF HARRIS. Harris is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to engage in this Agreement and to perform its obligations hereunder.

         (b) AUTHORIZATION. All corporate action on the part of Harris and its officers and directors necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder has been taken. This Agreement constitutes a valid, legally binding and enforceable obligation of Harris.

         (c) BROKERS, FINDERS. Harris has not retained any person to act on its behalf or to act as its broker, finder or agent in connection with this joint venture.

         (d) DISCLOSURE. Harris has not knowingly and intentionally withheld any material and relevant information with respect to the subject matter of this Agreement which information AFC has informed Harris would have materially altered AFC's intent and course of action with respect to its entering into this Agreement, had it been made known to AFC.

         (e) NON-COMPETITION. The Digital Telephone Systems Division of Harris Corporation is not currently negotiating with any Indian entity to enter into a joint venture and manufacturing license agreement to manufacture and market a digital loop carrier product competitive to the Product in Indian except as contemplated under this Agreement.

8.  GENERAL PROVISIONS

    8.1 TERM. This Agreement shall be binding on all Parties as of the Effective Date. This Agreement shall continue in full force and effect for a term of fifteen (15) years after the Effective Date unless sooner terminated by written agreement of the Parties.

    8.2  IMPORT AND EXPORT CONTROLS.

         (a) Harris and AFC each understands and acknowledges that the other is subject to regulation by agencies of the United States government, including the US Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. AFC and Harris warrant to each other that they shall comply and shall cause AHMC to comply in all respects with the Export Administration Regulations and other United States laws and regulations in effect from time to time. Harris as the Shareholder responsible for the day-to-day management of AHMC warrants that it shall cause AHMC to advise, urge, and, to the extent within its control, cause every Designated Indian Entity to comply with the same United States export laws and regulations

         (b) AFC warrants that it has already obtained the necessary approval from the United States government for the export and transfer of the Product and the related Technical Documentation from the U.S.A. to India.

         (c) AFC warrants that it shall use its best efforts to maintain all necessary approvals from the US. government for the export of the Product and the Technical Documentation to India.

         (d) Harris warrants that it shall advise, urge, and, to the extent within its control, prevent each Designated Indian Entity from exporting the Product out of India without prior consent from AFC.

    8.3 CONFIDENTIALITY. The Parties acknowledge that it will be necessary for each Party to disclose to the other party certain information which the disclosing party deems confidential ("Confidential Information"). The Confidential Information may include, without limitation, Technical Documentation, software and firmware, engineering designs, architecture and other technical data, as well as business plans and financial data, all trade secrets and all know-how, data and other information not in the public domain that relate to, are embodied in, or are associated with, the Products, technology, services, business, customers, affairs of the Parties or their affiliates. The Parties shall handle the exchange and the use of Confidential Information in the following manner:

         (a) To be protected hereunder, Confidential Information must be disclosed in written or graphic form conspicuously labeled as "Confidential" or "Proprietary". Oral disclosures for which protection is sought must be identified as proprietary or confidential at time of disclosure and confirmed in writing within 30 business days of such oral disclosure.

         (b) Recipient agrees to receive and hold all such Confidential Information acquired from Discloser in strict confidence and to disclose same within its own organization only, and only to those of its employees who have agreed in writing (under Recipient"s own blanket or specific agreement form) to protect and preserve the confidentiality of such disclosures and who are designated by Recipient to use the Confidential Information for the aforementioned purposes. Without affecting the generality of the foregoing, Recipient will exercise no less care to safeguard the Confidential Information acquired from Discloser than Recipient exercises in safeguarding its own confidential or proprietary information.

         (c) The foregoing restrictions on Recipient's disclosure and use of Confidential Information acquired from Discloser shall not apply to the extent of information (1) known to Recipient prior to receipt from Discloser, (2) of public knowledge without breach of Recipient's obligations hereunder, (3) rightfully acquired by Recipient from a third party without restriction on disclosure or use, (4) as to which Recipient has received express written consent from an authorized officer of Discloser to disclose or use, (5) independently developed by Recipient. Recipient shall have the burden of proof respecting any of the aforementioned events on which Recipient relies as relieving it of the restrictions hereunder on disclosure or use of such Confidential Information. In the case of any events
(2), or (3), the removal of restrictions shall be effective only from and after the date of occurrence of the applicable event.

    8.4  INDEMNITY

         (a) AFC shall indemnify, hold harmless, and defend AHMC against any and all claims, suits, actions, proceedings, and judgments for loss and damages including reasonable attorney fees and costs brought against AHMC and/or AHMCI based on a claim:

              (i) that the manufacture, distribution, marketing, sale, operation, and use of the Product or use of the Confidential Information, Technical Documentation, or the Licensed Software as provided herein infringes upon a third party's intellectual property right; and

              (ii) that the licenses and rights granted to AHMC or AHMCI violates or infringes upon a third party's legal, equitable, or contractual right.

         (b) AFC as the majority Shareholder shall cause AHMC, and through AHMC shall cause AHMCI, to seek and obtain the full benefit of the indemnification of Section 8.4(a).

         (c) AFC's obligation under Section 8.4(a) shall not arise to the extent the failure by AHMC and AHMCI to do the following results in material prejudice to AFC:

              (i) notify AFC of such claims, action, suits, loss, and damages promptly, and

              (ii) afford AFC full control over the defense of such claims, actions, suits and proceeding, including the decision to settle or appeal;

              (iii) provide AFC, at AFC's cost, with all necessary and appropriate assistance and cooperation; and

              (iv) obtain authorization for any modification to the Product and the Licensed Software.

    8.5  ARBITRATION.

         (a) All disputes, controversies, differences, or claims of a general business nature between the Shareholders arising out of this Agreement, or the breach thereof, shall be finally settled by binding arbitration in San Francisco pursuant to the rules of the International Chamber of Commerce. The Arbitration shall take place before one arbitrator appointed in accordance with such rules. Judgment on the award rendered by the arbitrator may be entered into any court having jurisdiction over the Parties. The arbitrator shall apply the laws of the State of California to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or true copy thereof. The costs of the arbitration, including administrative, legal and arbitrator fees, shall be born by the losing Party.

         (b) Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, and without any abridgment of the powers of the arbitrators.

    8.6  TERMINATION.

         (a) This Agreement may be terminated by either Party upon a 60-day written notice to the other Party upon the happening of any of the following events:

              (i) The laws, regulations or the government policies and actions in the United States of America or in India render the performance of a material obligation under this Agreement by a Party objectively impossible or impractical; or

              (ii) The applicable laws of India change such that the protection of AFC"s technology provided under this Agreement is no longer legally enforceable; or

              (iii) The other Party files, or has filed against it, a bankruptcy proceeding; or

              (iv) The non-breaching Party makes the election pursuant to
Section 6.1(a).

         (b)  In case of termination of this Agreement under Sections 8.6
(a)(i), or (ii) or (iii), either Party may elect to purchase the Shares of the other Party or sell its Share to the other Party at their pro rata Net Book Value,

         (c)  In case of termination of this Agreement under Sections 8.6
(a)(i), or (ii) or (iii) and neither Party elects to purchase or sell its Shares, AHMC shall be wound-up; its assets shall be liquidated and the proceeds shall be distributed to the Shareholders pro rata to their respective equity positions in

AHMC; whereupon AHMC shall be dissolved.

    8.7 LAW TO GOVERN. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

    8.8 NOTICES AND OTHER COMMUNICATIONS. Every notice or other communication required or contemplated by this Agreement by any Party shall be in writing and delivered either by personal delivery, or by express courier service, or by registered or certified mail, postage prepaid, addressed to the Party for whom the notice is intended at its address set forth above, or at such other address as the intended recipient previously shall have designated by written notice to the other Party. All notices and other communications shall be effective upon receipt. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

    8.9  ENTIRE AGREEMENT

         (a) This Agreement and the agreements attached hereto as exhibits set forth the entire agreement between the Shareholders and supersedes all prior and contemporaneous agreements, understandings and representations, written and oral, on the subject matter hereof.

         (b) In case of any inconsistency between this Agreement and its exhibits, this Agreement shall prevail.

    8.10 NO WAIVER OF RIGHTS. All waivers hereunder must be made in writing, and failure of either Party at any time to require the other Party to perform any obligation under this Agreement shall not affect that Party"s right subsequently to require the other Party to perform that obligation. No waiver of any breach of any provision of this Agreement shall be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of such provision.

    8.11 SEVERABILITY AND SURVIVAL.

         (a)  Whenever possible, each provision of this Agreement shall be
interpreted in such manner as to be effective and valid under   applicable law,
but if any provision of this Agreement should be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. In such event, the Parties shall negotiate, in good faith, a valid and legally enforceable substitute provision which most nearly effects the Parties" intent in setting forth that invalidated provision.

         (b) Sections 4.1(d), 4.3, 8.2, 8.3, and, whenever possible, other provision shall survive the termination of this Agreement where the purpose and the text of such provision clearly indicates the intent to survive.

    8.12 FURTHER ASSURANCES. The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

    8.13 ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors and assigns.
Either Party may assign this Agreement upon giving a 60-day written notice to the other Party, provided the proposed assignee shall assume without reservation whatsoever all the obligations of the assignor under this Agreement.

    8.14 EXTENSION AND AMENDMENT. The Parties shall within 60 days prior to the expiration of this Agreement pursuant to Section 8.1 convene a Shareholder meeting to review and discuss the issue of extension of this Agreement and the agreements attached hereto as exhibits, but no extension of the term of this Agreement or the agreements attached as exhibits shall be effective, and no provision of this Agreement or the agreements attached as exhibits may be modified or amended unless evidenced in writing signed by the duly authorized representatives of the Parties and the parties to such agreements.

    IN WITNESS WHEREOF, the Parties by their duly authorized representatives have executed this Agreement on the day first above written.


HARRIS CORPORATION                ADVANCED FIBRE COMMUNICATIONS, INC.
Digital Telephone Systems
Division

By: /s/ G.L. Doyle                By: /s/ Donald Green
    --------------------------       -----------------------------

Name: G.L. Doyle                  Name: Donald Green
     -------------------------         ---------------------------

Title: VP -- Genl. Mgr.           Title: President & CEO
      ------------------------          --------------------------

                                  ADVANCED FIBRE COMMUNICATIONS
                                  (HONG KONG) LIMITED



                                  By: /s/ DONALD GREEN
                                     -----------------------------
                                  Name: Donald Green
                                       ---------------------------
                                  Title: Chairman of the Board
                                        --------------------------

NO. 448786


                                        (COPY)

                             CERTIFICATE OF INCORPORATION

                                ----------------

                                I HEREBY CERTIFY THAT




                            ADVANCED FIBRE COMMUNICATIONS
                                     (HK) LIMITED
                             [CHINESE CHARACTERS OMITTED]


is this day incorporated in Hong Kong under the Companies Ordinance, and that this Company is limited.

Given under my hand this Ninth day of September One Thousand Nine Hundred and Ninety-Three.








                                            (Sd.) MRS. K. Y. KWAN
                                             -------------------------
                                            p. Registrar of Companies
                                                 Hong Kong.

                         THE COMPANIES ORDINANCE (Chapter 32)
                                  ------------------

                          PRIVATE COMPANY LIMITED BY SHARES
                                 -------------------

                              MEMORANDUM OF ASSOCIATION

                                          OF

                            ADVANCED FIBRE COMMUNICATIONS
                                     (HK) LIMITED
                             [CHINESE CHARACTERS OMITTED]
                                  ------------------

    First:- The name of the Company is "ADVANCED FIBRE COMMUNICATIONS (HK) LIMITED [CHINESE CHARACTERS OMITTED]".

    Second:- The Registered Office of the Company will be situated in Hong
Kong.

    Third:- The objects for which the Company is established are to carry on any or all of the following businesses in any part of the world:-

    (1) To carry on the trades or businesses of a telephone, telegraph, cable and wireless communications company and to establish; work, manage, sell, hire out, and maintain telephone exchanges, cable communications, telegraph offices and radio and television receiving and transmitting stations and any other systems for communications whether consisting of sounds, visual images, electrical impulses or otherwise either alone or in any combination.

    (2) To invest in, and to hold, sell and deal with the stock, shares, bonds, debentures, debenture stock, obligations, notes and securities of any government, state, company, corporation or other body or authority; and to raise and borrow money by the issue of shares, stock, debentures, debenture stock, howsoever and to underwrite any such issue.

    (3) To acquire by purchase or otherwise lands and buildings and to erect and maintain warehouses, hotels, cinema halls, tenement house, commercial flats, factory buildings, office block or other buildings.

    (4) To provide halls and other suitable rooms, buildings and places, and to permit the same or any part thereof to be used on such terms as the company shall think fit, for any purposes, public or private, and in particular for public meetings, exhibitions, concerts, lectures, dinners, theatrical performances, cinematographs and other entertainments.

    (5) To build, establish, maintain, acquire, operate and own factories of all kinds.

    (6) To carry on all or any of the business of packing, general warehousemen, godown and ice cold storage operators.

    (7) To carry on all or any of the business of manufacturers, importers, exporters merchants, wholesalers and retailers of all kinds and any yarn textile fabrics, and garments worsted stuff manufacturers, milliners, dress makers, tailors, hatters, clothiers, shirt makers, trouser makers, garment makers, glovers, lace manufacturers, dealers in leather, boot and shoe manufacturers, importers, exporters and merchants of any other articles or commodities in personal or household use and generally all and any manufactured goods, materials, provisions and produce.

    (8) To carry on all or any of the business usually carried on by land companies, land investment companies, land and building mortgage companies and building and estate companies in their several branches.

    (9) To construct and maintain, or contribute to, or procure the construction and maintenance of piers, wharves, embankments, bridges, sewers, drains, ways, markets, reservoirs, walls, reading rooms and such other buildings, works and conveniences as the company may think directly or indirectly conducive to the development of any land or hereditaments, messuages, or tenements, or any estate or interest therein respectively in which it is for the time being interested.

    (10) To carry on all or any of the businesses of general contractors, engineering contractors, civil engineers, site formation and plant layout advisers and consultants (whether civil, mechanical, electrical structural, chemical, aeronautical, marine or otherwise).

    (11) To purchase, dispose, sell, charter, hire, accept mortgage or finance the purchase of ships and other vessels of any class, buses, taxis, hire-cars, and other motor vehicles of any class, or aircraft, as owners, agents, managers or trustees, or on the authority or on behalf of any third party.

    (12) To purchase or otherwise acquire and to carry on the business or businesses of ship owners, stevedores, wharfingers, carriers, forwarding agents, storage keepers, warehousemen, ship builders, drydock keepers, marine engineers, engineers, ship keeper, boat builders, ship and boat repairers, ship and boat outfitters, ship brokers, ship agents, salvors, wreck raisers, divers, auctioneers, valuers and assessors.

    (13) To enter into, take over, negotiate or otherwise acquire, any contract or contracts for the construction, building, equipping, fitting out, storing, gearing or otherwise relating to any ship, carrier, boat, or other vessel whatsoever.

    (14) To carry on the business of a transportation company by means of vehicles of whatever kind and howsoever propelled for the carriage of passengers, animals, fish, food-stuffs and goods of whatsoever kind and description.

    (15) To carry on all or any of the businesses of travel agents, ticket and booking agents, charter-flight travel contractors, and to facilitate tours and travel and to arrange hotel and accommodation booking and travellers-cheque and credit-card facilities and other facilities for tourists and travellers and to engage in all aspects of the travel and tourist industry.

    (16) To carry on the business of garage, service-station or filling-station proprietors, licencees or operators; or as vehicle manufacturers, assemblers, finishers or repairers; or as dealers in oil, petroleum products or motor accessories of all kinds; or as motor, mechanical or electrical engineers.

    (17) To carry on all or any of the businesses of publishers, stationers, type-founders, bookbinders, printers, photographers, film-processors, cine-film producers, and cartographers and to do all things necessary or convenient for carrying out such businesses or businesses of a character similar or analogous to the foregoing or any of them or connected herewith.

    (18) To establish, found, operate, own, support, or aid in the establishment, founding, operating, owning and support of schools, colleges, institutions or other educational establishments of whatsoever kind connected with or incidental to the promotion of any form of education, learning, cultural activity, sport or pastime amongst members of the public.

    (19) To carry on all or any of the businesses of proprietors or licencees of restaurants, refreshment and tea rooms, hotels, bars for the sale of liquor, clubs, dance halls, cafes and milk and snack bars, and as caterers and contractors, in all their respective branches.

    (20) To carry on business as dealers in, and producers, whether as farmers, market gardeners or processors, of fish, dairy farm, and garden produce of all kinds, including milk, cream, butter, cheese, poultry, eggs, fruit and vegetables.

    (21) To acquire mines, mining rights, quarries and mineral lands, timber and forestry estates and property and land of every description developed or intended to be developed for the production of raw materials, crops, animal products or agricultural products anywhere throughout the whole world and any interest or concession therein and to explore, work, exercise, develop and turn the same to account.

    (22) To carry on in any part of the world all or any of businesses of financiers, capitalists, concessionaires, commercial agents, mortgage and bullion brokers, discount brokers of financial agents and advisers.

    (23) Generally to carry on and undertake any business, undertaking, transaction or operation whether mercantile, commercial, industrial, financial, manufacturing, trading or otherwise as an individual capitalist may lawfully undertake and carry on.

    (24) To carry on all or any of the business of manufacturers, installers, maintainers, repairers of and dealers in electrical and electronic articles, instruments, appliances and apparatus of every description, and of and in radio, television and telecommunication requisites, supplies, equipment and stores of all kinds, including condensers and resistors.

    (25) To draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, debentures and other negotiable or transferable instruments.

    (26) To purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any person, company, society, or partnership, formed for all or any part of the purposes within the objects of this company or carrying on or possessed of property suitable to the purposes of the company and to conduct and carry on or liquidate and wind up any such business and to amalgamate with any other company having objects altogether or in part similar to those of this company.

    (27) To borrow or raise and lend money, to give any guarantee for the payment of money or for the performance of any other undertaking or obligation whatsoever, to make and issue notes, bonds, debentures, obligations and evidence of indebtedness of all kinds, and generally to mortgage and charge the undertaking and all or any of the immovable and movable property, present and future, and all or any of the uncalled capital for the time being of the company.

    (28) To originate, purchase or by any other lawful means acquire and protect, prolong, renew develop and improve, throughout the world, any patents, patent rights, copyrights, trade-marks, trade-names, processes, protections, licences and concessions concerned with inventions, exclusive or non-exclusive, or limited right to use any secret or any device, emblem, name or motto or any knowhow or any secret information and to sell, let, charge, dispose of, use and turn to account and to manufacture under or grant licences or privileges in respect of the same.

    (29) To enter into any arrangements for profit-sharing with any of the directors or employees of the company or of any company in which the company may for the time being hold a share or shares (subject to the consent and approval of such company) and to grant sums by way of bonus or allowance to any such directors or employees or their dependents or connections, and to establish or support, or aid in the establishment and support of, provident and gratuity funds, associations, institutions, schools or conveniences calculated to benefit directors or employees of the company or its predecessors in business or any companies in which the company owns a share or shares or the dependents or connections of such persons, and to grant pensions and make payments towards insurance.

    (30) To become a member of any partnership or a party to any lawful agreement for sharing profits or to any union of interests, agreements for reciprocal concessions, joint ventures or co-operative or mutual trade agreements, or marketing restrictions, with any person, association, partnership, co-partnership, firm or corporation within the objects of the company or any business capable of being conducted so as directly or indirectly to benefit this company.

    (31) To sell and accept payment for the business or undertaking of the company or any part thereof, including any shares, stock, bonds, debentures, mortgages, or other obligations or securities, or any or either of them, patents, trade marks, trade names, copy-rights, licences or authorities or any estate, rights, property, privileges or assets of any kind; whether real or personal, movable or immovable.

    (32) To pay the cost, charges and expenses preliminary and incidental to the formation, establishment and registration of the company and to procure the company to be registered or recognised in any country or place outside Hong Kong.

    (33) To obtain any Order of the Governor of Hong Kong or any Act or Ordinance of any Parliament or of any Legislative Assembly or Council or any Provisional or other Order of any proper authority in the world, for enabling the company to carry any of its objects into effect, or for dissolving the company and re-incorporating its members as a new company for any of the objects specified in this Memorandum, or for effecting any modification in the company's constitution.

    (34) To distribute any of the property of the company amongst the Members in specie or otherwise, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

    (35) To carry on any other business of a similar nature or any business which may in the opinion of the Directors be conveniently carried on by the company and to carry on any other business which may seem to the company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the company's property or rights.

    (36) To do all such things as are incidental or conducive to the above objects or any of them, in any part of the world, and as principals, artisans agents contractors, trustees, attorneys, concessionaires, factors, licencees or otherwise and as manufacturers, wholesalers, retailers, distributors or otherwise and either alone or in conjunction with others.
                                        - 4 -

    (37) To act as directors, general managers, managers, advisers, nominees, consultants, accountants, secretaries, and to register companies incorporated by law or societies or organizations (whether incorporated or not) and in particular to organize, maintain, and supervise the registers of members of companies incorporated by law and to pass for transfer or transmission the transfer of shares of any such companies.

    (38) To carry on, as brokers and agents, all kinds of insurance business and against every and any contingency.

    (39) To guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or part of the undertaking, property, assets land rights (present and future) and uncalled capital of the Company or by both such methods or by any other means whatsoever, the liabilities and obligations of and the payment of any monies whatsoever (including but not limited to capital, principal, premiums, interest, dividends, costs and expenses on any stocks, shares or securities) by any person, firm or company whatsoever including but not limited to any company which is for the time being a holding company or a subsidiary (both as defined by Section 2 of the Companies Ordinance (Cap. 32)) of the Company or of the Company's holding company or is otherwise associated with the Company in its business.

AND IT IS HEREBY DECLARED that the words "company" and "corporation" in this clause when not applied to this company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Hong Kong or elsewhere and whether existing or hereafter to be formed and the intention is that each object specified in each paragraph of this clause shall unless otherwise therein provided be regarded as an independent object and shall be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company and notwithstanding the use of the words "and" and "or", shall be capable of being pursued as an independent object and either alone or in conjunction with any one or more of the objects specified in the same or in any other paragraph or paragraphs.

    Fourth:- The liability of the Members is limited.

    Fifth:- The capital of the company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each. Upon any increase of capital the company is to be at liberty to issue any new shares either in Hong Kong Dollars or in any other currency or partly in one currency and partly in another and with any preferential, deferred, qualified or special rights, privileges or conditions attached thereto. The rights for the time being attached to any shares having preferential, deferred, qualified, or special rights, privileges or conditions attached thereto may be altered or dealt with in accordance with the accompanying Articles of Association but not otherwise.

We, the several persons, whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:-


- ---------------------------------------------------------------------------

                                                      Number of Shares
Names, Addresses and Descriptions of Subscriber         taken by each
                                                         Subscriber
- ---------------------------------------------------------------------------


(Sd.) CHAN PING SHING, RICHARD
MR, CHAN PING SHING, RICHARD [CHINESE CHARACTERS OMITTED]    One
    9/F., Flat F,
    106A Lockhart Road,
    Wanchai, Hong Kong.
         Merchant



(Sd.) MR.  HO TAK KWONG
For and on behalf of
JOYSCENE INVESTMENTS LIMITED                                 One
    [CHINESE CHARACTERS OMITTED]
    MR. HO TAK KWONG
         4B, 21/F., Greenville Gardens,
         15 Shiu Fai Terrace,
         Stubbs Road, Hong Kong.
              Limited Company





- ---------------------------------------------------------------------------

                        Total Number of Shares Taken         Two
- ---------------------------------------------------------------------------

    Dated the 25th day of August, 1993.
WITNESS to the above signatures:



                                                 (Sd.) MAK KAM LAI
                                                   MAK KAM LAI
                                                     Secretary
                                            Room 902-903, Chao's Building,
                                  143-145 Bonham Strand East, Sheung Wan, H.K.

                         THE COMPANIES ORDINANCE (CHAPTER 32)

                               ------------------

                          PRIVATE COMPANY LIMITED BY SHARES

                                  ------------------

                               ARTICLES OF ASSOCIATION

                                          OF



                            ADVANCED FIBRE COMMUNICATIONS
                                     (HK) LIMITED
                             [CHINESE CHARACTERS OMITTED]

                                  ------------------

                                     PRELIMINARY


    1. The regulations contained in Table "A" in the First Schedule to the Companies Ordinance (Chapter 32) shall apply to the Company save in so far as they are hereby expressly excluded or modified. In case of conflict between the provisions of Table "A" and these presents, the provisions herein contained shall prevail.

2.  The Company is a private company and accordingly:-

    (a) the right to transfer shares is restricted in manner hereinafter prescribed;

    (b) the number of members of the company (exclusive of persons who are in the employment of the company and of persons who having been formerly in the employment of the company were while in such employment and have continued after the determination of such employment to be members of the company) is limited to 50. Provided that where 2 or more persons hold one or more shares in the company jointly they shall for the purpose of this regulations be treated as a single member;

    (c) any invitation to the public to subscribe for any shares or debentures of the company is prohibited;

                                  TRANSFER OF SHARES

    3. The Directors may decline to register any transfer of shares to any person without giving any reason therefor. The Directors may suspend the registration of transfers during the twenty-one days immediately preceding the Annual General Meeting in each year. The Directors may decline to register any instrument of transfer, unless (a) a fee not exceeding two dollars is paid to the Company in respect thereof, and (b) the instrument of transfer is accompanied by the Certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

                                CHAIRMAN OF DIRECTORS

    4. The Directors may elect a chairman of their meetings, and determine the period for which he is to hold office, and unless otherwise determined the chairman shall be elected annually. If no chairman is elected, or if at any meeting the chairman is not present within half an hour of the time appointed for holding the same, the Directors present shall choose someone of their member to be the chairman of such meeting.

    5. Unless and until the Company in General Meeting shall otherwise determine, the number of Directors shall not be less than two. The first Directors of the Company shall be nominated in writing by the subscribers to the Memorandum of Association.

    6. A Director who is about to go away from or is absent from Hong Kong may with the approval of the majority of the other Directors nominate any person to be his substitute and such substitute whilst he holds office as such shall be entitled to notice of Meetings of the Directors and to attend and vote thereat accordingly and he shall ipso facto vacate office if and when the appointor returns to Hong Kong or vacate office as a Director or removes the substitute from office and any appointment and removal under this Article shall be effected by notice in writing under the hand of or by cable from the Director making the same. A Director may appoint (subject as above provided) one of the other Directors to be his substitute who shall thereupon be entitled to exercise (in addition to his own right of voting as a Director) such appointor's rights at Meetings of the Directors.

    7. At the Annual General Meeting to be held next after the adoption of these Articles and at every succeeding Annual General Meeting all Directors, except Permanent Directors if any are appointed, shall retire from office and shall be eligible for re-election.

    8.   A Director shall not require any qualification shares.

    9.   The office of a Director shall be vacated if the Director:-

    (a)  resigns his office by notice in writing to the Company; or

    (b) becomes bankrupt or makes any arrangement or composition with his creditors generally; or

    (c)  becomes of unsound mind.

    10. (a) No Director shall be disqualified by his office from contracting with the Company, nor shall any such contract or any contract entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract by reason only of such Director holding that office, or of the fiduciary relations thereby established but it is declared that the nature of his interest must be disclosed by him at the meeting of the Directors at which the contract is determined on if his interest then exists, or, in any other case, at the first meeting of the Directors after the acquisition of his interest. A Director may vote in respect of any contract or arrangement in which he is interested.

         (b) A Director of the Company may be or become a Director of any company promoted by this Company or in which it may be interested as a vendor, shareholder or otherwise and no such Director shall be accountable for any benefits received as a Director or shareholder of such company.

    11. The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their Meetings as they think fit and determine the quorum necessary for the transaction of business. Until otherwise determined, two Directors shall constitute a quorum.

    12. Any casual vacancy occurring in the Board of Directors may be filled up by the Directors, but the person so chosen shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

    13. Subject to the provisions of Article 6 hereof, the Directors shall have power at any time, and from time to time, to appoint a person as an additional Director who shall retire from office at the next following Annual General Meeting, but shall be eligible for election by the Company at that meeting as an additional Director.

    14. The Company may by a special resolution remove any Director and may by an ordinary resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

    15. Any Resolution of the Board of Directors in writing signed by the majority of the Directors, in whatever part of the world they may be, shall be valid and binding as a resolution of the Directors provided that notice shall have been given to all the Directors of the Company capable of being communicated with conveniently according to the last notification of address by each such Director given to the Registered Office of the Company.

    16. Where any notice is required either by these Articles, by Table "A", by the Ordinance or otherwise, to be given to any Director or to any Member of the Company, such shall be valid if given by cable and where any consent, agreement, signature, notice by or authority from any Director or Member of the Company such shall be good and valid if given by cable in spite of the fact that neither the cable nor the document by which the cable is sent bears a written signature. This clause shall not apply to Special Resolutions.

                                 POWERS OF DIRECTORS

    17. The Directors, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company in General Meeting subject nevertheless to the provisions of the Companies Ordinance, (Chapter 32), to these Articles, and to any regulations from time to time made by the Company in General Meetings, provided that no such regulation so made shall invalidate any prior act of the Directors which would have been valid if such regulations had not been made.

    18. Without prejudice to the general powers conferred by the preceding Article and the other powers conferred by these Articles, it is hereby expressly declared that the Directors shall have the following powers, that is to say, power: -

    (1) To pay the costs, charges and expenses preliminary and incidental to the promotion, formation, establishment and registration of the Company.

    (2) To purchase or otherwise acquire for the Company or sell or otherwise dispose of any property, rights or privileges which the Company is authorised to acquire at such price and generally on such terms and conditions as they shall think fit.

    (3) To engage, suspend or dismiss the employees of the Company, and to fix and vary their salaries or emoluments.

    (4) To institute, conduct, defend, compromise or abandon any legal proceedings by or against the Company or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company.

    (5) To refer any claims or demands. by or against the Company to arbitration and observe and perform the awards.

    (6) To make and give receipts, releases and other discharges for moneys payable to the Company, and for claims and demands of the Company.

    (7) To invest, lend or otherwise deal with any of the moneys or property of the Company in such manner as they think fit having regard to the Company's Memorandum of Association and from time to time to vary or realise any such investment.

    (8) To borrow money on behalf of the Company, and to pledge, mortgage or hypothecate any of the property of the Company.

    (9) To open a current account with themselves for the Company and to advance any money to the Company with or without interest and upon such terms and conditions as they shall think fit.

    (10) To enter into all such negotiations and contracts and rescind and vary all such contracts and execute and do all such acts, deeds and things in the name and on behalf of the Company as they may consider expedient for, or in relation to, any of the matters aforesaid, or otherwise for the purposes of the Company.

    (11) To give to any Director, officer or other person employed by the Company a commission on the profits of any particular business or transaction, and such commission shall be treated as part of the working expenses of the Company, and to pay commissions and make allowances (either by way of a share in the general profits of the Company or otherwise) to any person introducing business to the Company or otherwise promoting or serving the interest thereof.

    (12) To sell, improve, manage, exchange, lease, let, mortgage or turn to account all or any part of the land, property, rights and privileges of the Company.

    (13) To employ, invest or otherwise deal with any Reserve Fund or Reserve Funds in such manner and for such purposes as the Directors may think fit.

    (14) To execute, in the name and on behalf of the Company, in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company's property (present or future) as they think fit, and any such mortgage may contain a power of sale and such other powers, convenants, and provision as shall be agreed upon.

    (15) From time to time to provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any person to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as they think fit.

    (16) From time to time to make, vary or repeal rules and by-laws for the regulation of the business of the Company, its officers and servants.

    (17) To delegate any or all of the powers herein to any Director or other person or persons as the Directors may at any time think fit.

    19.  Clause 81 of Table "A" shall not apply.

                                   BORROWING POWERS

    20. The Directors may raise or borrow for the purposes of the Company's business such sum or sums of money as they think fit. The Directors may secure the repayment of or raise any such sum or sums as aforesaid by mortgage or charge upon the whole or any part of the property and assets of the Company, present and future, including its uncalled or unissued Capital, or by the issue, at such price as they may think fit, of Bonds or Debentures, either charged upon the whole or any part of the property and assets of the Company or not so charged, or in such other way as the Directors may think expedient.

                                   SEAL AND CHEQUES

    21. The Seal of the Company shall be kept by the Board of Directors and shall not be used except with their authority.

    22. Every document required to be sealed with the Seal of the Company shall be deemed to be properly executed if sealed with the Seal of the Company and signed by the Chairman of the Board of Directors, or such person or persons as the Board may from time to time authorise for such purpose.

    23. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, shall be made, signed, drawn, accepted and endorsed, or otherwise executed by the person or persons from time to time authorised by a resolution of the Board of Directors.

                                   GENERAL MEETINGS

    24. For all purposes, the quorum for all general meetings shall be two members personally present and holding either in his own right or by proxy at least fifty-one per cent of the paid up capital of the Company, and no business shall be transacted at any General Meeting unless the requisite quorum be present at the commencement of the business.

    25. A resolution in writing signed by all the shareholders shall be as valid and effectual as a resolution passed at a general meeting duly convened and held.

                                   VOTES OF MEMBERS

    26. All voting of members in respect of any matter or matters shall be by poll and every member present in person or by proxy shall have one vote for each share of which he is the holder.

                                 DIVISIONS OF PROFITS

    27. The net profits of the Company in each year shall be applied in or towards the formation of such reserve fund or funds and in or towards the payment of such dividends and bonuses as the Directors subject to the approval of the Company in General Meeting may direct.

    28. No dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company

    29. A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

    30. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or for other moneys payable in respect of such share.

    31. The Directors may retain any dividends payable on shares on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

    32. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for benefit for the Company until claimed.

                                      SECRETARY

    33. The first Secretary of the Company shall be TKH MANAGEMENT CONSULTANTS LIMITED who may resign from this office upon giving notice to Company of such intention and such resignation shall take effect upon the expiration of such notice or its earlier acceptance.

                                        NOTICE

    34. Any notice required to be given to the shareholders under these Articles shall be in the English language.

                   Names, Addresses and Descriptions of Subscribers
- ---------------------------------------------------------------------------



         (Sd.) CHAN PING SHING, RICHARD
         MR. CHAN PING SHING, RICHARD  [CHINESE CHARACTERS OMITTED]
              9/F., Flat F,
              106A Lockhart Road,
              Wanchai, Hong Kong.
              Merchant








         (Sd.) HO TAK KWONG
         For and on behalf of
         JOYSCENE INVESTMENTS LIMITED
         [CHINESE CHARACTERS OMITTED]
         MR. HO TAK KWONG
              4B, 21/F.  Greenville Gardens,
              15 Shiu Fai Terrace,
              Stubbs Road, Hong Kong.
                   Limited Company




- ---------------------------------------------------------------------------

    Dated the 25th day of August, 1993.
WITNESS to the above signatures:



                                            (Sd.) MAK KAM LAI
                                               MAK KAM LAI
                                                 Secretary
                                       Room 902-903, Chao's Building,
                                143-145 Bonham Strand East, Sheung Wan, H.K.

                                      EXHIBIT B



                           MANUFACTURING LICENSE AGREEMENT

                                    by and between

                ADVANCED FIBRE COMMUNICATIONS (INDIA) PRIVATE LIMITED

                                         AND

             AHMCI, REPRESENTED BY HARRIS CORPORATION THROUGH ITS DIGITAL
                              TELEPHONE SYSTEMS DIVISION

                                   TABLE OF CONTENT




    Article   1    Definitions
    Article   2    Grant of Manufacturing Licensees and Rights
    Article   3    Noncompetition
    Article   4    Proprietary Rights and Confidentiality
    Article   5    Compensation and Royalties
    Article   6    Obligations of AFCI
    Article   7    Responsibilities of AHMCI
    Article   8    Independent Contractors
    Article   9    Term and Termination
    Article   10   Assignment
    Article   11   Compliance with Laws
    Article   12   Warranties
    Article   13   Indemnification
    Article   14   General Provisions

This Manufacturing License Agreement is entered into as of DECEMBER 28, 1995, by and between

ADVANCED FIBRE COMMUNICATIONS (INDIA) PRIVATE LIMITED, a company organized under the laws of India with its registered office in India (hereafter "AFCI")

and

AHMCI, an Indian company with a registered office in India (hereafter "AHMCI"), based on the following:

    1. AFCI is engaged in the business of granting manufacturing licenses with respect to the Product as defined in Article 1, in India and for the Indian market pursuant to the terms and conditions set forth in the Joint Venture Agreement as defined below.

    2. AHMCI is engaged in the business of manufacturing and distributing and arranging for the manufacture and distribution of telecommunications products and services for the Indian market.

    In consideration of the mutual promises, representations, warranties, and covenants set forth herein, the Parties agree as follows:

                                      ARTICLE 1

                                     DEFINITIONS

    For the purpose of this Agreement, the following terms shall have the respective meanings and, when used in the plural form, their meanings shall mean the plural of the singular meaning:

1.1 "Confidential Information" shall have the meaning given that term in the Joint Venture Agreement.

1.2 "Designated Indian Entity" shall have the meaning given that term in the Joint Venture Agreement.

1.3 "Intellectual Property Rights" shall mean and include all of the following (whether or not registered in any jurisdiction) that relate to, are embodied in, or are associated with, the Product: (a) copyrights, patents, trade secrets, logos, trademarks, trade names and service marks; (b) all English and non-English language phonetic and/or visual approximations of logos, trademarks, trade names, service marks, and all substitutions for such approximations; (c) all drawings, designs, schematics and information necessary to manufacture or have manufactured the product; (d) all other proprietary rights recognized under applicable law; and (e) all applications and registrations, and the right to file all applications and registrations, for, or relating to, all of the foregoing.

1.4 "Joint Venture Agreement" shall mean the Joint Venture and Shareholder Agreement between Harris and AFCI dated DECEMBER 28, 1995.

1.5 "Manufacturing Licenses" and "Manufacturing Rights" shall mean the licenses and rights granted in Section 2.1 below..

1.6 "Party" shall AHMCI or AFCI, as the case may be, and "Parties" shall mean both AHMCI and AFCI.

1.7 "Product" shall have the meaning given that term in the Joint Venture Agreement and Exhibit G thereto.

1.8 "Technical Documentation" shall have the meaning given that term in the Joint Venture Agreement.

1.9 "Territory" shall mean INDIA.

1.10     "This Agreement" shall mean this Manufacturing License Agreement.

                                      ARTICLE 2

                      GRANT OF MANUFACTURING LICENSES AND RIGHTS
2.1 AFCI shall grant to AHMCI and AHMCI shall accept from AFCI, subject to
Section 4.2 of the Joint Venture Agreement:

    (a) license for AHMCI to be the holder of the right to manufacture, assemble, test, market, distribute, sell, install, service and maintain the Product in India;

    (b) a license for AHMCI to be the holder of the right to grant sublicenses to Designated Indian Entities for such entities to manufacture, assemble, test, market, distribute, sell, install, service and maintain the Product in India;

    (c) a license for AHMCI to be the holder of the right to grant sublicenses to Designated Indian Entities for such entities to grant further the sublicense to their distributors and end users to distribute, market, sell, install, use, operate, service and maintain the Product in India;

2.2 Notwithstanding any provision to contrary, the licenses and rights granted under Section 2.1 shall become effective upon the Effective Date of the Joint Venture Agreement, and shall remain in full force and effect for as long as provided for in the Joint Venture Agreement.

2.3 In the event of termination of the Joint Venture Agreement resulting in dissolution of the company established pursuant to the Joint Venture Agreement, the licenses granted hereunder and sublicenses granted pursuant to this Agreement shall remain and continue in full effect, from the effective date of such termination, for two years or a period of time sufficient to allow AHMCI and its sublicensed Designated Indian Entities to obtain and procure the alternative licenses and technology, material supply and technical support so as to continue the principal business of AHMCI contemplated under the Joint Venture Agreement and the agreements attached thereto as exhibits, whichever is longer.

2.4 Notwithstanding any other provision to the contrary, under no circumstance shall termination or expiration of the Joint Venture Agreement or the licenses under this Agreement terminate or otherwise affect the effectiveness of the sublicenses already granted prior to such termination or expiration by AHMCI to Designated Indian Entities pursuant to AHMCI's licenses and rights under Section 2.1

2.5 Without limiting the generality of Section 2.1, in case of any inconsistency between AHMCI's Manufacturing Licenses and Manufacturing Rights under Section 2.1 and the provisions under Section 4.2 of the Joint Venture,
Section 2.1 shall be construed to allow AHMCI to do all things, with respect to manufacture, assembly, testing, marketing, distribution, sale, installation, maintenance and support of the Product in India, which AFCI is not expressly prohibited from doing worldwide under its prior and existing agreements with other entities.

2.6 AHMCI shall not distribute the Products, manuals, or system software separately from each other, apart from the normal replacement or exchange of defective Product components.

2.7 AFCI shall notify AHMCI of its return, credit, and update policy with regard to Product revisions, as it applies to AHMCI.

2.8 AFCI shall transfer to AHMCI two sets of hard copies of the Technical Documentation and, if available, a disk containing all content of the Technical Documentation within thirty (30) days after the Effective Date.

2.9 Delivery of the Technical Documentation shall be deemed complete when AFCI delivers the Technical Documentation in the manner set forth in Section 2.8 to AHMCI's designated personnel in Petaluma, California and such personnel executes a certificate of delivery.

                                      ARTICLE 3

                                    NONCOMPETITION

3.1 During the term of this Agreement, AHMCI shall not, and shall not grant any sublicense to any Designated Indian Entities to, manufacture the Product outside the Territory. AHMCI shall also refrain, outside the Territory and in relation to the Product(s), from soliciting orders and from establishing or maintaining outside the Territory any branch, distribution depot, or office at which Products are distributed outside the Territory.

3.2 So long as the Joint Venture Agreement remains effective, or the joint venture company established pursuant to the Joint Venture Agreement is legally in existence, or the Manufacturing Licenses and Manufacturing Rights remain effective, AFCI shall not grant, and shall not permit any granting of, any license or right with respect to the Product, directly or indirectly, to any person except to a Designated Indian Entity in accordance with the provisions set forth in the Joint Venture Agreement.


                                      ARTICLE 4

                        PROPRIETARY RIGHTS AND CONFIDENTIALITY

4.1 Except as expressly provided in the Joint Venture Agreement and this Agreement, AHMCI expressly acknowledges and agrees that at no time shall it acquire or retain any right, title or interest whatsoever in or to, or appropriate for its own use, any of the Intellectual Property rights. AHMCI shall not take any action that might impair in any way any right, title or interest of AFCI or to any of the Intellectual Property rights.

4.2 AHMCI may identify itself as an independent contractor of AFCI for the sole purpose of attaining and performing its rights and duties hereunder, but shall not use any logo, name, trademark, trade name or service mark, including, without limitation, any non-English language phonetic and/or visual approximation (or substitution) for any such logo, name or mark (collectively, "Name or Mark") of which AFCI is the beneficial owner without the prior written consent of AFCI.

4.3 The exchange and use of Confidential Information shall be governed by the provisions under the Joint Venture Agreement.


                                      ARTICLE 5

                              COMPENSATION AND ROYALTIES

[*]

[*]

                                      ARTICLE 6

                                 OBLIGATIONS OF AFCI

6.l AFCI shall promptly notify AHMCI upon detection of any faults and errors in the Product, including both hardware and system software or Technical Documentation, and shall supply corrections to such faults and errors when available. AFCI shall also promptly notify AHMCI of any changes in the manufacturing process in relation to the Products and provide such updated information in respect thereof.

6.2 AHMCI represents to AFCI and AFCI acknowledges that the Product has not been type approved by the government of India. It shall be AHMCI's primary responsibility to apply for and obtain such required approval. AFCI shall provide AHMCI the necessary assistance in obtaining such approval. In the event the procurement of such approval requires modification of the Product, AHMCI shall be financially responsible for funding such modification, and AHMCI and AFCI shall negotiate and reach a Product Modification and Development Agreement upon terms mutually acceptable to the Parties.

6.3 AFCI acknowledges that the market specific needs in India may require additional Product modification and development. In the event such modification is necessary or desirable, AHMCI shall be financial responsible for funding such modification, and AFCI and AHMCI shall negotiate and reach a Product Modification and Development Agreement upon terms mutually acceptable to the Parties.

6.4 AFCI reaffirms its covenant under Section 3.2

6.5 AFCI hereby reaffirms to AHMCI all the representations and warranties made by its parent company Advanced Fibre communications, Inc. in the Joint Venture Agreement.

                                      ARTICLE 7

                              RESPONSIBILITIES OF AHMCI

7.1 AHMCI shall use its best efforts to devote such time as may be necessary for the manufacture and distribution of the Product in the Territory.

7.2 AHMCI shall conduct all of its own business in its own name and for its own account and in such a manner as it may see fit so long as it is not in conflict with the provisions of this Agreement.

7.3 AHMCI shall not make representations, warranties or guarantees regarding the Product, if AHMCI shall decide to use the UMC-1000E product name, unless approved by AFCI in advance.

7.4 All expenses and costs of AHMCI's doing business with respect to the Product in the Territory shall be the sole responsibility of, and paid by, AHMCI.

7.5 Any required or desired modification shall be funded by AHMCI upon mutual agreement in writing.


                                      ARTICLE 8

                               INDEPENDENT CONTRACTORS

8.1 Nothing in this Agreement shall be construed to constitute either party as the partner, joint venturer, agent, representative, or employee of the other; nor shall either party have any power or authority to bind the other in any respect.

                                      ARTICLE 9

                                 TERM AND TERMINATION

9.1 Subject to the provisions of the Joint Venture Agreement, this Agreement shall take effect on the Effective Date of the Joint Venture Agreement and shall continue in force for a term of fifteen (15) term after this Agreement becomes effective, subject to the terms an conditions set forth in the Joint Venture Agreement.

9.2 This Agreement shall terminate, if and only if the purposes and intent of the parties to, and the spirit and the text of the relevant provisions of, the Joint Venture Agreement clearly compel the termination this Agreement.

9.3 In the event of termination of this Agreement pursuant to Section 9.2, all the provisions of this Agreement, where the purposes and the text indicate such an intent, shall survive for as long as necessary to effectuate their purposes and intent and shall bind the Parties and their representatives, successors and assigns.

9.4 AHMCI's material breach of its obligation under Section 3.1 shall constitute a Material Breach as that term is defined in the Joint Venture Agreement and shall entitle AFCI to all remedies provided hereunder and under the Joint Venture Agreement.

                                      ARTICLE 10

                                      ASSIGNMENT

10.1 This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors and assigns. Either Party may assign this Agreement upon giving a 60-day written notice to the other Party, provided the proposed assignee shall assume in writing without reservation whatsoever all the obligations of the assignor under this Agreement,

                                      ARTICLE 11

                                 COMPLIANCE WITH LAWS

11.1 Each party shall at all times and at its own expense (a) strictly comply with all applicable laws, rules, regulations and governmental orders, now or hereafter in effect, relating to its performance of this Agreement, (b) pay all fees and other charges required by such laws, rules, regulations and orders and
(c) maintain in full force and effect all licenses, permits, authorizations, registrations and qualifications from all applicable governmental departments and agencies to the extent necessary to perform its obligations hereunder.

11.2 AHMCI understands and acknowledges that AFCI may be subject to regulation by agencies of the U.S. Government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries, AHMCI warrants that to the extent within its control it will comply in all respects with the export and re-export restrictions set forth in any applicable AFCI license(s) for every item shipped to India and will otherwise comply with the Export Administration Regulations or other United States laws and regulations. AHMCI shall endeavor to advise, urge, and cause its sublicensees to adhere to these laws and regulations.

11.3 AFCI warrants that AFCI has already obtained a General Approval for the Product and Technical Documentation regarding the Product to be exported from the U.S.A. to India.
11.4 AFCI shall use its best efforts to obtain and maintain all necessary approvals from the U.S. Government for the export of the Product to India.

                                      ARTICLE 12

                                      WARRANTIES

12.1 AFCI hereby reaffirms to AHMCI all the representations and warranties contained Section 7.1(d) of the Joint Venture Agreement, which are hereby incorporated to and made part of this Agreement by reference.

                                      ARTICLE 13

                                   INDEMNIFICATION

13.l AFCI shall indemnify, hold harmless, and defend AHMCI against any and all claims, suits, actions, proceedings, and judgments for loss and damages including reasonable attorney fees and costs brought against AHMCI based on a claim:

     (a) that he manufacture, distribution, marketing, sale, operation, and use of the Product or use of the Confidential Information as provided herein infringes upon a third party's intellectual property right;

     (b) that the licenses and rights granted to AHMCI violate or infringe upon a third party's legal, equitable, or contractual right.

13.2 AFCI represents and warrants that it shall seek, and its parent company Advanced Fibre Communications, Inc. shall cause AFCI to seek and obtain the full benefit of the indemnification of Section 13.1.

13.3 AFCI's obligation under Section 13.1 shall not apply to the extent the failure by AHMCI to do the following results in actual damage to AFCI:

    (a) notifies AFCI of such claims, action, suits, loss, and damages promptly;

    (b) affords AFCI full control over the defense of such claims, actions, suits and proceeding, including the decision to settle or appeal;

    (c) provides AFCI, at AFCI's cost, with all necessary and appropriate assistance and cooperation; and

    (d)  obtains authorization for any modification to the Product from AFCI.

                                      ARTICLE 14

                                  GENERAL PROVISIONS

14.1 The failure of either Party to assert any of its rights under this Agreement shall not be deemed to constitute a waiver of that Party's right thereafter to enforce each and every provision of this Agreement in accordance with its terms.

14.2 Notwithstanding any provision in this Agreement to the contrary, neither Party shall be liable to the other Party for any failure to perform, or delay in the performance of, that party's obligations hereunder, when such failure to perform or delay in performance is caused by an event of FORCE MAJEURE; provided, however, that the Party whose performance is prevented or delayed by such event of FORCE MAJEURE shall give prompt notice thereof to the other Party. For purposes of this Section, the term "FORCE MAJEURE" shall include war, rebellion, civil disturbance, earthquake, fire, flood, strike, lockout, labor unrest, acts of governmental authorities, shortage of materials, acts of God, acts of the public enemy, and, in general, any other causes or conditions beyond the reasonable control of the Parties. If any event of FORCE MAJEURE continues for more than ninety (90) days, either Party may terminate this Agreement upon notice to the other Party.

15.3 All notices required or permitted by, or made pursuant to, this Agreement shall be in writing and shall be sent by facsimile or by international air courier to the following addresses:

                        If to AFCI:    Advanced Fibre Communications, Inc.
                                       1445 McDowell Boulevard North,
                                       Petaluma, California, 94954

                        If to AHMCI    To its registered office in India.

15.4 The subject headings of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

15.5 This Agreement shall be interpreted in accordance with the laws of India.

15.6 Subject to the provisions of the Joint Venture Agreement, this Agreement, including all of the Schedules, if any, attached hereto and incorporated herein by this reference, embodies the entire agreement of AFCI and AHMCI respecting the subject matter of this Agreement and supersedes all prior agreements, understandings and communications, whether written or oral, between the parties or by either of them with respect to the subject matter hereof. No modification or amendment of this Agreement shall be effective unless executed in writing by the duly authorized representatives of Parties.

    IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives


Advanced Fibre Communications (India) Private Limited:



By: --------------------------------


Name: ------------------------------


Title: -----------------------------



AHMCI:



By: --------------------------------


Name: ------------------------------


Title: -----------------------------

                                      EXHIBIT C




                        MANUFACTURING AND TECHNICAL ASSISTANCE
                                  SERVICE AGREEMENT

                                    BY AND BETWEEN

                         ADVANCED FIBRE COMMUNICATIONS, INC.
                                         AND
                      ADVANCED FIBRE COMMUNICATIONS (HK) LIMITED
                                         AND
                ADVANCED FIBRE COMMUNICATIONS (INDIA) PRIVATE LIMITED
                         (SEVERALLY AND JOINTLY AS ONE PARTY)

                                         AND

          AFC HARRIS MULTIMEDIA COMMUNICATIONS PRIVATE LIMITED, REPRESENTED
             BY HARRIS CORPORATION THROUGH ITS DIGITAL TELEPHONE SYSTEMS
                                       DIVISION
                                 (AS THE OTHER PARTY)

                                   TABLE OF CONTENT



    Article 1 Definition
    Article 2 Engagement of AFC
    Article 3 Report of Services
    Article 4 Consideration
    Article 5 Proprietary Rights and Confidentiality
    Article 6 Term and Termination
    Article 7 General Provisions

This MANUFACTURING AND TECHNICAL ASSISTANCE SERVICE AGREEMENT is entered into as of December 28, 1995, by and between

ADVANCED FIBRE COMMUNICATIONS, INC., a Delaware corporation located at 1445 McDowell Boulevard North, Petaluma, California 94954 U.S.A., and ADVANCED FIBRE COMMUNICATIONS (HK) LIMITED, a Hong Kong company wholly owned by Advanced Fibre Communications, Inc., whose registered office is at 9th Floor, 106A Lockhart Road, Wanchai, and ADVANCED FIBRE COMMUNICATION (INDIA) PRIVATE LIMITED, with a registered office in India, all acting jointly and severally (hereafter collectively referred to as "AFC')

and

AFC HARRIS MULTIMEDIA COMMUNICATIONS PRIVATE LIMITED, a Mauritius corporation with a registered office in Mauritius, represented for the purposes of this Agreement by AHMC's minority shareholder, Harris Corporation, a Delaware corporation, acting through its Digital Telephone Systems Division at 300 Bel Marin Keys Boulevard, Novato, California 94948 U.S.A. (hereafter referred to as "AHMC"), based on the following:

    l. AFC is engaged in the business of manufacture and distribution of certain telecommunications products worldwide and wishes to expand the market for its products, including the Product as defined in Article 1, into India;

    2. AHMC is engaged in the business of manufacture and distribution and arranging for the manufacture and distribution of telecommunications products and services for the Indian market;

    3. AFC and Harris Corporation executed a Joint Venture and Shareholder Agreement dated December 28, 1995 (the "Joint Venture Agreement"), and pursuant to that agreement, AFC on behalf of itself and AHMC represented by Harris Corporation executed a Software License Agreement in the form attached as Exhibit J of the Joint Venture (the "Software License Agreement"); and Advanced Communications, Inc, intends to cause its wholly owned Indian subsidiary, Advanced Fibre Communications (India) Private Limited, and AHMC intends to cause its majority owned Indian subsidiary, AHMCI, to execute, the Manufacturing License Agreement in the form attached as Exhibit B of the Joint Venture;

    4. AHMC intends to arrange for the manufacture and marketing and distribution of the Product as defined below in India and to duplicate, sublicense and distribute the Licensed Software as defined below in connection with the Product and wishes to engage AFC to perform certain manufacturing and technical support services with respect to the Product and the Licensed Software;

    5. AFC wishes to provide such support services to assist AHMC or its sub-licensees in procuring the necessary expertise, skills, and knowledge with respect to the manufacture, assembly, testing, quality control, installation, and maintenance, process flow, material sourcing and other related materials of the Product and the Licensed Software; and

    6. This Agreement sets forth the terms and conditions under which AFC will provide such services directly or indirectly through Advanced Fibre Communications (India) Private Limited to AHMC's sublicensed Designated Indian entities.


NOW, THEREFORE, AFC and AHMC hereby agree as follows;


                                      ARTICLE 1

                                      DEFINITION


    For purposes of this Agreement, the following terms shall have the following meanings:

    1.1  "Commencement Date" shall have the meaning given that term in Section
4.1.

    1.2 "CONFIDENTIAL INFORMATION" shall mean and include Technical Documentation all trade secrets and all know-how, data and other information not in the public domain that relate to, are embodied in, or associated with, the Product or revisions and improvements thereto, technology, services, business, customers and affairs of AHMC and AFC, and any affiliate of either party. Confidential Information may be disclosed orally, in writing or in any other recorded or tangible form. Trade secrets, know-how, data and information shall be considered to be Confidential Information hereunder (a) if they have been marked as such, (b) if the Receiving Party has been advised orally or in writing of their confidential nature or (c) if, due to their character or nature, a reasonable person in a like position and under like circumstances as the Receiving Party would treat them as confidential.
    1.3 "INTELLECTUAL PROPERTY RIGHTS" shall mean and include all of the following (whether or not registered in any jurisdiction) that relate to, are embodied in, or are associated with, the Product and the Licensed Software: (a) copyrights, patents, trade secrets, logos, trademarks, trade names and service marks; (b) all non-English language phonetic and/or visual approximations of logos, trademarks, trade names, service marks, and all substitutions for such approximations; (c) all other proprietary rights recognized under applicable law; (d) all manufacturing processes and techniques; (e) all test processes and test parameters; and, (f) all applications and registrations, and the right to file all applications and registrations, for, or relating to, all of the foregoing.

    1.4 "Licensed Software" shall have the meaning given that term in the Software License Agreement.

    1.5 "Product" shall have the meaning given that term in the Joint Venture Agreement.

         1.6 "SERVICES" shall mean and include any and all of the following:

         (a) providing comprehensive advice, information and other technical support regarding the specifications, capabilities, performance, operation, application and maintenance of the Product;

         (b) providing manufacturing advice and assistance, including but not limited to manufacturing sourcing programs, component pricing, production layout and process flow, test process design, test fixture acquisition and setup, test process and verification, and component qualification and testing;

         (c) training of employees of AHMC or of a Designated Indian Entity as provided for in the Joint Venture Agreement; and

         (d) such other services as may reasonably be requested by AHMC or suggested by AFC and accepted by AHMC.

    1.7  "Service Fees" shall have the meaning given that term in Section 3.2.

    1.8  "Service Report" shall have the meaning given that term in Section
3.1.
    1.9 "This Agreement" shall mean this Manufacturing and Technical Assistance Service Agreement.


                                      ARTICLE 2

                                  ENGAGEMENT OF AFC


    2.1 SERVICES. AHMC hereby engages AFC, and AFC hereby agrees, to provide the Services to AHMC, on the terms and conditions set forth in this Agreement, in a timely and efficient manner, but in no event later than forty-five (45) days after AHMC makes such written request.

    2.2 INDEPENDENT CONTRACTOR. The relationship of AHMC and AFC established by this Agreement is that between independent contractors, and nothing in this Agreement shall be construed; (a) to give either party the right or power to direct or control the daily activities of the other party; (b) to constitute the parties as principal and agent, employer and employee partners, joint venturers, joint owners or otherwise as participants in a joint undertaking; or (c) to allow either party (i) to create or assume any obligation on behalf of the other party for any purpose whatsoever or (ii) to represent to any person, firm or entity that such party has any right or power to enter into any binding obligation on the other party's behalf.


                                      ARTICLE 3

                                  REPORT OF SERVICES


    3.1 SERVICES REPORT. Within fifteen (15) calendar days after the end of each month in which this Agreement is in effect and AFC has rendered any Services, AFC shall furnish AHMC with a written report summarizing the Services performed by AFC and the Service Fees (as defined in Section 3.2 below) payable by AHMC to AFC during such month pursuant to this Agreement.

    3.2  SERVICE FEES. Service fees shall mean [*]

    3.3 REASONABLENESS OF EXPENSES AND CONFIDENTIALITY. All costs and expenses reported by AFC pursuant to this Agreement shall be reasonable, customary, and necessary costs and expenses incurred by AFC in the performance of the Services requested by AHMC under this Agreement. Unless otherwise directed by AHMC , each report prepared pursuant to this Agreement shall be deemed Confidential Information for purposes of this Agreement.

    3.4 EXAMINATION OF RECORDS. AFC shall provide AHMC with original receipts and other documentation as maybe reasonably necessary for AHMC to verify the amount, nature, and basis of the Service Fees.

                                      ARTICLE 4

                                    CONSIDERATION


    4.1 INITIAL SERVICES. Within [*] after the date on which AHMC makes the first request for the Services in writing (the "Commencement Date"), AFC shall provide AHMC or its sublicensees with the Service for a maximum period of [*]. ("Initial Services"). AHMC shall use the Initial

[*] AHMC shall pay to AFC Service fees as outlined in Section 3.2 for any additional Services.

    4.2 PAYMENT. AHMC shall pay the Service Fees for any additional Services rendered within [*] following AHMC's receipt of AFC's invoice and Services Report. All Service Fees shall be payable in U.S. Dollars.

                                      ARTICLE 5

                        PROPRIETARY RIGHTS AND CONFIDENTIALITY


    5.1 INTELLECTUAL PROPERTY RIGHTS. Nothing in this Agreement shall be construed to give AHMC any right, title or interest whatsoever in or to any of the AFC Intellectual Property Rights. AHMC shall not take any action that might impact in any way any right, title or interest of AFC or to any of AFC Intellectual Property Rights.

    5.2 USE OF CONFIDENTIAL INFORMATION. From time to time, either party hereto may disclose and make available (the "Disclosing Party") to the other party (the "Receiving Party") information and materials embodying or conveying certain Confidential Information for the sole purpose of enabling the Receiving Party to attain and perform its rights and duties hereunder. Without the prior written authorization of the Disclosing Party, the Receiving Party may not use or copy any Confidential Information for any purpose other than as specifically authorized by this Agreement, and shall not transfer or disclose any Confidential Information to any person, firm or entity, except to the Receiving Party's authorized employees, agents, representatives, independent contractor, and sub-licensees for the performance of this Agreement. The Receiving Party shall take all steps necessary or appropriate to protect Confidential Information against unauthorized disclosure or use, including, without limitations causing each of its employees with access to Confidential Information to enter a confidentiality agreement as provided for in the Shareholder Agreement. The Receiving Party shall immediately notify the Disclosing Party of any unauthorized disclosure or use of any of Confidential Information that comes to the Receiving Party's attention, and shall take all action that the Disclosing Party reasonably requests to prevent any further unauthorized use or disclosure thereof, The obligation set forth in this Section
5.2 shall not apply to the extent, but only to the extent, that any of Confidential Information (a) becomes generally available to the public through no fault of the Receiving Party; (b) is or has been disclosed to the Receiving Party without the restrictions set forth in this
Article 5); (c) is required to be disclosed under any applicable law, rule, regulation or governmental order, or (d) is independently developed by the Receiving Party without the benefit of the Confidential Information disclosed hereunder.


                                      ARTICLE 6

                                 TERM AND TERMINATION


    6.1 TERM. This Agreement shall become effective on the Effective Date of the Joint Venture Agreement and shall continue in full force and effect as provided in the Joint Venture Agreement, unless terminated pursuant to Section 6.2.

    6.2  TERMINATION.  This Agreement may be terminated:

              (a) by either party pursuant to the pertinent provisions of the Joint Venture Agreement; or

              (b)  by AFC upon a 30-day written notice if AHMC, within thirty
(30) days of receipt of a demand to pay the Service Fees, fails to make such payment.

    6.3 LIMITATION OF REMEDIES. Termination of this Agreement for any reason whatsoever shall be in addition to, not in limitation of, any rights and remedies available to either party at law or equity.

    6.5 SURVIVAL. In the event of termination of this Agreement for any reason whatsoever, Article 5 hereof shall survive for as long as necessary to effectuate purpose and shall bind the parties and their representatives, successors and assigns.


                                      ARTICLE 7

                                  GENERAL PROVISIONS

    7.1 ASSIGNMENT. Neither party shall have the right or power to assign any of its rights, or delegate the performance of any of its duties under this Agreement without the prior written consent of the other party, which consent shall be not unreasonably withheld, except that either party may, without the prior consent of the other party, assign any of its rights to its subsidiaries, affiliates, and sub-licensees.

    7.2 COMPLIANCE WITH LAWS. Each party at all times and at its own expense shall (a) strictly comply with all applicable laws, rules, regulations and governmental orders, now or hereafter in effect, relating to its performance of this Agreement; (b) pay all fees and other charges required by such laws, rules, regulations and orders; and
(c) maintain in full force and effect all licenses, permits, authorizations, registrations, and qualifications from all applicable governmental departments and agencies to the extent necessary to perform its obligations hereunder.

    7.3 WAIVER. The failure of either party to assert any of its rights under this Agreement shall not be deemed to constitute a waiver of that party's right thereafter to enforce each and every provision of this Agreement in accordance with its terms.

    7.4 NOTICES. All notices required or permitted by, or made pursuant to, this Agreement shall be in writing and shall be sent by facsimile or by registered, airmail, return receipt requested and postage prepaid, to the following addresses:


         If to AFC:               Advanced Fibre Communication
                             (HK) Limited
                             9th Floor
                             106A Lockhart Road
                             Wanchai, Hong Kong

         If to AHMC:         To its registered office in Mauritius


    7.5 GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of California.

    7.6 ENTIRE AGREEMENT. Subject to the Joint Venture Agreement, this Agreement embodies the entire Agreement of AFC and AHMC with respect to the Services and supersedes all prior agreements, understandings and communications, whether written or oral, between the parties with respect to the subject matter hereof. No modification or amendment of this Agreement shall be effective unless evidenced in writing signed by the duly authorized representatives of both party.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date first above written.


ADVANCED FIBRE COMMUNICATIONS, INC.



By: /s/ Donald Green
   ---------------------------------


Name:  Donald Green
     -------------------------------

Title:  President & CEO
      ------------------------------



ADVANCED FIBRE COMMUNICATIONS (HK) LIMITED


By: /s/ Donald Green
   ---------------------------------

Name:  Donald Green
     -------------------------------

Title: Chairman of the Board
      ------------------------------


AFC HARRIS MULTIMEDIA COMMUNICATIONS PRIVATE LIMITED


By: /s/ G. L. Doyle
   ---------------------------------

Name: G. L. Doyle
     -------------------------------

Title: VP Gen'l Mgr
      ------------------------------

                                      EXHIBIT D


                                  PURCHASE AGREEMENT

                                     by and among

                         ADVANCED FIBRE COMMUNICATIONS, INC.
                                         and
                      ADVANCED FIBRE COMMUNICATIONS (HK) LIMITED
                                    (as one party)

                                         AND

                AFC HARRIS MULTIMEDIA COMMUNICATIONS PRIVATE LIMITED,
           REPRESENTED BY HARRIS CORPORATION THROUGH ITS DIGITAL TELEPHONE
                                   SYSTEMS DIVISION
                                 (as the other party)

                                   TABLE OF CONTENT




    Article   1    Definitions
    Article   2    Purchase and Supply
    Article   3    Delivery
    Article   4    Terms and Conditions
    Article   5    Term and Termination
    Article   6    General Provision
    Appendix  1    Capital Equipment

This Purchase Agreement is entered into as of December 28, 1995, by and between

ADVANCED FIBRE COMMUNICATIONS, INC., a Delaware corporation located at 1445 McDowell Boulevard North, Petaluma, California 94954 U.S.A., and ADVANCED FIBRE COMMUNICATIONS (HK) LIMITED, a Hong Kong company wholly owned by Advanced Fibre Communications, Inc., whose registered office is at 9th Floor, 106A Lockhart Road, Wanchai, with both companies acting jointly and severally (hereafter collectively referred to as "AFC")

and

AFC HARRIS MULTIMEDIA COMMUNICATIONS PRIVATE LIMITED, a Mauritius corporation with a registered office in Mauritius, represented for the purposes of this Agreement by AHMC's minority shareholder, Harris Corporation, a Delaware corporation, acting through its Digital Telephone Systems Division at 300 Bel Marin Keys Boulevard, Novato, California 94948 U.S.A. (hereafter referred to as "AHMC"), based on the following:

    1. AFC is engaged in the business of manufacture and distribution of certain telecommunications products worldwide and wishes to expand the market for its products, including the Product as defined in Article 1, into India.

    2. AHMC is engaged in the business of manufacture and distribution and arranging for the manufacture and distribution of telecommunications products and services for the Indian market.

    3. AFC and Harris Corporation executed a Joint Venture and Shareholder Agreement dated December 28, 1995 (the "Joint Venture Agreement"), and pursuant to that agreement, AFC on behalf of itself and AHMC represented by Harris Corporation executed a Software License Agreement in the form attached as Exhibit J of the Joint Venture Agreement(the "Software License Agreement"); and

    4. AHMC desires to purchase from AFC, and AFC desires to supply to AHMC, the Product, certain custom made components of the Product ("Custom Components"), and certain proprietary components of the Product ("Proprietary Components"), and certain standard parts and components on the terms and conditions set forth in this Agreement.

NOW THEREFORE, AFC and AHMC agree as follows:

                                      ARTICLE I

                                      DEFINITION

         For purposes of this Agreement, the following terms shall have the following meanings:

         1.1 "Custom and Proprietary Components" shall mean the parts and components whether specifically designed by AFC or procured by AFC, which are unique to, and custom designed or manufactured for inclusion in, the Product.

         1.2 "Designated Indian Entity" shall have the meaning given that term in the Joint Venture Agreement.

         1.3 "Joint Venture Agreement" shall mean the Shareholder and Joint Venture Agreement between AFC and Harris Corporation for the establishment of AHMC dated December 28, 1995.

         1.4 "Licensed Software" shall have the meaning given that term in Software License Agreement.

         1.5 "Manufacturing License Agreement" shall the Manufacturing License Agreement contained in Exhibit B of the Joint Venture Agreement

         1.5 "PRODUCT" shall mean the Licensed Product having the meaning given that term in the Joint Venture Agreement as further specified in Exhibit G of the Joint Venture Agreement.

         1.6 "Software License Agreement" shall mean the Software License Agreement contained in Exhibit J of the Joint Venture.

         1.7  "Territory" shall mean and include India.

         1.8  "This Agreement" shall mean this Purchase Agreement.

                                      ARTICLE 2

                                 PURCHASE AND SUPPLY

         2.1 CAPITAL EQUIPMENT. Subject to the Joint Venture Agreement, AFC shall offer to sell to AHMC, and AHMC may purchase from AFC, the test equipment and other capital equipment necessary for the manufacture, assembly, installation, testing, quality control, and maintenance of the Product in India in accordance with the Manufacturing License Agreement, and the equipment and tools necessary for duplicating, testing, distributing, and operating the Licensed Software in connection with the Product in India, as further described, and at the prices listed, in Appendix 1.

    2.2 PRODUCT PURCHASE. Subject to the Joint Venture Agreement and Software License Agreement, AFC shall offer to sell to AHMC, and AHMC may purchase from AFC, the Products on the terms and conditions set forth below for distribution and resale in the Territory.

    2.3 CUSTOM AND PROPRIETARY COMPONENTS. Subject to the Joint Venture Agreement and the Software License Agreement, AFC shall offer to sell to AHMC, and AHMC may purchase from AFC, Custom and Proprietary Components necessary for the manufacture of the Product upon the terms and conditions set forth in this Agreement and at the prices that shall equal [*]

    2.4 PRICE LIST. The prices as determined pursuant to Section 2.3 shall be listed in the Price List for Parts and Components attached as Exhibit E to the Joint Venture Agreement.

    2.5  TAX.  All prices under this Agreement shall be [*]


                                      ARTICLE 3

                                       DELIVERY


    3.1 DELIVERY. Delivery of the items purchased hereunder shall be made ExWorks, Petaluma, California. AHMC may identify its preferred carriers from a list of carriers provided by AHMC to AFC. AHMC may update and amend such a list from time to time.

    3.3 SUPPLY OF CUSTOM AND PROPRIETARY COMPONENTS. AFC warrants that in case of a shortage in the supply of these parts and components, AFC shall make them available to AHMC or Designated Indian Entities on a fair and equitable basis. AFC shall not increase the prices because of such shortage except for the increase in prices AFC's suppliers impose on AFC because of such shortage.


                                      ARTICLE 4

                                 TERMS AND CONDITIONS

    4.1 PURCHASE ORDERS. AHMC shall submit written purchase orders for all Products, Custom Components, and Proprietary Components it wishes to purchase to AFC at its facility in Petaluma, California and shall properly indicate the product and/or component description, part number and quantity and the prices and discount as determined under Article 2 and Article 3. AFC shall, within ten (10) business days after receipt of the purchase order, accept or reject the purchase order by sending to AHMC an acknowledgment or rejection.

    4.2 METHOD OF PAYMENT. AHMC shall pay for the items purchased hereunder within net [*] after receipt of invoice for the same from AFC.

    4.3 TAXES. AHMC shall be responsible for all import fees, taxes, license fees and other taxes or fees imposed by the government of India.

    4.4 RISK OF LOSS AND PASSAGE OF TITLE. Delivery shall be deemed completed when shipment is made Exworks, Petaluma, California, as evidenced by a bill of lading or airway bill. Title to and risk of loss in the goods purchased hereunder shall pass to AHMC or its sub-licensees when delivery is complete.

    4.5  PRODUCT WARRANTY.  AFC warrants to AHMC and its sub-licensees:

         (a) that the items purchased hereunder shall conform to the Functional Specification attached to the Joint Venture Agreement as Exhibit G and other applicable specifications, and shall be free from defects in material and workmanship under normal use for a period of twelve (12) months from the date of delivery by AFC to AHMC or its sub-licensees ("Product Warranty"). In the event that any items purchased hereunder do not conform to this warranty, AFC shall, at the request of AHMC or its sub-licensees, either (i) repair the defect at AFC's cost; (ii) replace the defective items free of charge; or (iii) accept return of the defective items and refund or credit the invoice price paid by AHMC or its sub-licensees for such items.

         (b) that, except as provided in Section 4.5(c) below, for the term of this Agreement the Product and the components shall not fail to perform as a result of a design defect (the "Design Warranty"). For purposes of this Article 4, a design defect occurs when a Product or an item fails to perform and that failure is capable of recurring when tested in a laboratory under such conditions as gave rise to the failure. For purposes of such testing, the party claiming under the Design Warranty must be able to demonstrate the conditions under which said design defect is alleged to occur. For purpose of this Section 4.5(b), design defects are intended to include defects in the Product or the components as a whole that do not perform in accordance with specifications and such nonperformance can be proved with a reasonable degree of regularity in a laboratory.

         (c) that the Design Warranty under Section 4.5(b) shall not apply to situations where the performance failure or non-conformance, which would have entitled AHMC or its sub-licensees to the warranty under Section 4.5(b) but for this Section 4.5(c), is paused by or the direct result of the existence of a condition that is unique to the Indian telecommunication market not contemplated in the original design and development of the Product. AFC shall bear the burden of proof in claiming the benefit of the exception under this Article.

                                      ARTICLE 5

                                 TERM AND TERMINATION

    5.1 TERM. This Agreement shall become effective on the Effective Date of the Joint Venture Agreement and shall continue in full force and effect as provided in the Joint Venture Agreement, unless terminated earlier pursuant to
Section 5.2.

    5.2  TERMINATION.     This Agreement may be terminated:

         (a)  pursuant to the relevant provisions in the joint Venture
Agreement;

         (b) by AFC upon a 45-day written notice if AHMC fail to make any payment hereunder and such failure is not cured with 30 days after AHMC's receipt of written notice and demand of cure from AFC; or

         (c) by AFC upon a 45-day written notice if AHMC exports and attempts to export the Product or the Licensed Software outside of the Territory either in violation of any U.S. export control laws or without AFC written consent.

    5.3 CONTINUED OBLIGATION. Termination of this Agreement under Section 5.2 shall not relieve AFC of the obligation to continue to supply and support the Product, Custom Components, and Proprietary Components as provided in the Joint Venture Agreement.

                                      ARTICLE 6

                                  GENERAL PROVISIONS

    6.1 ASSIGNMENT. Neither party shall have the right or power to assign any of its rights, or delegate the performance of any of its duties under this Agreement without the prior written authorization of the other party, provided that either party may, without the prior authorization of the other party, assign any of its rights to its subsidiaries, affiliates, and sublicensees including any duly authorized Designated Indian Entity.

    6.2 COMPLIANCE WITH LAWS. Each party at all times and at its own expense shall (a) strictly comply with all applicable laws, rules, regulations and governmental orders, now or hereafter in effect, relating to its performance of this

Agreement; (b) pay all fees and other charges required by such laws, rules, regulations and orders; and, (c) maintain in full force and effect all licenses, permits, authorizations registrations, and qualifications from all applicable governmental departments and agencies to the extent necessary to perform its obligations hereunder.

    6.3 WAIVER. The failure of either party to assert any of its rights under this Agreement shall not be deemed to constitute a waiver of that party's right thereafter to enforce each and every provision of this Agreement in accordance with its terms.

    6.4 NOTICES. All notices required or permitted by, or made pursuant to, this Agreement shall be in writing and shall be sent by facsimile or by registered airmail, return receipt requested and postage prepaid, to the following addresses:

              If to AFC:          Advanced Fibre Communications
                             1445 McDowell Blvd. North
                             Petaluma, California 94954

              If to AHMC:    To its registered office in Mauritius.


    6.5 GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of California.

    6.6 ENTIRE AGREEMENT. Subject to the Joint Venture Agreement and Software License Agreement, this Agreement embodies the entire agreement between AFC and AHMC with respect to the subject matter of this Agreement, and supersedes all prior agreements, understandings and communications, whether written or oral, between the parties or by either of them with respect to the subject matter hereof. No modification or amendment of this Agreement shall be effective unless in writing and executed by a duly authorized representative of each party.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date first above written.

ADVANCED FIBRE COMMUNICATIONS                    ADVANCED FIBRE
(HK) LIMITED                                COMMUNICATIONS, INC.




By:      /s/ Donald Green           By:  /s/ Donald Green


Name:         /s/ Donald Green                   Name: /s/ Donald Green


Title:   Chairman of the Board              Title: President & CEO



AFC Harris Multimedia Communications Private Limited




By:      /s/ G.L. Doyle


Name:         G.L. Doyle


Title:   V.P. General Manager

                                      APPENDIX 1

                                  CAPITAL EQUIPMENT

                             COST: LINECARD TEST FIXTURE





[*]


        LINECOST.XLS                                                 12/20/95

                                COST: E1T1 TEST FIXTURE




[*]




            ElTlCOST.XLS                                          12/20/95

                                 COST: CPU TEST FIXTURE




[*]




         CPUCOST.XLS                                                 12/20/95

                                 COST: PSU TEST FIXTURE




[*]




        PSUCOST.XLS                                                  12/20/95

                                      EXHIBIT E



[*]

[*]

                                      EXHIBIT F




                               MASTER ESCROW AGREEMENT


                                        Among


                ADVANCED FIBRE COMMUNICATIONS, INC. and ADVANCED FIBRE
                             COMMUNICATIONS (HK) LIMITED,

                                         AND

                           FORT KNOX ESCROW SERVICES, INC.,

                                         AND

                 AFC HARRIS MULTIMEDIA COMMUNICATIONS PRIVATE LIMITED

    This Master Escrow Agreement (this Agreement') is entered into as of this 28th day of December, 1995, by and among

ADVANCED FIBRE COMMUNICATIONS, INC., a Delaware corporation located at 1445 McDowell Boulevard North, Petaluma, California 94954 U.S.A., and ADVANCED FIBRE COMMUNICATIONS (HK) LIMITED, a Hong Kong company wholly owned by Advanced Fibre Communications, Inc., whose registered office is at 9th Floor, 106A Lockhart Road, Wanchai, with both companies acting jointly and severally (hereafter collectively referred to as Producer'),

FORT KNOX ESCROW SERVICES, INC. ("Fort Knox"), and

AFC HARRIS MULTIMEDIA COMMUNICATIONS PRIVATE LIMITED, a Mauritius company with its registered office in Mauritius ("Licensee").

    PRELIMINARY STATEMENT. Producer intends to deliver to Fort Knox a sealed package containing the Technical Documentation of the Licensed Product as these terms are defined in the Joint Venture and Shareholder Agreement and its Exhibit G between Producer and Licensees minority shareholder, Harris Corporation dated December 28, 1995, and a sealed package containing magnetic tapes, disks, disk packs, or other forms of media (in machine readable form and human readable source code form) of, and the written documentation prepared in connection therewith, and any subsequent updates or changes to the Licensed Software as that term is defined in the Software License Agreement between Producer and Licensee attached as Exhibit J of the Joint Venture Agreements (the "Deposit Materials"). The entire content of the Deposit Materials is listed in Appendix B hereto, which shall be periodically updated. Producer desires for Fort Knox to hold the Deposit Materials, and, upon certain events, deliver the Deposit Materials (or a copy thereof) to Licensee, in accordance with the terms of this Agreement, The parties hereto agree that Licensee shall be the sole and exclusive third party beneficiary recipient of Technical Documentation under
Section 4.1.

    Now, therefore, in consideration of the foregoing, the mutual promises hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1. DELIVERY BY PRODUCER. Producer shall be solely responsible for delivering to Fort Knox the Deposit Materials as soon as practicable, but no later than two months after this Agreement takes effect. Fort Knox shall hold the Deposit Materials in strict compliance with the terms hereof. Fort Knox shall have no obligation to verify the completeness or accuracy of the Deposit Materials.

    2.   DUPLICATION; UPDATES.

    (a) If performance of any duty by Fort Knox under this Agreement requires to duplicate the Deposit Materials, Fort Knox may duplicate the Deposit Materials by any means in order to comply with the terms and provisions of this Agreement, provided that Licensee shall bear the expense of duplication. Alternatively, Fort Knox, by notice to Producer, may require Producer to reasonably promptly duplicate the Deposit Materials.

    (b) Producer shall deposit with Fort Knox any modifications, updates, new releases or documentation related to the Deposit Materials by delivering to Fort Knox an updated version of the Deposit Materials ("Additional Deposit") as soon as practicable after the modifications, updates, new releases and documentation have been developed by Producer. Fort Knox shall have no obligation to verify the accuracy or completeness of any Additional Deposit or to verify that any Additional Deposit is in fact a copy of the Deposit Materials or any modification, update, or new release thereof.

    3. NOTIFICATION OF DEPOSITS. Simultaneous with the delivery to Fort Knox of the Deposit-Materials or any Additional Deposit, as the case may be, Producer shall deliver to Fort Knox and to Licensee a written statement specifically stating that all items required to be deposited have been deposited and that the Deposit Materials or any Additional Deposit, as the case may be, so deposited have been inspected by Producer and are complete and accurate.

4.  DELIVERY BY FORT KNOX

         4.1 DELIVERY BY FORT KNOX TO LICENSEE. Fort Knox shall deliver the Deposit Materials and Additional Deposit, or a copy thereof, only to Licensee and only in the event that:

    (a) Producer notifies Fort Knox to effect such delivery to Licensee at a specific address, the notification being accompanied by a check payable to Fort Knox in the amount of one hundred dollars ($100.00); or

    (b)  Fort Knox receives from Licensee:

         (i) written notification to the effect that Producer has committed a Material Breach, or defaulted in a material respect, or Licenses
              is entitled to release   under any of the written agreements
              between Producer and Licensee ("Producer Default");

         (ii) evidence satisfactory to Fort Knox that Licensee has previously notified Producer of such Producer Default in writing;

          (iii) a written demand that the Deposit Materials be released and delivered to Licensee;

         (iv) a written undertaking from the Licensee that the Deposit Materials being supplied to the Licensee will be used only as permitted under the terms of the written agreements between Producer and Licensee;

         (v)  specific instructions from the Licensee for this delivery; and

         (vi) a check payable to Fort Knox in the amount of one hundred dollars ($100.00).

    (c) If the provisions of Section 4.1 (a) are satisfied, Fort Knox shall, within five (5) business days after receipt of the notification and check specified in Section 4.1 (a), deliver the Deposit Materials in accordance with the applicable instructions.

    (d) If the provisions of Section 4.1(b) are met, Fort Knox shall, within five (5) business days after receipt of all the documents specified in Section 4.1(b), send by certified mail to Producer a photostatic copy of all such documents. 'Producer shall have thirty (30) days from the date an which Producer receives such documents ("Objection Period") to notify Fort Knox of its objection ("Objection Notice") to the release of the Deposit Materials to Licensee and to request that the issue of Licensee's entitlement to a copy of the Deposit Materials be submitted to arbitration in accordance with the following provisions:

         (i) If Producer shall send an Objection Notice to Fort Knox during the Objection Period, the matter shall be submitted to, and settled by arbitration by, a panel of three (3) arbitrators chosen by the Atlanta Regional Office of the American Arbitration Association in accordance with the rules of the American Arbitration Association. The arbitrators shall apply Georgia law. At least one (1) arbitrator shall be reasonably familiar with the computer software industry. The decision of the arbitrators shall be binding and conclusive on all parties involved, and judgment upon their decision may be entered in a court of competent jurisdiction. All costs of the arbitration incurred by Fort Knox, including reasonable attorneys' fees and costs, shall be paid by the party which does not prevail in the arbitration; provided, however, if the arbitration is settled prior to a decision by the arbitrators, the Producer and Licensee shall each pay 50% of all such costs,

         (ii) Producer may, at any time prior to the commencement of arbitration proceedings, notify Fort Knox that Producer has withdrawn the Objection Notice. Upon receipt of any such notice from Producer, Fort Knox shall reasonably promptly deliver the Deposit Materials to Licensee in accordance with the instructions specified in Section 4.1 (b)(v).

    (e) If, during the Objection Period, Fort Knox has not received an Objection Notice from Producer, then Fort Knox shall reasonably promptly deliver the Deposit Materials to Licensee in accordance with the instructions specified in Section 4.1 (b)(v).

         4.2 DELIVERY BY FORT KNOX TO PRODUCER. Fort Knox shall release and deliver the Deposit Materials to Producer upon termination of this Agreement in accordance with Section 7(a) hereof.

    5. INDEMNITY. Producer and Licensee shall, jointly and severally, indemnify and hold harmless Fort Knox and each of its directors, officers, agents, employees and stockholders ("Fort Knox Indemnities") absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges, and any other expenses whatsoever, including reasonable attorneys' fees and costs, that may be asserted against any Fort Knox Indemnities in connection with this Agreement or the performance of Fort Knox or any Fort Knox Indemnities hereunder, except for any liability based upon a claim of Fort Knox's or its Indemnities' criminal conduct or actionable negligence.

    6.   DISPUTES AND INTERPLEADER,

    (a) In the event of any dispute, except a dispute based upon a claim if Fort Knox's or its Indemnities' criminal conduct or actionable negligence, between any of Fort Knox, Producer and/or Licensee relating to delivery of the Deposit Materials by Fort Knox or to any other matter arising out of this Agreement, Fort Knox may submit the matter to any court of competent jurisdiction in an interpleader or similar action. Any and all costs incurred by Fort Knox in connection therewith, including reasonable attorneys' fees and costs, shall be borne 50% by each of Producer and Licensee.

    (b) Fort Knox shall perform any acts ordered by any court of competent jurisdiction, without any liability or obligation to any party hereunder by reason of such act.

    7.   TERM AND RENEWAL.

    (a) The initial term of this Agreement shall be one year, commencing on the date hereof (the "Initial Term"). This Agreement shall be automatically extended for an additional term of one year ("Additional Term") at the end of the Initial Term and at the end of each Additional Term hereunder unless, on or before ninety (90) days prior to the end of the Initial Term or an Additional Term, as the case may be, any party notifies the other parties that it wishes to terminate the Agreement at the end of such term.

    (b)  In the event of termination of this Agreement in accordance with
Section 7(a) hereof, Licensee shall pay all fees due Fort Knox and Fort Knox shall promptly notify Licensee and Producer that this Agreement has been terminated and that Fort Knox shall return to Producer all copies of the Deposit Materials then in its possession.

    8. FEES. Producer and Licensee shall pay to Fort Knox the applicable fees in accordance with Appendix A as compensation for Fort Knox's services under this Agreement.

    (a) PAYMENT. Fort Knox shall issue an invoice to Licensee following execution of this Agreement ( Initial Invoice'), on the commencement of any Additional Term hereunder, and in connection with the performance of any additional services hereunder. Payment is due upon receipt of invoice. All fees and charges are exclusive of, and Licensee is responsible for the payment of, all sales, use and like taxes. Fort Knox shall have no obligations under this Agreement until the Initial Invoice has been paid in full by Licensee.

    (b) NONPAYMENT. In the event of non-payment of any fees or charges invoiced by Fort Knox, Fort Knox shall give notice of non-payment of any fee due and payable hereunder to the Licensee and, in such an event, the Licensee shall have the right to pay the unpaid fee within ten (10) days after receipt of notice from Fort Knox. If Licensee fails to pay in full all fees due during such ten (10) day period, Fort Knox shall give notice of nonpayment of any fee due and payable hereunder to Producer and, in such event, Producer shall have the right to Pay the unpaid fee within ten (10) days of receipt of such notice from Fort Knox. Upon payment of the unpaid fee by either the Producer or Licensee, as the case may be, this Agreement shall continue in full force and effect until the end of the applicable term. Failure to pay the unpaid fee under this
Section 8 (b) by both Producer and Licensee shall result in termination of this Agreement.

    9. OWNERSHIP OF DEPOSIT MATERIALS. The parties recognize and acknowledge that ownership of the Deposit Materials shall remain with Producer at all times.

    10. AVAILABLE VERIFICATION SERVICES. Upon receipt of a written request from Licensee, Fort Knox and Licensee may enter into a separate agreement pursuant to which Fort Knox will agree, upon certain terms and conditions, to inspect the Deposit Materials for the purpose of verifying its relevance, completeness, currency, accuracy and functionality ("Technical Verification Agreement"). Upon written request from Producer, Fort Knox will issue to Producer a copy of any written technical verification report rendered in connection with such engagement. If Fort Knox and Licensee enter into such Technical Verification Agreement, Producer shall reasonably cooperate with Fort Knox by providing its facilities, computer systems, and technical and support personnel for technical verification whenever reasonably necessary. If requested by Licensee, Producer shall permit one employee of Licensee to be present at Producer's facility during any such verification of the Deposit Materials.

    11. BANKRUPTCY. Producer and Licensee acknowledge that this Agreement is an "agreement supplementary to" the Software License Agreement between Producer and License as provided in Section 365 (n) of Title 11, United States Code (the "Bankruptcy Code"). Producer acknowledges that if Producer as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects the Software License Agreement or this Agreement, Licensee may elect to retain its rights under the Software License Agreement and this Agreement as provided in Section 365 (n) of the Bankruptcy Code. Upon written request of Licensee to Producer or the Bankruptcy Trustee, Producer or such Bankruptcy Trustee shall not interfere with the rights of Licensee as provided in the Software License Agreement and this Agreement, including the right to obtain the Deposit Material from Fort Knox.

    12.  MISCELLANEOUS.

    (a) REMEDIES. Except for fraud, misrepresentation, actionable negligence or intentional misconduct, Fort Knox shall not be liable to Producer or to Licensee for any act, or failure to act, by Fort Knox in connection with this Agreement. Any liability of Fort Knox regardless of the cause shall be limited to the actual cost of new blank magnetic media. Fort Knox will not be liable for special, indirect, incidental or consequential damages hereunder.

    (b) NATURAL DEGENERATION; Updated Version. In addition, the parties acknowledge that as a result of the passage of time alone, the Deposit Materials are susceptible to loss of quality ("Natural Degeneration"). It is further acknowledged that Fort Knox shall have no liability or responsibility to any person or entity for any Natural Degeneration. For the purpose of reducing the risk of Natural Degeneration, Producer shall deliver to Fort Knox a new copy of the Deposit Materials at least once every three years.

    (c) PERMITTED RELIANCE AND ABSTENTION. Fort Knox may rely and shall be fully protected in acting or refraining from acting upon any notice or other document believed by Fort Knox in good faith to be genuine and to have been signed or presented by the proper person or entity. Fort Knox shall have no duties or responsibilities except those expressly set forth herein.

    (d) INDEPENDENT CONTRACTOR. Fort Knox is an independent contractor, and is not an employee or agent of either the Producer or Licensee.

    (e) AMENDMENTS. This Agreement shall not be modified or amended except by another agreement in writing executed by the parties hereto.

    (f) ENTIRE AGREEMENT. This Agreement, including all appendices hereto, supersedes all prior discussions, understandings and agreements between the parties on, , and constitutes the entire agreement between the parties with respect to, the subject matter of this Agreement. All appendices attached hereto are by this reference incorporated in, and made a part of, this Agreement.

    (g) COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

    (h) CONFIDENTIALITY. Fort Knox will hold and release the Deposit Materials only in accordance with the terms and conditions hereof, and will maintain the confidentiality of the Deposit Materials.

    (I) NOTICES. All notices, requests, demands or other communications required or permitted to be given or made under this Agreement shall be in writing and shall be delivered by hand or by commercial overnight delivery service which provides for evidence of receipt, or mailed by certified mail, return receipt requested, postage prepaid, and addressed as follows:

         (I)  If to Producer:
              to the address listed on the signature page hereof

         (ii) If to Licensee;
              to the address listed on the signature page hereof

         (iii)     If to Fort Knox:
              Fort Knox Escrow Services, Inc.
              3539-A Church Street
              Clarkston, Georgia 30021-1717
              Attn:   Contracts Administrator
              Copy:            Michael A. Payne, Vice President

    If delivered personally or by commercial overnight delivery service, the date on which the notice, request, instruction or document is delivered shall be the date on which delivery is deemed to be made, and if delivered by mail, the date on which such notice, request, instruction or document is received shall be the date on which delivery is deemed to be made. Any party may change its address for the purpose of this Agreement by notice in writing to the other parties as provided herein.

    (j) SURVIVAL. Sections 5, 6, 8, 9 and 11 shall survive any termination of this Agreement.

    (k) NO WAIVER. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or single or partial exercise of any right, power or remedy by any party will preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officer to execute this Agreement as of the date and year first above written.


FORT KNOX ESCROW SERVICES, INC.:


By:
    -----------------------------------

Title:
       --------------------------------

Print Name:
            ---------------------------

ADVANCED FIBRE COMMUNICATIONS, INC.:

By: /s/ Donald Green
    -----------------------------------

Title: Donald Green
       --------------------------------

Print Name: President and CEO
            ---------------------------

AFC HARRIS MULTIMEDIA COMMUNICATIONS PRIVATE LIMITED

By: /s/ G.L. Doyle
    -----------------------------------

Title: V.P. Gen'l Mgr
       --------------------------------

Print Name: G.L. Doyle
            ---------------------------

                                      APPENDIX A

                                     ESCROW FEES

                                     FEE SCHEDULE

THE FOLLOWING FEES APPLY TO BOTH THE THREE PARTY AND TWO PARTY AGREEMENTS:

Initialization Fee (one time)                                               $850

    Covers all costs associated with establishing an escrow agreement: provisions of agreements, all correspondence changes, including certified mail and overnight fees, deposit container, Fort Knox staff time, and notification of the establishment of the agreement.

Maintenance Fee (annual)                                                   $ 900
    Covers all yearly costs associated with the agreement: storage of 1 cubic ft., toll free support lines, certified mail charges, annual account report, client support activities and all administrative charges.
    Also includes two free product updates and the first licensee free on a Two Party Agreement.

    Surcharges:    for firm outside the United States           $100
                   for storage in the London vault facility     $300
                   for customized billing to separate parties   $100

Each Additional Update                                                     $ 150
    Covers all deposit additions or replacements and all related costs including administrative charges.

The Two-Party Agreement allows a developer to deposit one or more products for multiple end-users, under a single agreement.

UNDER THE TWO PARTY AGREEMENT, EACH LICENSEE WILL BE REGISTERED UNDER ONE OF THE
FOLLOWING:

    Registration per end-user (annual)
    Covers all client support, administrative charges,          $ 150
    notification of all updates, customer service calls, and account reports. The end-user may be listed under an unlimited number of products. The developer is copied on all notices and major correspondence.

    Economy Registration per end user (annual)                  $ 30
    Covers notification of initial listing on account only

    Verification of Deposit Materials
    Level 1 Verification                                 beginning at     $ 450
    Level 2 and Level 3                                         call for quote
- --------------------------------------------------------------------------------
The typical fees for a Three Party Agreement are $1750 for the first year and $900 for each year thereafter. When establishing a Two Party Agreement, the base charge ($1750) is the same with additional costs depending on the number of products deposited and end-users added to the agreement.

- --------------------------------------------------------------------------------
Discounts
Repeat customers receive discounts ranging from ten to thirty percent.
Significant volume discounts are available for corporate agreements.
- --------------------------------------------------------------------------------

                                      APPENDIX B

                           DESCRIPTION OF DEPOSIT MATERIALS


A.  Technical Documentation








B.  The Licensed Software

                                      EXHIBIT G

                   FUNCTIONAL SPECIFICATION OF THE LICENSED PRODUCT

     "Product" or "Licensed Product" shall mean the UMC 1000E digital loop carrier system, but shall not include Licensed Software. The functional specification of Licensed Product is described below as well as in the System Data Sheets dated March 1995 attached hereto:

1.   List of Existing Technology Items:

Hardware:
          CPU, MTU, L_PSU, EBC, ELU, FO-XCVR, FOE-XCVR, E1-XCVR, E1X-XCVR, LI-POTS, RI-POTS, LI-APOTS, RI-APOTS, LIBPOTS, RI-BPOTS, L-UVG, R-UVG, ElA, ElAX, E&M

Mechanical:
          FAA, CBA, RSC/48, RSC/120, RSC/240, RSC/672

2.   List of Future Technology Items:

Hardware:
          ADU, SDU, DL-XCVR, IATO, P-EPP, P-EPRE, P-EPS, P-ACI, P-ACR, P-FD, E1HD-XCVR, L-ISDN, R-ISDN

Mechanical:
          UPA

3. The following technology items, if and when developed by AFC, shall become part of Licensed Product under this Agreement:

Hardware:
          E2-XCVR, E3-XCVR, DLP

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995

4.1.1. CHANNEL BANK ASSEMBLY                                                CBA
- --------------------------------------------------------------------------------

General Description

The Universal Modular Carrier (UMC) System 1000E is a modern and flexible digital loop carrier system capable of economically serving from as few as six to more than six hundred subscribers. It utilizes a modular building block approach, to provide service in a variety of network topologies, using a wide range of transmission media. The UMC uses state-of-the-art technologies to provide both traditional and forward-looking subscriber services.

The UMC is economically optimized across a wide range of applications. Its advanced, high density architecture makes it the ideal digital loop carrier for current as well as future applications. The UMC is perfect for new growth deployments, or upgrades to existing service in urban, suburban, and rural environments.

The UMC's system architecture is comprised of two basic network elements. These include the Local Exchange Terminal(LET), located in the central office, and one or more Remote Subscriber Terminals(RST), located at the end of various transport media. By utilizing various configurations of the basic elements, it is possible to provide POTS and enhanced telephone services, over fiber optic, El, ISDN, and analog (radio or copper) transport media. Subscriber services may be provisioned utilizing Point-to-Point, Star, Drop & Insert, and Tree configurations. Universal configurations, as well as integrated (V5.1 & V5.2) configurations are supported.

An RST may be rack mounted inside a remote switch building, built into an indoor cabinet, or configured along side outside plant facilities in a number of environmentally sealed and hardened outdoor cabinets. These range in size from as few as 30, to as many as 672 lines.

Subscriber services may consist of any combination of POTS, Pay phone, Electronic Business Set, ISDN, Ground Start, E&M, E1, Fractional El, and Data (analog or digital) lines.

The LET and RST are composed of identical, twenty-six slot Channel Bank Assemblies (CBA). Each CBA consists of two Central Processing Unit slots, two Power Supply Unit slots, and twenty-two general purpose card. slots on a 98 Mbps backplane. The CBA has incorporated several unique design features which make it especially flexible and cost effective. One shelf provides all common control and distribution of services. There is no need for a separate common control shelf, allowing the UMC to have extremely low start-up costs. Any service card may be plugged into any general purpose card slot. All cards designed for the UMC are the same physical size, from the six DSO (64 Kbps) POTS card to the 50 Mbps Fiber Optic Transceiver.

Expansion of the UMC is accomplished quickly and easily by adding one or more CBA's linked to the primary shelf by fiber optic cable, Each UMC system may be configured for up to 672, 64 Kbps channels. or a maximum of eight CBA's.

The Channel Bank Assembly (CBA) is the principal component of any UMC configuration. It consists of a pre. formed cold rolled steel, powder coated card cage, metal rear covers, printed circuit board backpanel, and mounting hardware. The CBA contains all the hardware necessary for installation, excluding cabling for voice, data and power. The customer may chose to wire-wrap directly to the UMC backpanel or use a custom wiring harness which is pre-wrapped to the backpanel with connectors.

Continued on the next page...

[photo]

Figure 4.1.1. Two (2) Channel Bank Assemblies


                                         4-5

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995

4.1.1. CHANNEL BANK ASSEMBLY                                                 CBA
- --------------------------------------------------------------------------------

                                    SPECIFICATIONS


TRANSMISSION                  E1                  2.048 Mbps          + 32 ppm
                              Fiber               49.152 Mbps         + 50 ppm

COMMANDING                    Micro-Law           8 bits/times lot

DC SUPERVISORY                Exchange            Off Hook            900 Ohms
                                                  On Hook             25 KOhms

                              Remote                        DC Supervisory
Range:                        1800 Ohms25 mA
                              (including telephone)         1930 Ohms @ 23 MA
                              Idle Circuit Voltage,         Less Than 55 volts
                              (Battery feed)                Greater Than volts

IMPEDANCE                     900 W+2.16 uF
                              600 W+2.16 uF

FREQUENCY RESPONSE            300 KHz - 3.4 KHz             (+0.5, -1.0 dB)

RINGING GENERATION            Software Programmable         (20 Hz or 30 Hz)

RINGING VOLTAGE               93 Vrms (Sine)

RING CADENCE                  Ring Following

ON HOOK TRANSMISSION          Between Ring bursts, 5 seconds after call
                              completion

SYSTEM SYNCHRONIZATION        2.048 Mbps external + 50 ppm (DSX-1)
                              64.0 Kbps external + @ 50 ppm Composite Clock

POWERING                      LET   -42 to -63 VDC         @ 4 Amps maximum
                              RST   Local AC(22OV-11OV) or DC -130 or +130V

TEMPERATURE RANGE             Inside (Rack Mounted) Controlled Environment: 0
                                  DEG.C (32 DEG.F) to 50 DEG.C: (122 DEG. F)
                              Inside Ambient Temperature, 10% to 80% Relative
Humidity

                              Outside (Remote Subscriber Cabinet) Environment:
                              -40 DEG. C (-40 DEG. F) to 50 DEG. (122 DEG. F)
                              Outside Ambient Temperature with full sunlight, 5% to 95% Relative Humidity

                              Plug-in Units (LET and RST): -40 DEG. C
                              (-40 DEG. F) to 65 DEG. C (149 DEG. F)
                              5% to 95% Relative Humidity

DIMENSIONS                    Height                        17.8 cm (7")
                              Width                         48.2 cm (19")
                              Depth                         30.5 cm (12")

WEIGHT                        20 lbs.   (9 Kilograms)


                                         4-7

                                                              System Data Sheets
                                                                      March 1995

4.1.2. FUSE & ALARM ASSEMBLY                                                 FAA
- --------------------------------------------------------------------------------

General Description

The Fuse and Alarm Assembly (FAA) consists of a preformed mild-steel enclosure, wire wrap termination field, fuse block and mounting hardware. The FAA is used at the LET for connection of multiple LET UMC terminals to the exchange power plant. The FAA allows connection of exchange battery (nominal -48 volts). The fuses are rated at 5 Amps and have a contact closure alarm which is wired across the fuse block to generate an exchange alarm (normally open). In addition, the FAA also supports a wire wrap field where multiple UMC alarm points may be wired from the systems in the rack. These include Major. minor audible and visual alarms as well as discrete contact closures which are software definable. System alarms are also indicated with LED's.

The enclosure consists of a pre-formed steel, powder coated mounting bracket, 2' tall by 19' wide by 11' deep, and holds the power distribution fuses and wire-wrap field. The enclosure is designed to allow the FAA to be flush mounted with the equipment rack, but it can also be adapted for front mounting, or mounting in a 23' rack, or both. The FAA rear cover is used to prevent accidental electrical shorts on the exchange battery.

Features

- -    LED System Alarm display
- -    Order Wire Interface
- -    Alarm Contact closure wire-wrap posts




[PHOTO]


Figure 4.1.2. Fuse & Alarm Assembly


                                         4-9

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995
4.1.5. 672 Line Remote
Subscriber Cabinet                                                       RSC/672
- --------------------------------------------------------------------------------

General Description

The UMC Remote Subscriber Cabinet (RSC/672) is an environmentally controlled enclosure supporting as many as eight Channel Bank Assemblies (CBA's). The RSC/672 has a total capacity of 672 lines.

The RSC/672 enclosure is constructed of 1/8' powder coated aluminum and designed to provide a secure environment for UMC 1000 and related equipment, even during inclement weather. The RSC/672 is also designed to meet NEMA 4 electrical standards. The RSC/672 may be equipped with 48V battery strings to provide 8 hours backup in the case local power failure. The battery trays are located in the rear of the cabinet. Battery heaters are available for use in regions with colder climates.

The cabinet has front, rear and side access doors. The front door allows access to the equipment side of the cabinet. The equipment side of the RSC/672 may contain some or all of the following:

     -  Channel Bank Assemblies (Front)
     -  Protection Panels Main & Branch Circuit Breakers
     -  Convenience Outlets

The rear door allows access to the splice side of me cabinet the splice side of the RSC/672 may contain some or all of the following:

     -  Channel Bank Assembly (Rear)
     -  Battery String(s)
     -  48 Volt DC Power Supply
     -  Fiber Distribution Panels
     -  Battery Heaters
     -  E I /El Wire Wrap Field
     -  MS2 Connectors

The side door allows access to the splice area of the cabinet. The splice area of the RSC/672 contains the following:

     -  Fiber Splicing Area
     -  Cable Splicing Area

The RSC/672 is designed for pedestal mounting on a concrete pad. Ail doors are equipped with a key lock and pad lock tab.

The RSC/672 is capable of providing Express Power to multiple RSC/120's and RSC/48's. See Data Sheets 1 -007 & 1-008 for details on the smaller UMC equipment housings.

Features

     -  Environmental Alarms
     -  Cabinet Designed To NEMA 4 Standards - Prevents
        Contaminants From Entering Equipment Area
     -  DC Powered Fans
     -  672 Lines Of Capacity
     -  Capable of providing Express Power


[photo]

Figure 4.1.5. RSC/672



                                         4-15

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995

4.1.6. 240 Line Remote
Subscriber Cabinet                                                       RSC/240
- --------------------------------------------------------------------------------

General Description

The UMC Remote Subscriber Cabinet (RSC/240) is an environmentally controlled enclosure supporting one or two Channel Bank Assemblies (CBA). The RSC/240 has a total capacity of 240 lines.

The RSC/240 enclosure is constructed of 1/8' powder coated aluminum. The cabinet is cooled by utilizing a double wall heat exchanger in addition to DC powered fans. The heat exchanger allows air to circulate between the inner and outer walls allowing the UMC equipment compartment to maintain a favor temperature range, even during the most inclement weather. The DC powered fan is immune to AC power failures. The combination of these design features provides the UMC equipment with a technologically advanced sealed enclosure, and prevents contaminants from entering the equipment area.

The RSC/240 may be equipped with up to two 48V battery strings which provide 8 hours backup capacity. The battery tray is located in the bottom of the cabinet. Battery heaters are available for use in regions with colder climates.

The cabinet has front and rear access doors. The front door allows access to the equipment side of the cabinet The equipment side of the RSC/240 may contain some or all of the following:

     -  Channel Bank Assembly (Front)
     -  Main & Branch Circuit Breakers
     -  48 V DC Power Supply
     -  Battery String(s)
     -  Twelve (12) Position Fiber Distribution Panel(s) (Fusion or Mechanical)

The front door is equipped with a key lock and pad lock tab.

The rear door allows access to the splice side of the cabinet The splice side of the RSC/240 may contain some or all of the following:

     -  Channel Bank Assembly (Rear)
     -  Main Ground Bus Bar
     -  Fiber Splicing Area and Tray(s) Cable Splicing Area
     -  E1/E1 Wire Wrap Field
     -  MS Connectors
     -  AC Power Protection With Outlet

The rear door, like the front, is equipped with a key lock and pad lock tab.

As an option, the RSC/240 may be equipped with a fully integrated cross connect which utilizes tool-less, punch down blocks. The RSC/240 may be locally powered via 110 or 220 VAC.

The RSC/240 is designed for pedestal mounting on a precast concrete pad.

Features
     -  Environmental Alarms
     -  Cabinet Designed To NEMA 4 Standards -- Prevents
        Contaminants From     Entering Equipment Area
     -  DC Powered Fans
     -  240 Lines Of Capacity

Please find all technical specifications and drawings of the RSC/240 on the reverse side of this page.

[PHOTO]

Figure 4.1.6. RSC/240


                                         4-17

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995

4.1.7. 120 Line Remote
Subscriber Cabinet                                                       RSC/120
- --------------------------------------------------------------------------------

General Description

The UMC Remote Subscriber Cabinet (RSC/120) is an environmentally controlled enclosure supporting one Channel Bank Assembly (CBA). The RSC/120 has a total capacity of 120 lines.

The RSC/120 enclosure is constructed of 1/8" powder coated aluminum. The cabinet is cooled by utilizing a double wall heat exchanger in addition to a DC powered fan. The heat exchanger allows air to circulate between the, inner and outer walls allowing the UMC equipment compartment to maintain a favorable temperature range, even during the most inclement weather. The DC powered fan is immune to AC power failures. The combination of these design features provides the UMC equipment with a technologically advanced sealed enclosure, and prevents contaminants from entering the equipment area.

The RSC/120 may be equipped with batteries to provide 8 hours of backup power or more. The battery tray is located in the cabinet base (plinth) completely separate from the UMC equipment compartment. The plinth is vented to prevent battery overheating. A battery heater is available for use in regions with colder climates. The cabinet has front and rear access doors. The front door allows access to the equipment side of the cabinet. The equipment side of the RSC/120 may contain some or all of the following:

     -  Channel Bank Assembly (Front)
     -  5 Pin Protector Panel
     -  Twelve (12) Position Fiber Distribution Panel (Fusion or Mechanical)
     -  Charger (Front)
     -  DC Power Distribution
     -  Front Door Equipped with Key Lock and Pad Lock Tab

The rear door allows access to the splice side of the cabinet The splice side of the RSC/120 may contain some or all of the following:

     -  Channel Bank Assembly (Rear)
     -  Main Ground Bus Bar
     -  Fiber Splicing Area and Tray
     -  Cable Splicing Area
     -  E1/E1 Wire Wrap Field
     -  MS' Connectors
     -  AC Power Distribution
     -  Express Power Distribution (for Express "Out") or,
     -  Express Power Center (for Express "In")
     -  Rear Door Equipped with Key Lock and Pad Lock Tab

The AC Power Protection consists of the main breaker, emergency power transfer switch, battery charger breaker, surge protection, convenience outlet, DC power breaker and battery heater (optional). As an option, the RSC/120 may be equipped with a fully integrated cross connect which utilizes tool-less, punch down blocks. The RSC/120 may be locally powered (110 or 220 VAC) or Express Power fed (+l30 or -130 VDC). The RSC/120 may also provide Express Power to other UMC Cabinets. The RSC/6120 is designed for pedestal mounting on a pre-cast fiber glass pad or concrete pad. It may also be pole, H-frame, or wall mounted.

Features

     -  Environmental Alarms
     -  Cabinet Designed to NEMA 4 Standards - Prevents
        Contaminants From Entering Equipment Area
     -  DC Powered Fan
     -  Batteries Housed In Base -- Separated From Equipment and Vented
     -  Pad, Pole, H-frame, or Wall Mounting Options
     -  Small Size for Low Profile

Please Find all technical specifications and drawings of the RSC/ 1 20 on the reverse side of this page.

[PHOTO]

Figure 4.1.7. RSC/120



                                         4-19

                    Copyright 1995.  Advanced Fibre Communication

                                                                       SECTION 4
                                                              SYSTEM DATA SHEETS
                                                                      MARCH 1995

4.1.8. 48 LINE REMOTE
SUBSCRIBER CABINET                                                        RSC/48
- --------------------------------------------------------------------------------


GENERAL DESCRIPTION

The UMC 48 line Remote Subscriber Cabinet (RSC/48) is an environmentally controlled enclosure that supports a single, reduced size Channel Bank Assembly (CBA-5). The RSC/48 has a total capacity of 48 lines.

The RSC/48 enclosure is constructed of 1/8" powder coated aluminum. The cabinet is cooled by utilizing a double wall heat exchanger in addition to a DC powered fan. The heat exchanger allows air to circulate between the inner and outer walls allowing the UMC equipment compartment to maintain a favorable temperature range, even during the most inclement weather. The DC powered fan is immune to AC power failures. These design features combine to provide the UMC equipment with a technologically advanced, sealed enclosure, and prevent contaminants from entering the equipment area.

Like other AFC Remote Subscriber Cabinets, The RSC/48 may be equipped with all types of digital and analog services. The CBA-5 utilizes the same service units and transceivers as the standard UMC Channel Bank Assembly. Fiber, copper, or radio may be utilized as transport facilities to and from the RSC/48. The RSC/48 is ideal for Fiber-In-The-Loop and Fiber-to-the-curb applications. The RSC/48 may be deployed in Star, Drop & Insert, and Tree & Branch network topologies with other RSC/48's and/or larger UMC terminals.

The RSC/48 provides much more flexibility than a typical Optical Network Unit
(ONU). It may be configured initially to utilize copper E1 facilities for transport, while allowing plug-in, non-service affecting upgradability to fiber facilities at the customer's convenience.

The RSC/48 may be equipped with batteries to provide eight (8) or more hours of backup power. The battery tray is located in the cabinet base completely separate from the UMC equipment compartment. The base is vented to prevent battery overheating. A battery heater is available for use in colder climates.

The cabinet has a single door, equipped with a key lock and pad lock tab. It allows access to all RSC/48 electronics, power and protection equipment. The RSC/48 also has a shelf built into the base for optional batteries and battery warmer. The RSC/48 is equipped with the following:

     -  Channel Bank Assembly - Small (CBA-5)
     -  5 Pin Protector Panel
     -  Eight (8) Position Fiber Distribution Panel (Optional)
     -  Twelve (12) Position Fiber Splice Tray (Optional)
     -  DC Power Distribution
     -  Main Ground Bus Bar
     -  Fiber Splicing Area
     -  Cable Splicing Area
     -  E1/E1 Wire Wrap Field
     -  MS(1) Connectors
     - AC Power Distribution Center with Outlet, or Express Power Distribution Center

The RSC/48 may be equipped with a fully integrated cross connect to outside plant facilities (150 pairs) which utilizes tool-less, punch down blocks. The cross connect is accessible through its own door and is completely separated from the electronics compartment.

The RSC/48 may be locally AC powered (110 or 220 VAC) or Express Powered (plus or minus 130 or -130 VDC).

The RSC/48 is designed for pedestal mounting on a pre-cast fiberglass or concrete pad. It may also be mounted on a pole, H-frame, or wall.

For specifications and drawings please see next page...

[PHOTO]

Figure 4.1.8. RSC/48



                                         4-21

                     Copyright 1995, Advanced Fibre Communication

                                                                       SECTION 4
                                                              SYSTEM DATA SHEETS
                                                                      MARCH 1995

4.2.1. CENTRAL PROCESSING UNIT                                              CPU
- --------------------------------------------------------------------------------

GENERAL DESCRIPTION

The Central Processing Unit (CPU) is responsible for the overall control of the UMC. Identical CPU's are used at both the LET and all RST's. The CPU performs system initialization, provisioning, alarm reporting, Maintenance, diagnostics, and fault detection. In addition, it performs timing source selection, synchronization to external timing sources. It also provides a high stability internal timing reference. The faceplate is featured on this page (actual size).

The CPU controls call processing for the UMC system. The CPU allocates time slots for subscribers who have gone off-hook, cancels time slots for terminated calls, relays provisioning information to and from subscriber interfaces and provides automatic concentration during span failures.

The CPU also runs the Craft Interface. It is accessed either through the standard RS232-C port located on the Air Ramp portion of the Channel Bank Assembly, or on wire wrap pins on the backplane. Connecting to the Craft Interface port with a simple terminal, such as a VT 100, allows administration, Maintenance, testing, and provisioning to be performed using the UMC's menu-driven Craft Interface.

One CPU is located at the Local Exchange Terminal and one at each RST. In an optional redundant configuration, an additional CPU may be equipped at each terminal.

There are nine LEDs on the face plate of the CPU. One is a two color green/yellow ACTV/STBY LED that indicates which CPU is active and which CPU is in standby when a terminal is equipped with redundant CPU's. A red FAIL LED indicates when the CPU is not functioning properly. A blue SYNC LED indicates when the active unit has acquired synchronization. A yellow NE LED provides indication that a near end alarm is active in the system. A yellow FE LED indicates the presence of a far end alarm in the system. A red CRIT LED indicates the presence of an critical alarm in the system. A red MAJOR LED provides indication of a Major alarm in the system. A yellow MINOR alarm indicates a minor alarm is present. Finally, a green ACO LED indicates that the audible alarm has been silenced but that the alarm has not yet cleared.


In addition to these LEDs the faceplate also houses the alarm cutoff (ACO) switch.



FEATURES

     -  Provides common control for the entire UMC system.
     -  Craft Interface
     -  Provides access to all remote terminals
     -  Alarm generation and prioritization
     -  System Maintenance and Administration
     -  Non-volatile provisioning data storage
     -  Diagnostics and Fault localization
     -  Timing source selection and synchronization

[CPU DIAGRAM]

                                         4-23

                    Copyright 1995.  Advanced Fibre Communication

                                                                       SECTION 4
                                                              SYSTEM DATA SHEETS
                                                                      MARCH 1995

4.2.2. EXPANSION BANK CONTROL                                               EBC
- --------------------------------------------------------------------------------



GENERAL DESCRIPTION

The Expansion Bank Control (EBC) provides the micro-processor based monitoring and control for the Expansion shelf it is installed in. It provides the interface to the system for each of the cards in the shelf via a fiber optic connection to the Primary shelf based Expansion Link Unit. The EBC distributes system commands as well as monitors the performance of each card. The EBC resides in the Expansion shelf in the slots utilized by the CPU in the Primary Shelf. A second common control slot is available for redundancy. Its faceplate (actual size) is shown on this page.

The connection between the ELU and the EBC operates at 49.152 Mbps to ensure full non-blocking access to the transmission facility regardless of the types of channel cards used in the Expansion CBA. The EBC provides front access for the fiber connection to the ELU.

The fiber optic cable used between the EBC (in the expansion shelf) and the ELU (in the primary shelf) is plastic. Plastic is used because it is more durable.

LED's located on the ELU front panel indicate ACTV (green), FAIL (red), and SYNC
(blue).  The unit also provides alarm interface to the CPU via the ELU.

FEATURES

     -  Straight forward system expansion
     -  Interface to ELU in Primary Shelf
     -  Shelf Control for Expansion Shelves
     -  Generates Status updates to the CPU via the ELU
     -  CRC protection on the expansion link

[EBC DIAGRAM]

                                         4-25

                     Copyright 1995, Advanced Fibre Communication

                                                                       SECTION 4
                                                              SYSTEM DATA SHEETS
                                                                      MARCH 1995


4.2.3. EXPANSION LINK UNIT                                                   ELU
- --------------------------------------------------------------------------------



GENERAL DESCRIPTION

The Expansion Link Unit (ELU) provides the system connection from the Primary shelf to each of the Expansion shelves. One ELU (two for redundancy) is dedicated to each expansion shelf. It provides the fiber optic connection to the Expansion shelf based EBC. It transmits system commands from the CPU to its dedicated Expansion shelf. It likewise receives information from the EBC and relays it to the CPU. The ELU may reside in any of the 22 general purpose slots in the Primary shelf. Its faceplate actual size is shown on this page.

The connection between the ELU and the EBC operates at 49.152 Mbps to ensure full non-blocking access to the transmission facility regardless of the types of channel cards used in the Expansion CBA. The ELU Provides front access for the fiber connection.

LED's located on the ELU front panel indicate ACTV (green), FAIL (red), and SYNC
(blue).  The unit also provides alarm status from the Expansion CBA to the CPU.

FEATURES

     -  Straight forward system expansion
     -  Interface to Expansion shelves
     -  Communications gateway between the CPU and the Expansion Shelves
     -  Microprocessor controlled
     -  Non-blocking inter-shelf connection

[ELU DIAGRAM]

                                         4-27


                     Copyright 1995, Advanced Fibre Communication

                                                                       SECTION 4
                                                              SYSTEM DATA SHEETS
                                                                      MARCH 1995


4.2.4. LOCAL EXCHANGE TERMINAL
POWER SUPPLY UNIT                                                          L-PSU
- --------------------------------------------------------------------------------



GENERAL DESCRIPTION

The Local Exchange Terminal Power Supply Unit (L-PSU) converts the exchange battery input into the voltages required by the UMC Local Exchange Terminal common control equipment and line cards. It uses a DC to DC switching converter for high efficiency and low thermal dissipation. Only one L-PSU is required to power each LET shelf; however, an additional card slot is provided for a redundant L-PSU. Its faceplate (actual size) is shown on this page.

The L-PSU's provide a load sharing capability so that the system can operate when a failure occurs on either of the L-PSU's.

LEDs located on the PSU front panel indicate ACTV (green), FUSE (red), and FAIL
(red). The unit also provides alarm and status indications to the CPU. Test jacks on the front panel allow the monitoring of system voltages.



FEATURES

     -  High Efficiency Switching DC-DC converter
     -  Reverse polarity protection
     -  Over-voltage / Over-Current shutdown
     -  Low Voltage alarm
     -  Low thermal dissipation
     -  Low voltage disconnect

[L-PSU DIAGRAM]

                                         4-29

                    Copyright 1995.  Advanced Fibre Communication

                                                                       SECTION 4
                                                              SYSTEM DATA SHEETS
                                                                      March 1995

4.2.5. REMOTE SUBSCRIBER TERMINAL
POWER SUPPLY UNIT                                                          R-PSU
- --------------------------------------------------------------------------------

GENERAL DESCRIPTION

The Remote Subscriber Terminal Power Supply Unit (R-PSU) converts the -48V rectifier input into the voltages required by the common control equipment and line cards located at the RST. In addition, the R-PSU generates sine wave ringing voltage for use by the subscriber interfaces. The output frequency is software provisionable. The R-PSU uses a DC to DC switching converter for high efficiency and low thermal dissipation. Only one R-PSU is required to power an RST shelf, however, an additional card slot is provided for a redundant R-PSU. Its faceplate (actual size) is shown on this page.

The R-PSU uses active load sharing to provide uninterrupted service if one unit should fail. The ringing generator provides single ended inquiry.

LEDs located on the R-PSU front panel indicate ACTV (green), FUSE (red), and FAIL (red). The unit also provides alarm and status indications to the CPU. Test jacks on the front panel allow the monitoring of system voltages.



FEATURES

     -  High Efficiency Switching DC-DC converter
     -  Software Provisionable ringing frequency (20 or 30 Hz)
     -  Reverse polarity protection
     -  Over-Voltage / Over-Current shutdown
     -  Low voltage alarm
     -  Low thermal dissipation
     -  Low voltage disconnect

[R-PSU DIAGRAM]

                                         4-31

                     Copyright 1995. Advanced Fibre Communication

                                                                       SECTOPM 4
                                                              SYSTEM DATA SHEETS
                                                                      MARCJ 1995


4.2.8. METALLIC TEST UNIT                                                    MTU
- --------------------------------------------------------------------------------

GENERAL DESCRIPTION

The Metallic Test Unit is an optional plug-in assembly which may be used to provide enhanced testing and diagnostic capabilities for the UMC. The MTU allows metallic Maintenance access to both the facility and equipment side of a customer's line for craft access. Drop side (facility) testing is also performed by the MTU. The MTU may be run in either a continuous (automatic or "routine") mode or be operated via the craft access terminal to test specific circuits. Its face plate (actual size) is shown on this page.

The MTU is used to test outdoor cable and has the capacity to test all channel units at an RST. The MTU provides basic metallic access, an orderwire interface, a remote line test head, and extensive internal diagnostics measurement capabilities. The MTU eliminates the need for a remote test head.

The internal test capabilities of the MTU include the ability to test for hazardous voltages, open circuit, short circuit, and 3 terminal complex impedance (Resistance and Capacitance) Dimensions. In addition to this, the MTU can test level frequency, idle channel noise, echo return loss, ringing, ringtrip, off-hook, loop current and bit-error rate as part of its internal diagnostic capability. The MTU's ability to test a customer's drop allows the unit to be used as an economic alternative to expensive Remote Test and diagnostic equipment.

LED's located on the MTU front panel indicate ACTV (green) TEST (blue), CAL (yellow), and FAIL (red). The unit also provides alarm and test status indications to the CPU. Test jacks on the front panel allow the monitoring of the facility and equipment pairs under test.

The MTU also provides faceplate bantam jacks which provide metallic loop access and access into the system.

The MTU also provides, as an option, The Telemetry Byte Oriented Serial Interface (TBOS) for alarm reporting to Central Office switches supporting this interface

Features

     -  Customer line testing (open shorts, hazardous voltages, impedance)
     -  Channel testing (level frequency, noise, signaling)
     -  Programmable test intervals
     -  Ringtrip and ringing detection
     -  Office or remote battery monitoring
     -  Interface for External Test Systems
     -  Metallic Bypass (MLT) or Pair Gain Test Controller (PGTC) support
     -  Provides front jack access to metallic loop facility and equipment
     -  TBOS interface for serial alarm reporting

[MTU CHART]

                                         4-37

                     Copyright 1995. Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March l995


4.3.1. Line Powering E1 Transceiver                                      El-XCVR
- --------------------------------------------------------------------------------

General Description

The UMC Line Powering E1 Transceiver provides a E1 cable interface, transmitting and receiving up to 30 Basic 64 Kbps channels of voice or data originating from either the channel units in the subscriber slots or another E1 transceiver. The E1-XCVR may be used at either the Local Exchange Terminal or Remote Subscriber Terminals. It operates at the CCITT rate of 2.048 Mbps. It has an Automatic Line Build Out (Attenuation) function on its receive side and four discrete Line Build Out settings on its transmit side. These settings are provisionable through software using the UMC craft interface. Its face-plate (actual size) is shown on this page. [Diagram Omitted]

The Line Powering E1 Transceiver performs signaling conversion and data link termination. The line coding is HDB3. The transceiver has selectable alarm thresholds, BER calculation, performance monitoring statistics, and alarm history.

The E1-XCVR may also be used in any RST as a service card which provides a single, channelized, line-powering E1 to a customer via OSP facilities.

The Line Powering E1 Transceiver has a power feed system (60 mA constant current source) to power span line repeaters in any of several power feed options.
These include end-to-end, midspan or span terminating (sink) powering configurations. The number of repeaters powered is a function of the repeater voltage and wire gauge used between repeaters. The external power feed resistance of the E1 should not exceed a 2000 Ohms equivalent resistance. Assuming a 7 volt drop across repeaters and .6 mm (22 gauge) cable at approximately 1.8 km between repeaters, the E1-XCVR will power up to seven repeaters. The EI-XCVR also provides loop back and sealing current.

There are four LED indicators on the Line Powering E1 Transceiver front panel.
A green ACTV LED indicates the unit is busy and must not be unplugged without first removing traffic. A red FAIL LED indicates that the unit has failed. An amber REM LED indicates that the unit is in Far End Alarm, and another amber LOC LED indicates that the unit is in Near End alarm. The transceiver features front panel jack access for testing and monitoring.

Features

     -  One, Line Powering E1 Interface per card
     -  Double frame, CRC multi frame formats
     -  Extensive Loopback Diagnostics
     -  Front panel jack access for test and monitoring
     -  Low power dissipation
     - May be used to deliver fractional E1 to customers or for groomed services

[E1XCVR CHART]

                                         4-39

                     Copyright 1995. Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995



4.3.2. E1  Transceiver (G.703)                                          E1X-XCVR
- --------------------------------------------------------------------------------

General Description

The UMC E1 Transceiver provides an indoor E1 (CG.703) level interface, transmitting and receiving up to 30 Basic 64 Kbps channels of voice or data originating from either the channel units in the subscriber slots or another E1 transceiver. It operates at the E1 rate of 2.0-48 Mbps. The E1X-XCVR is intended for use in applications requiring interface to multiplexors or other co-located office equipment. Its faceplate (actual size) is shown on this page. [Diagram Omitted]

The E1X-XCVR Transceiver performs signaling conversion and data link termination. Line coding is HDB3. The transceiver has selectable alarm thresholds, BER calculation, performance monitoring statistics, and alarm history.

The EIX-XCVR may also be used as a service card, to drop off a single channelized E1 circuit to a customer's G.703 equipment.

There are four LED indicators on the E1X-XCVR Transceiver front panel. A green ACTV LED indicates the unit is busy and must not be unplugged without first removing traffic. A red FAIL LED indicates that the unit has failed. An amber REM LED indicates that the unit is in Far End Alarm, and another amber LOC LED indicates that the unit is in New End alarm. The transceiver features front panel jack access for testing and monitoring.

Features

     -  One CCITT/El 2.048 Mbps Interface per card
     -  Double frame, CRC multi frame formats
     -  Extensive Loopback Diagnostics
     -  Front Panel Jack Access for Test and monitoring
     -  Remote Test Access to Metallic Tip and Ring
     -  Low Power Dissipation
     - May be used to deliver fractional E1 to customers or for groomed services

[E1X-XCVR CHART]

                                         4-41

                    Copyright 1995.  Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995

4.3.3. E1 HDSL Transceiver                                             ElHD-XCVR
- --------------------------------------------------------------------------------


General Description

The UMC HDSL Transceiver provides E1 rate interface, transmitting and receiving up to 30 basic 64 Kbps channels of voice or data originating from either the channel units in the subscriber slots or another E1 transceiver. It operates at the E1 rate of 2.048 Mbps. The ElHD-XCVR is intended for use in applications where non-repeatered E1 spans will be utilized as the transport medium for the UMC. The E1HD-XCVR is capable of providing a single E1 rate interface approximately 3.5 km over non-repeatered copper facilities. Its faceplate (actual size) is shown on this page. [Diagram Omitted]

The HDSL E1 Transceiver performs signaling conversion and data link termination. Line coding is HDB3. The transceiver has selectable alarm thresholds, BER calculation, performance monitoring statistics, and alarm history.

There are four LED indicators on the HDSL Transceiver front panel. A green ACTV LED indicates the unit is busy and must not be unplugged without first removing traffic. A red FAIL LED indicates that the unit has failed. An amber REM LED indicates that the unit is in Far End Alarm, and another amber LOC LED indicates that the unit is in Near End alarm. The transceiver features front panel jack access for testing and monitoring.

Features

     -  One non-repeatered HDSL E1 2.0-48 Mbps Interface per card
     -  Double frame, CRC multi frame
     -  Up to 3.5 km non-repeatered EI transmission
     -  Extensive Loopback diagnostics
     -  Front panel jack access for test and monitoring
     -  Low power dissipation

[E1HS-XCVR CHART]

                                         4-3

                    Copyright 1995.  Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995


4.3.4. Fiber Optic Transceiver                                           FO-XCVR
- --------------------------------------------------------------------------------

General Description

The UMC Fiber Optic Transceiver interfaces to a single mode Fiber Span, transmitting and receiving the voice or data originating from the channel units in the subscriber slots of the Local Exchange Terminal (LET) and Remote Subscriber Terminal (RST) as well as E1 metallic transceiver data. The FO-XCVR's transmission rate is 49.152 Mbps. The unit contains both transmitter and receiver on a single card, each connecting to a fiber-optic cable. Its faceplate (actual size) is shown on this page. [Diagram Omitted]

The FO-XCVR uses a single mode fiber with a laser operating at 1310 nm and Pinfet receiver to allow un-repeatered span lengths of up to 40 kilometers (25 miles). The FO-XCVR may be used on multimode cable with a decreased span length. Single mode "FCPC" connectors are used for their compact size. The FO-XCVR uses compact hybrid micro-electronic circuitry to improve operating reliability.

There are three LED, indicators on the Fiber Optic Transceiver front panel. The green ACTV LED indicates that the unit is in service and should not be removed. A red FAIL LED indicates that the unit has failed. A blue SYNC LED provides indication of locked synchronization.

Features

     -  Single Fiber-Optic Interface per unit
     -  1310 nm Single mode laser
     -  Pinfet receiver (-34 dBm sensitivity)
     - Capable of transmitting and receiving over fiber span distances of approximately 40 km (25 miles)
     -  Temperature/age compensated
     -  Micro processor controlled and monitored
     -  Link performance monitor
     -  Alarm retrieval
     -  Low Power Dissipation
     -  Automatic Attenuation (no pads required)

[FO-XCVR CHART]

                                         4-5

                     Copyright 1995, Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March l995

4.3.5. Extended Range
Fiber Optic Transceiver                                                 FOE-XCVR
- --------------------------------------------------------------------------------



General Description

The UMC Extended Range Fiber Optic Transceiver interfaces to a single mode Fiber Span, transmitting and receiving the voice or data originating from the channel units in the subscriber slots of the Local Exchange Terminal (LET) and Remote Subscriber Terminal (RST) as well as E1 metallic transceiver data. The FOE-XCVR's transmission rate is 49.152 Mbps. The unit contains both transmitter and receiver on a single card, each connecting to a fiber-optic cable. Its faceplate (actual size) is shown on this page. [Diagram Omitted]

The FOE-XCVR uses a single mode fiber with a laser operating at 1550 nm and PINFET receiver to allow un-repeatered span lengths of up to 75 kilometers (45 miles). The FOE-XCVR may be used on multi-mode cable with a decreased span length. Single mode "FCPC" connectors are used for their compact size. The FOE-XCVR uses compact hybrid micro-electronic circuitry to improve operating reliability.

There are three LED indicators on the Extended Range Fiber Optic Transceiver front panel. The green ACTV LED indicates that the unit is in service and should not be removed. A red FAIL LED indicates that the unit has failed. A blue SYNC LED provides indication of locked synchronization.



Features

     -  Single Fiber-Optic Interface per unit
     -  1550 nm Single mode laser
     -  Pinfet receiver (-38 dBm sensitivity)
     - Capable of transmitting and receiving over fiber span distances of approximately 75 km (45 miles)
     -  Temperature/age compensated
     -  Micro processor controlled and monitored
     -  Link performance monitoring
     -  Alarm retrieval
     -  Low Power Dissipation
     -  Automatic Attenuation (no pads required)

[FOE-XCVR CHART]

                                         4-47

                    Copyright 1995.  Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995

4.3.6. Datalink Transceiver                                              DL-XCVR
- --------------------------------------------------------------------------------

General Description

The UMC Datalink Transceiver (DL-XCVR) provides a digital or analog communications link between two terminals. The card provides an improved grade of service in applications where the number of lines far exceeds the channel capacity between terminals. The card also provides dynamic local and end-to-end time slot assignment, DTMF or dial pulse digit collection and re-origination, recognition and generation of all tones necessary to ensure accurate Central Office billing and maintenance of a self-learning local number database for local call routing.

The Central Office billing and maintenance function allows a remote Subscriber Terminal (RST) to function as a local switch in the event of facility failure to the local switch and also to efficiently use limited analog facilities between the Central Office and the RST. This function may also be utilized when using E1 transport media by equipping the RST with both E1 and Datalink Transceivers.

The Datalink Transceiver may be used with either digital or analog transmission trunks. The DL-XCVR is used in unison with the International Transmission Only
(ITO) Channel Unit for indoor applications. It is used with the International Advanced Transmission Only (IATO) Channel Unit for outdoor applications. Both channel units are discussed later in this section.

The UMC Datalink Transceiver provides an analog or digital communications link between the LET and RST(s). This link is used to establish end-to-end cross-connect information, signaling for voice grade interfaces and to relay alarm and provisioning messages between the two terminals. The analog link utilizes an adaptively equalized 2400 baud modem which may be used directly on copper pair facilities to outside plant. To prevent corrosion, sealing current generation and termination is provided. The modem interface is designed for use over analog transmission facilities and uses an autobaud protocol when transmission performance is poor.

There are three LED indicators on the Datalink Transceiver front panel. A green ACTV LED indicates the unit is active and must not be unplugged without first removing traffic. A blue SYNC LED indicates the unit is synchronized with its counterpart in another terminal. A red FAIL LED indicates the unit has failed.



Features

     - Improved grade of service for concentrated and non-concentrated radio applications
     - Analog or Digital communication link between the LET and RST(S) supported
     -  Dynamic local and end-to-end time slot assignment
     -  DTMF or Dial pulse digit collection and re-origination
          - Local dial tone, all trunks busy tone, trace tone and all tone recognition to ensure correct Central Office billing
          - Maintains a self learning database of local numbers for local call routing
          -  Re-routes datalink in case of facility failure. [Diagram Omitted]

[DL-XCVR CHART]

                                         4-49



                    Copyright 1995.  Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995


4.4.1. Local Exchange
International POTS Channel Unit                                          LI-POTS
- --------------------------------------------------------------------------------

General Description

The UMC International POTS Channel Unit (LI-POTS) provides six trunk terminating loop start "Plain Old Telephone Service" circuits. [Diagram Omitted]

UMC LI-POTS cards provide loop start only signaling with ring cadence following, on-hook transmission between ring bursts and forward disconnect.

The LI-POTS unit also provide a high on-hook DC resistance as well as a universal ringing detector. Its face late actual size is shown on this a

The LI-POTS card is ordinarily equipped in the Local Exchange Terminal (LET); its counterpart, the RI-POTS card, is usually equipped in the Remote Subscriber Terminal (RST). The cards have been environmentally hardened to accommodate special applications, when the LI-POTS card may be located at the RST.

A green BUSY LED indicator, when lit, indicates that the corresponding RI-POTS circuit is busy or is being tested. A red FAIL LED indicates that the unit has failed. The LI-POTS features front panel jack access for testing and monitoring of all six circuits in addition to backplane metallic tip-ring access to enable testing using the Metallic Test Unit.

Features

     -  Six, Two-Wire, POTS Circuits per Card
     -  Forward Disconnect
     -  600 Ohm Local Exchange Impedance
     -  Transient Protection for Outdoor Bridging
     -  Remote Test Access to Metallic Tip and Ring
     -  Low Power Dissipation
     -  One CODEC per line

[LI-POTS CHART]

                                         4-51

                    Copyright 1995.  Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995

4.4.2. REMOTE SUBSCRIBER
INTERNATIONAL POTS CHANNEL UNIT                                          RI-POTS
- --------------------------------------------------------------------------------

GENERAL DESCRIPTION

The UMC RI-POTS Channel Unit is the Remote Subscriber Terminal (RST) loop start
counterpart to the loop terminating LI-POTS Channel Unit.   It provides six
circuits of standard loop start "Plain Old Telephone Service."

UMC RI-POTS cards provide ring cadence following, local ring trip, on-hook transmission between ring-bursts and forward disconnect Its faceplate (actual size) is shown on this page.

The RI-POTS card is ordinarily equipped in the RST, its counterpart, the LI-POTS card, is usually equipped in the Local Exchange Terminal (LET).

A green BUSY LED indicator, when lit, indicates that the RI-POTS circuit is busy or is being tested and should not be removed from service. A red FAIL LED indicates that the unit has failed. The RI-POTS features backplane metallic tip-ring access to enable testing using the Metallic Test Unit.

FEATURES

     -  Six, Two-Wire POTS Circuits per Card
     -  Forward Disconnect
     -  Terminating impedance of 600 Ohms
     -  Transient Protection
     -  Remote Test Access to Metallic Tip and Ring
     -  Low Power Dissipation

[RI-POTS CHART]

                                         4-53

                     Copyright 1995. Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995



4.4.3. LOCAL EXCHANGE
INTERNATIONAL ADVANCED POTS CHANNEL UNIT                                LI-APOTS
- --------------------------------------------------------------------------------

GENERAL DESCRIPTION

The UMC International Advanced POTS Channel Unit (LI-APOTS) provides six trunk terminating loop start "Plain Old Telephone Service" circuits like the LI-POTS.

The LI-APOTS provides two capabilities not supported on the LI-POTS. These are battery reversal and pulse metering which are used for special POTS applications.

Loop start signaling with ring cadence following, on-hook transmission between ring bursts and forward disconnect are also provided.

The LI-APOTS unit provide a high on-hook DC resistance as well as a universal ringing detector. Its faceplate (actual size) is shown on this page.

The LI-APOTS cord is ordinarily equipped in to Local Exchange Terminal (LET); its counterpart, the RI-APOTS card, is usually equipped in the Remote Subscriber Terminal (RST). The cards have been environmentally hardened to accommodate special applications, when the LI-APOTS card may be located at the RST.

A green BUSY LED indicator, when lit, indicates that the corresponding RI-APOTS circuit is busy or is being tested. At red FAIL LED indicates that the unit has failed. The LI-APOTS features front panel jack access for testing and monitoring of all six circuits in addition to backplane metallic tip-ring access to enable testing using the Metallic Test Unit

FEATURES

     -  Six, Two-Wire, POTS Circuits per Card
     -  Forward Disconnect
     -  Battery Reversal
     -  Pulse Metering
     -  600 Ohm Local Exchange Impedance
     -  Transient Protection for Outdoor Bridging
     -  Remote Test Access to Metallic Tip and Ring
     -  Low Power Dissipation
     -  One CODEC per line

[LI-APOTS CHART]

                                         4-55

                     Copyright 1995, Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995

4.4.4. REMOTE SUBSCRIBER
INTERNATIONAL ADVANCED POTS CHANNEL UNIT                                RI-APOTS
- --------------------------------------------------------------------------------

GENERAL DESCRIPTION

The UMC RI-APOTS Channel Unit is the Remote Subscriber Terminal (RST) loop start counterpart to the loop terminating LI-APOTS Channel Unit. It provides six circuits of standard loop start "Plain Old Telephone Service" with pulse metering and battery reversal.

UMC RI-APOTS cards provide ring cadence following, local ring trip, on-hook transmission between ring-bursts and forward disconnect. Its faceplate (actual
size) is shown on this page.                  [Diagram]

The RI-APOTS card is ordinarily equipped in the RST, its counterpart the LI-APOTS card, is usually equipped in the Local Exchange Terminal (LET).

A green BUSY LED indicator, when lit, indicates that the RI-APOTS circuit is busy or is being tested and should not be removed from service. A red FAIL LED indicates that the unit has failed. The RI-APOTS features backplane metallic tip-ring access to enable testing using the Metallic Test Unit.



FEATURES

     -  Six, Two-Wire POTS Circuits per Card
     -  Pulse Metering
     -  Battery Reversal
     -  Terminating Impedance of 600 Ohms
     -  Forward Disconnect
     -  Transient Protection
     -  Remote Test Access to Metallic Tip and Ring
     -  Low Power Dissipation

[RI-APOTS CHART]

                                         4-57

                     Copyright 1995. Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995

4.4.5. LOCAL EXCHANGE
UNIVERSAL VOICE GRADE CHANNEL UNIT                                       L-UVG
- --------------------------------------------------------------------------------

GENERAL DESCRIPTION

The Local Exchange Terminal Universal Voice Grade (L-UVG) Channel Unit is the UMC counterpart to the R-UVG card. It provides six, two-wire circuits to support ground Start, loop Start and reverse battery signaling for applications such as PBX trunks. Its faceplate (actual size) is shown on this page.

UMC cards provide ring cadence following, including ring-ping, on-hook transmission between ring burst and forward disconnect. They also support precision gain adjustment in 0.1 dB steps over a 14.0 dB range. The L-UVG can be located at the Remote Subscriber Terminal (RST) for Direct Inward Dialing
(DID) applications.

The L-UVG may also be utilized for international Coin (Payphone) service.

A green BUSY LED indicator, when lit, indicates that the L-UVG circuit is busy or is being tested and should not be removed from service. A red FAIL LED indicates that the unit has failed. The L-UVG features front panel jack access for testing and monitoring of all six circuits in addition to backplane metallic tip-ring access to enable testing using the Metallic Test Unit.

FEATURES

     -  Six, Two-Wire, Switched, Analog UVG Circuits per Card
     -  Software Selectable Transmission Gain 0.1 dB Steps
     -  u Law companding
     -  Ground Start/Loop-Start Capability
     -  Reverse Battery (Quiet)
          -  Wide ring voltage/frequency detection window
          -  600/900 Ohm Impedance
          -  On-Hook Transmission Capability
          -  Forward Disconnect
          -  Remote Test Access to Metallic Tip and Ring
          -  Low Power Dissipation
          -  Provisionable/Automatic Gain Adjustment

[L-UVG CHART]

                                         4-59

                    Copyright 1995.  Advanced Fibre  Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995

4.4.6. Remote Subscriber
Universal Voice Grade Channel Unit                                         R-UVG
- --------------------------------------------------------------------------------

General Description

The Remote Subscriber Universal Voice Grade (R-UTVG) Channel Unit is the UMC counterpart to the L-UVG card. Ground Start, loop Start and reverse battery signaling are supported for applications such as PBX trunks. The R-UVG is typically used at the RST, although it may be employed at the LET for Direct-Inward-Dial (DID) applications. Its faceplate (actual size) is shown on this page. [Diagram Omitted]

The L-UVG may also be utilized for international Coin (Pay phone) service.

UMC UVG cards provide ring cadence following, on-hook transmission between ring bursts and forward disconnect. They also support precision gain adjustment in
0.1 dB steps over a 14.0 dB range in addition to automatic transmission loss switching with loop length (four steps of 1 dB each).

A green BUSY LED indicator, when lit, indicates that the R-UVG circuit is busy or is being tested and should not be removed from service. A red FAIL LED indicates that the unit has failed. The R-UVG features backplane metallic tip-ring access to enable testing using the Metallic Test Unit.

Features

     -  Six, Two-Wire, Switched, Analog UVG Circuits per Card
     -  Automatic or Provisionable Transmission Gain in 0.1 dB Steps
     -  u Law commanding
     -  Ground-Start/Loop-Start Capability
     -  Reverse Battery Signaling (Quiet)
          -  600 Ohm Impedance
          -  Forward Disconnect
          -  Remote Test Access to Metallic Tip and Ring
          -  Low Power Dissipation

[R-UVG]

                                         4-61

                     Copyright 1995. Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995




4.4.8. E&M CHANNEL UNIT                                                     E&M
- --------------------------------------------------------------------------------

GENERAL DESCRIPTION

The E&M Channel Unit is one of the UMC's Special Services channel units. It provides two subscriber line circuits configured for operation in E&M Modes I or V, and one subscriber line circuit for E&M Modes II, III and IV.

The E&M channel unit also supports DX signaling. It can be used to provide subscriber line circuits for Tandem Types I and II and PLR (Pulse Link Repeater) Types I and II. In addition, it may be used in a transmission only mode. The E&M channel unit can provide either two or four wire service. Its faceplate (actual size) is shown on this page.

The E&M channel unit his a fixed impedance of 600 ohms. Voice frequency gain is provisionable in 0.1 dB increments within a 24.5 dB range.

There are two LED indicators on the E&M front panel The green BUSY LED indicates that the E&M Channel Unit is busy or is being tested and should not be removed from service. A red LED indicates that the unit has failed.

Access to the line circuits is provided on the backplane to enable testing with the Metallic Test Unit.



FEATURES

     -  Provides E&M circuits - one or two circuits per card depending on Mode.
     -  E&M, Tandem, PLR Signaling, and DX Signaling (software provisionable)
     -  Provisionable Transmit and Receive Gain
     -  Remote Test Access to Metallic Tip-Ring Pair
     -  Low Power Dissipation

[E&M CHART]

                                         4-65

                    Copyright 1995.  Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995

4.4.9. International Transmission
Only Channel Unit                                                            ITO
- --------------------------------------------------------------------------------

General Description

The International Transmission Only (ITO) Channel Unit provides either three four-wire or six two-wire circuits per card for analog voice transmission. It is designed for applications requiring analog, non-switched, voice or data transmission. This includes use with the DL-XCVR, as an interface to analog transport facilities (radio), or to provide analog, non-switched services.

Each ITO circuit provides two or four-wire, analog interface. The two or four-wire configuration is software provisionable depending on application requirements.

A green ACTV LED indicator, when lit indicates the TO Channel Unit is engaged. a red FAIL/ LED indicates the unit has failed. The TO card features backplane metallic tip-ring access to enable testing using the Metallic Test Unit.

Features

     - Three four-wire circuits or six two-wire, non-switched, analog circuits per card
     - May be used as a service card or for transmission channels with the DL-XCVR

[ITO CHART]

                                         4-67

                     Copyright 1995 Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995

4.4.10. International Advanced
Transmission Only Channel Unit                                              IATO
- --------------------------------------------------------------------------------

General Description

The International Advanced Transmission Only (IATO) Channel Unit provides either four-wire or two-wire circuits. If provisioned in the four-wire mode, the IATO is capable of providing up to three (3) circuits for analog voice transmission. If provisioned in the two-wire mode, the IATO is capable of providing up to six
(6) circuits for analog voice transmission. [Diagram Omitted]

The IATO is designed for indoor or outdoor applications requiring analog, non-switched voice or data transmission. This includes use with the DL-XCVR as an interface to analog copper or radio facilities, or to provide analog, non-switched services.

Each IATO circuit provides two or four-wire, analog interface. The two or four-wire configuration is software provisionable depending on application requirements. The IATO card may be placed in either the LET or the RST(s). The IATO provides scaling current and adjustable gain.

A green ACTV LED indicator, when lit, indicates the IATO channel unit is engaged. A red FAIL LED indicates the unit has failed. The IATO card features backplane metallic tip-ring access to enable testing using the Metallic Test Unit.

Features

     -  Up to three four-wire circuits or six two-wire circuits per card
     -  Gain adjustment
     -  Sealing Current
     -  Utilized with DL-XCVR as well as being a service card
     -  Flexible Input Impedance, provisionable
        at 150 Ohms, 300 Ohms, 600 Ohms, or 1150 Ohms.

[IATO CHART]

                                         4-69

                    Copyright 1995.  Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995

4.5.1. Asynchronous Data
Channel Unit                                                                 ADU
- --------------------------------------------------------------------------------

General Description

The UMC Asynchronous Data Channel Unit (ADU) provides low bit rate asynchronous interfaces to the UMC for point-to-multi point service. The ADU is equipped in both the LET and RST(s). It operates at 1200, 2400, 4800, 9600 and 19,200 bits per second.

The ADU supports one or two data channels per unit using CCITT V.28, CCITT V.11/X.21 or CCITT V.35 electrical interfaces. Its faceplate (actual size) is shown an this page. [Diagram Omitted]

The ADU provides optional error correction through the craft interface terminal when very low bit error rate transmission is required. The ADU may also be provisioned to optimize E1 capacity by multiplexing several low rate asynch data interfaces into a single 6.4 Kbps E1 times lot.

The ADU provides alarm indication, testing via the Metallic Test Unit, and rate provisioning from a remote site using a craft interface terminal.

There are four LED indicators on the ADU front panel. A green ACTV LED indicates the unit is active. An red FAIL LED indicates that the unit has failed. An amber LBPK LED indicates loop back. The LOS LED indicates loss of signal.

The channel unit features backplane metallic tipring access to enable testing using the Metallic Test Unit.

Features

     -  One or Two, Multi Bit Rate Circuits Per Card
     -  V.1 I/X.21, V.35 or V.28 Electrical Interfaces
     -  Multiple Error Correction Protocols
     -  1200, 24009 4800, 9600, or 19,200 bps Asynch
     -  Times lot Multiplexing For Bandwidth Optimization
     -  Point-To-Multi point Asynch Customer Applications
     -  Optional Baseband Interface
          -  LET Or RST Applications Supported
          -  Remote Test Access To Metallic Tip and Ring
          -  Low Power Dissipation

[ADU CHART]

                                         4-75

                     Copyright 1995, Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995

4.5.2.    Synchronous Data
Channel Unit                                                                 SDU
- --------------------------------------------------------------------------------

General Description

The UMC Synchronous Data Channel Unit (SDU) provides medium bit rate Synchronous or Asynchronous interfaces to the UMC for point-to-multi point service. The SDU is equipped in both the LET and RST(s). It operates at 48, 56, or 64 Kbps. [Diagram Omitted]

The SDU supports one or two data channels per unit using CCITT G.703, CCITT V.11/X.21 or CCIT V.35 electrical interfaces. Its faceplate (actual size) is shown on this page.

The SDU may be used in all types of public and private data networks where synchronous and asynchronous data with minimum delay is requited.

When used in its synchronous mode, synchronization is achieved by locking the system clock to an external 2 Mbps reference which is terminated on be LET backplane or using one of the E1 streams as a reference clock.

The SDU may be provisioned to optimize E1 capacity by multiplexing 48 or 56 Kbps data interfaces into a single 64 Kbps E1 times lot using V.1 10.

The SDU provides alarm indication, testing via the Metallic Test Unit, and rate provisioning from a remote site using a craft interface terminal.

There are four LED indicators on the SDU front panel. A green ACTV LED indicates the unit is active. A red FAIL LED) indicates that the unit has failed. An amber LBPK LED indicates loop back. The LOS LED indicates loss of signal.

The channel unit features backplane metallic tipring access to enable testing using the Metallic Test Unit.


Features

     -  One or two, Multi Bit Rate Circuit per card
     - V.11/X.21, V.35 Or G.703 Electrical Interfaces Multiple Error Correction Protocols
     -  48, 56, Or 64 Kbps Sync Or Async Data Rates
     -  Times lot Multiplexing For Bandwidth Optimization At 48 Or 56 Kbps
     -  Point-To-Multi point Synch Customer Applications
     -  LET Or RST Applications Supported
          -  Remote Test Access To Metallic Tip And Ring
          -  Low Power Dissipation

[SDU CHART]

                                         4-77

                     Copyright 1995, Advanced Fibre Communication

                                                                       Section 4
                                                              System Data Sheets
                                                                      March 1995



4.5.3. E1 Asynchronous Channel Unit                                         E1AX
- --------------------------------------------------------------------------------

General Description

The UMCE1 Asynchronous Transceiver provides a G.703 E1 rate interface. It operates at the E1 rate of 2.048 Mbps.

The E1AX is intended for use in applications that require transport of intact E1 signals from customer premise to the local exchange.

The E1AX provides an intact (asynchronous)E1 signal for transport throughout the network.

The E1AX can be used to deliver intact E1 services to a customer's G.703 signaling equipment.

The E1AX does not provide scaling current. Its faceplate (actual size) is shown on this page. [Diagram Omitted]

The E1AX performs no signaling conversion or data link termination, only intact E I transport. Line coding is HDB3. The transceiver has selectable alarm thresholds, BER calculation, performance monitoring statistics, and alarm history.

There are four LED indicators on the E1AX front panel. A green ACTV LED indicates the unit is active and must not be unplugged without first removing traffic. A red FAIL LED indicates that the unit has failed. A red LOC LED indicates a failure of the incoming signal. A blue AIS (Alarm Indication Signal) indicates that a piece of telecommunications equipment linked, directly or indirectly, to this card has failed. The transceiver features front panel jack access for testing and monitoring.

Features

     -  One Asynchronous, Non Line-Powering E1 Circuit per card
     -  Intact E1 Transport
     -  Customer E1 service capability
     -  Extensive Loopback Diagnostics
     -  Front Panel Jack Access for Testing and monitoring
     -  Low Power Dissipation

[E1AX CHART]

                                         4-79

                     Copyright 1995. Advanced Fibre Communication

                                      EXHIBIT H

                              DISTRIBUTORSHIP AGREEMENT

    THIS AGREEMENT is entered as of the       day of            , 199 , by and
between ADVANCED FIBRE COMMUNICATIONS, INC. ("AFC"), a corporation duly organized under the laws of the state of Delaware located at 1445 McDowell Boulevard North, Petaluma, CA 94954, U.S.A., and AFC HARRIS MULTIMEDIA COMMUNICATIONS PRIVATE LIMITED (the "Distributor), a corporation duly organized under the laws of Mauritius located at ___________________________________.

RECITALS

    A. AFC is engaged in the manufacture and distribution of the communications equipment described in Exhibit A attached hereto (the "Equipment").
    B. The Distributor is, among other things, engaged in the business of manufacturing, marketing, distributing and selling telecommunications equipment in India for the Indian market.
    C. AFC and Harris Corporation, a corporation organized under the laws of the state of Delaware ("Harris"), are parties to that certain Shareholder and Joint Venture Agreement dated December 28, 1995 (the "Joint Venture Agreement"), whereby AFC and Harris formed Distributor, owned 51% by AFC and 49% by Harris, with Distributor's purpose, in part, being to distribute the Equipment in India for the Indian market only.
    D. It is a condition of the Joint Venture Agreement that AFC and Harris enter into this Distributorship Agreement as an interim procedure to last only until the Distributor is commercially producing the Equipment itself.
    E. AFC wishes to further the sale and distribution of the Equipment, and the Distributor wishes to purchase the Equipment from AFC, and to promote, market, distribute and service the Equipment in the Territory as herein defined.
    F. Distributor represents that it possesses the facilities, equipment, resources, ability, and knowledge necessary and desirable to successfully sell, service and market the Equipment.
    G. The parties wish to provide in this Agreement for the promotion, marketing, distribution and service of the Equipment by Distributor in designated territories.

NOW. THEREFORE. in consideration of the foregoing and the mutual agreements and promises contained in this Agreement, AFC and Distributor hereby agree as follows:

    1. APPOINTMENT AS DISTRIBUTOR. On the terms and conditions set forth in this Agreement, AFC agrees to sell the Equipment to Distributor and AFC appoints the Distributor as its distributor of the Equipment in the Territory hereinafter defined in Paragraph 3.
    2. AGREEMENT OF PURCHASE AND SALE. On the terms and conditions set forth in this Agreement, the Distributor agrees to purchase the Equipment from AFC and to use its best efforts to promote, market and distribute Equipment in the Territory.
    3. TERRITORY. As used herein, the "Territory" shall mean and include the geographic areas set forth in EXHIBIT B. The Distributor shall only sell and market the Equipment within this territory and shall not directly or indirectly offer, represent or sell into any other territory. The Distributor will employ its best efforts to ensure the Equipment it sells will remain in the Territory and agrees not to solicit any sales outside the Territory.
    4. NO SUB-DISTRIBUTORS. The Distributor shall have no right to appoint sub-distributors in the Territory without the prior written consent of AFC. Distributor shall ensure that any sub-distributor it may appoint shall enter into a written sub-distribution agreement imposing the same obligations on the sub-distributor as are imposed on Distributor under this Agreement. In addition, Distributor shall be responsible for the performance by any sub-distributors of Distributor's obligations under this Agreement. The Distributor may sub-contract for supportive services, such as installation, maintenance and engineering with the prior written consent of AFC, but shall retain responsibility for the performance of the Equipment as installed.
    5.   EXCLUSIVE DISTRIBUTOR.  Except as defined in Paragraph 6 hereafter,
AFC shall not appoint other distributors in the Territory for the Equipment described in EXHIBIT A within twelve (12) months following the execution of this Agreement.
    6.   EXCEPTIONS TO EXCLUSIVITY.
    6.1. AFC reserves the right to sell Equipment to system engineering companies or end-users not having their principal place of business in the Territory even if such end-users are established in the Territory, or to sell Equipment or part of the Equipment, which will be used with other equipment as part of a system in the Territory, to original equipment manufacturers (OEMs). In such cases, Distributor will carry out the service and support activities defined in Paragraph 22 hereunder for the Equipment sold. In consideration therefor, AFC shall pay to distributor [*]

    6.3. Distributor acknowledges that AFC has granted manufacturing rights to certain Taiwanese companies with rights to sell the equipment they manufacture under license in European countries. However, such equipment is sold under the manufacturer's name. and not AFC's name.
    6.4. Distributor acknowledges that AFC has granted exclusive distribution rights to Tellabs Inc. to sell the UMC-1000 to cable television companies and alternative access providers, unless these companies are also wireless telecommunication companies. Tellabs Inc. does not have the right to sell to telephone companies, and sells the Equipment under the name "Cablespan."
    7.   USE OF AFC NAME; LABELING.
         A. Distributor may refer to itself as an "Authorized Distributor of Advanced Fibre Communications" in advertising, signs, trade listing, directories and similar items. Distributor shall not obtain or attempt to obtain any right, title or interest by registration or otherwise, in or to the trade name "Advanced Fibre Communications", "UMC 1000" or any combination of such name with other names or with any other trade mark, trade name or designation used or owned by AFC.
         B. In no event shall Distributor remove or conceal any labeling on or packaging of the Equipment which bears the name of AFC or its affiliates. After termination of this Agreement, Distributor shall not use the name of AFC or any trade marks, trade names or designation used or owned by AFC for any purpose whatsoever. AFC shall not obtain or attempt to obtain any right, title or interest by registration or otherwise, in or to the trade name or designation used or owned by Distributor.
         C. Use of any advertising, packaging, marketing brochures and other promotional material by Distributor shall be subject to specific prior written approval by AFC.
    8.   INDEPENDENT CONTRACTOR.
         A. The Distributor is not granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of AFC or to bind AFC in any manner. Distributor shall conduct all of its business in its own name and the relationship of Distributor to AFC shall not be that of an agent or legal representative. Distributor shall not represent itself as the agent of AFC or as having any authority to bind AFC.
         B. Distributor hereby declares that it is engaged in an independent business, and that it will furnish the services (as described in Paragraphs 1 and 2 hereunder) as an independent contractor and not as the agent, employee or servant of AFC. Distributor shall have complete control over the employment, direction, compensation, and discharge of any person assisting it in furnishing these services. Distributor agrees that it will be solely responsible for a matters relating to the payment of its employees including compliance with all pertinent income tax, social security and other withholding and a other regulations governing such matters. Distributor shall be fully and completely responsible for its own acts and those of its subordinates, employees, sub-distributors and subcontractors in connection with its performance under this Agreement.

         C. The Distributor shall comply with all applicable laws in the Territory; in particular, Distributor shall provide workers compensation insurance coverage as required by applicable law in the Territory for Distributor's employees and agents and agrees to hold harmless and indemnify AFC for any and all claims arising out of any injury, disability. or death of any of Distributor's employees or agents. If such claims arise from manufacturing defects of the Equipment AFC's responsibility shall be as defined in Paragraph 31 below.
    9. GOVERNMENTAL FILINGS. The Distributor shall comply with all applicable laws in the Territory. If, under the laws of the Territory, distributorship agreements are required to be filed with governmental authorities, Distributor shall. upon full disclosure to AFC and with AFC's prior approval, prepare and make such filing at its own cost and furnish AFC with a copy of same.
    10. TRADEMARKS. Distributor acknowledges the validity of all trademark registrations in the United States and the Territory owned by AFC during the term of this Agreement. Distributor further acknowledges that AFC is the sole owner of the entire right, title, and interest in the trademarks covered by these registrations, hereinafter called "Marks," both in the United States and elsewhere in the world. Distributor shall not do any thing or commit any act which might prejudice or adversely affect the validity of the marks or the ownership by AFC thereof, and shall cease to use the Marks, or any similar marks, in any manner on the expiration or other termination of this Agreement.
    11.  NON-DISCLOSURE OF PROPRIETARY INFORMATION.
         A. It is contemplated by both parties that pursuant to the rendering of services hereunder, information and data of a confidential and/or proprietary nature may be disclosed to Distributor. Such information and data could include all past, present, and/or future plans, provisions, designs, forms, formats, procedures, methods, trade secrets, information concerning the design or manufacture of the Equipment and other AFC products and other information relating to AFC's technology, technical data, product, patent and copyright data, know-how, research and development data and programs, financial data, legal data, marketing data, customer lists and any other technical and business data.
         B. Distributor agrees to accept such confidential and/or proprietary data in confidence, not to disclose such data to others and to refrain from using such data for purposes other than those directed hereunder by AFC. Distributor's obligations under this Paragraph 11 shall survive the termination of this Agreement for a period of five (5) years.
    12.  PRICES AND SHIPMENT.
         A. For each item of Equipment purchased, Distributor shall pay or cause to be paid to AFC, in United States Dollars, a price determined from the price list and the discount schedule(s), attached hereto as EXHIBITS C AND D, as in effect from time to time by AFC. All prices shall be F.O.B. AFC's plant in Petaluma, California.
         B. The Distributor will post at its own expense all bid and performance bonds, or other guarantees, required by a customer in the Territory. If the Distributor is unable to post a bid or

[*]

    13.  TAXES.  Prices are [*]
    14. METHOD OF PAYMENT. Payment of the invoice price for the Equipment shall be by cash in advance or by an irrevocable commercial documentary letter of credit payable on sight confirmed by a United States bank, and in form and substance satisfactory to AFC, against presentation of shipping documents. Payments of other charges imposed by AFC (for repairs. travel, etc.) shall be made in freely exportable U.S. Dollars and shall be due upon receipt of invoices therefore.
    15. PURCHASE ORDERS. Distributor shall submit written purchase orders for all items of the Equipment it wishes to purchase. All purchase orders are subject to written acceptance by AFC. AFC shall sell to Distributor items of the Equipment in quantities as Distributor shall reasonably require, to the extent that AFC has such quantities available, AFC shall make every reasonable effort to meet the shipping dates Distributor may request. Requested shipping dates are subject to review, revision and approval by AFC on the basis of AFC's other commitments. Requested shipping dates shall not be approved by AFC until it receives all necessary information from Distributor regarding such purchase order.
    16. ORDER POSTPONEMENT/CANCELLATIONS. The Distributor can postpone any order or any portion of an order for a period of up to 45 days without penalty provided that AFC is advised of the postponement by a minimum of 30 days prior to the original scheduled ship date. Once an order has been postponed, such order may not be postponed again. Orders canceled prior to shipment shall be subject to restocking charges to be paid by Distributor in accordance with the following schedule and are applied based on the day AFC receives the cancellation notice. If an order has been postponed and then subsequently canceled, the cancellation charge shall be based on the number of days prior to the original scheduled ship date that notice of cancellation is received:


[*]


    17. COMMON CARRIERS AGENTS OF DISTRIBUTOR. Whenever AFC shall deliver or cause to be delivered to a common carrier any goods ordered by Distributor, regardless of whether the particular carrier shall have been designated in the shipping or routing instructions of Distributor, AFC shall not be responsible for any delays or damages in shipment and the common carrier, to which AFC shall deliver goods shipped to Distributor, is declared to be the agent of the Distributor.
    18. RETURN OF PRODUCTS OR SERVICE PARTS FOR REPAIR OR CREDIT. Subject to the provisions of Paragraph 31, unless AFC shall have authorized or permitted the return of any products or parts, AFC shall not be obligated to accept from Distributor any products or parts returned, nor to make any exchange thereof, nor to credit Distributor therefor.
    19. DELIVERY. Delivery of the Equipment to Distributor shall be deemed completed when shipment is made F.O.B. AFC's Petaluma, California plant in the presence of an authorized representative of Distributor, as evidenced by a record of acceptance of the bill of lading. AFC shall advise Distributor at least two (2) weeks in advance of the date of shipment. If Distributor's representative is not present at the date of shipment, delivery shall be deemed complete when shipment is made FOB AFC's Petaluma, California plant, as evidenced by a bill of lading. Title and risk of loss shall pass to Distributor when the items have been delivered to the carrier designated by Distributor in EXHIBIT E or a reasonable substitute carrier.
    20. MARKETING. Distributor shall devote its best efforts to the promotion, marketing, distribution and servicing of the Equipment in the Territory, shall use all reasonable means and diligence to further the sale of the Equipment in the Territory, and shall generally do all things necessary or proper to further and promote the goodwill and reputation of AFC. Distributor shall maintain at its own cost and expense a sales office in the Territory suitable for displaying and demonstrating the Equipment therein. With prior notice to Distributor, and with the presence of Distributor's representative, if available, AFC shall have the right to communicate directly with Distributor's customers. Distributor shall provide AFC with all pertinent customer information reasonably necessary to facilitate AFC's communication with said customers.
    21. DEMONSTRATION AND APPROVAL SYSTEM. Within one (1) month of the execution of this Agreement, Distributor shall purchase one demonstration unit of the Equipment, for which AFC shall grant a special discounted price. This unit will be configured in such way as to allow it to be used as a type approval system, should such an approval be required by the Telecommunication Authority in the Territory. AFC is in no way responsible for any costs associated with obtaining a type approval. It is also understood that the Distributor will bear the cost, if any, for the installation of a demo or approval system.
    22. SERVICING. Distributor shall service, or arrange for the servicing, of the Equipment it markets or distributes. Distributor shall ensure that such servicing is conducted in accordance with reasonable standards AFC deems necessary to preserve the reputation of AFC products and to preserve good customer relations. Distributor shall maintain competent service personnel in sufficient numbers and adequate service facilities to provide users of the Equipment in the Territory with proper training installation and with such preventive maintenance and special services as may be required from time to time. Distributor shall purchase and maintain an inventory of supplies and spare parts and handle only such supplies and parts as are manufactured by AFC, or standard commercial items approved by AFC as property meeting AFC's specifications. In the event of termination of this Agreement, AFC shall assume the responsibility for servicing the pre-existing customers of Distributor and Distributor shall supply AFC with all necessary information to adequately and completely carry out such servicing.
    23. REPORTING. Distributor shall make such reports concerning the operation of its business and the marketing, distribution and servicing of the Equipment as AFC may reasonably request. AFC shall have the right to make such inspections as AFC may deem reasonably necessary to satisfy itself that the Equipment is being distributed, sold and serviced in accordance with this Agreement.
    24. NON-INTEGRATION. Distributor shall not market or distribute any products as genuine AFC products that are not, in fact, genuine AFC products. The Distributor shall not incorporate any components into any item of the Equipment or sub-assembly other than those components specifically -approved and/or supplied by AFC to Distributor.
    25. NO COMPETING PRODUCTS. Distributor agrees that it would not be capable of fulfilling in obligations under this Agreement if, during the term of this Agreement, either directly or indirectly, it offered for sale or lease or acted as distributor, dealer, representative, sales agent or in any other capacity with regard to equipment or products manufactured. leased or sold by any person, firm, corporation or organization other than AFC, if such equipment or products are competitive in any way to the AFC Equipment described in EXHIBIT
A. Distributor shall not undertake to do the acts described in this Paragraph 25 without the prior written agreement of AFC.
    26. COMPLIANCE WITH U.S. TRADE LAWS. Distributor shall use its best efforts to ensure that none of the Equipment shall reach any country or territory wherein United States law would forbid AFC to market or distribute the Equipment. If any such violation shall occur, Distributor shall defend, indemnify and hold harmless AFC from the consequences of such violation.
    27. TECHNICAL ASSISTANCE. AFC shall provide Distributor free of charge with such promotional literature, moderate proposal assistance and technical assistance in California, as Distributor shall reasonably request. Distributor shall be responsible at its expense for all translations, however, AFC reserves the right to review such translated documents for accuracy and completeness. Distributor shall pay for time, travel and living expenses of AFC personnel or AFC subcontractors where the provision of technical assistance requires their travel provided such travel was requested or approved in advance by Distributor.
    28. TRAINING. AFC will provide periodic training classes conducted in English at its facilities in Petaluma, California for Distributor's personnel. AFC shall pay the cost of providing for training instructors and course materials. Distributor shall pay salaries travel and living expenses for its own personnel.
    29. TERM AND TERMINATION OF AGREEMENT. This Agreement shall last only up to the date when the Distributor has the ability to manufacture the Equipment as provided and contemplated in the Joint Venture Agreement, unless terminated earlier pursuant to Paragraph 30 hereunder. Distributor represents that it has negotiated and agreed to all aspects of the termination provisions contained in these Paragraphs 29 and 30 herein. Distributor represents that it has not paid any consideration for the right to become a distributor of AFC Equipment or products. Distributor further represents that the parties have made no oral or any other agreement regarding the term of this Agreement or Distributor's performance hereunder except as set forth herein. The parties agree and state that all notice periods specified hereunder are reasonable. Distributor represents that it has considered and shall continue to consider the termination provisions herein when determining its budget and expenditures for the promotion of AFC Equipment and products. The right of termination provided herein is absolute and neither party shall be liable to the other for damages or otherwise by reason of such termination. Each party hereby waives any claim it might have against me other party to this agreement for any damages whatsoever by reason of termination hereunder.
    30.  ADDITIONAL GROUNDS FOR TERMINATION BY AFC AND DISTRIBUTOR
             A. In the event that the Distributor shall become liquidated, dissolved, bankrupt or insolvent, or shall take any action to be so declared, or shall suffer any such action brought by another, AFC shall have the right to terminate this Agreement and a orders immediately, and may stop shipment of any Equipment in transit. In such event, Distributor shall immediately return to AFC via prepaid air freight any Equipment in Distributor's possession for which AFC has not received full and complete payment.

             B. AFC may terminate this Agreement immediately upon notice in writing to Distributor if Distributor shall breach any provision of this Agreement in any respect and such breach remains unremedied thirty (30) days after receiving notice thereof from AFC.
             C. Distributor may terminate this Agreement immediately upon notice in writing to AFC if AFC shall breach any provision of this Agreement in any respect and such breach remains unremedied thirty (30) days after notice thereof from Distributor.
             D.    AFC may terminate this Agreement immediately upon thirty
(30) days notice in writing to Distributor in the event that type approval of AFC equipment is required by the Telecommunication Authority in the Territory, and that such type approval has not been obtained by Distributor within six (6) months of execution of this Agreement. In such a case, Distributor shall return to AFC any demonstration equipment acquired by Distributor under Paragraph 21 above, and shall be entitled to reimbursement of any monies paid or advanced to AFC for said equipment, However, Distributor shall return said equipment to AFC with shipment costs to be borne by Distributor.
             E. In the event of any termination of this Agreement by AFC or Distributor under Paragraph 29 or subparagraph 30(B) or 30(C) above, AFC will honor all outstanding orders of Distributor accepted by AFC.
    31. AFC'S WARRANTIES. AFC warrants that each item of its own manufacture delivered hereunder shall, at the time of delivery and for a period of two (2) years thereafter, be free from defects in materials and workmanship, and if any such item supplied hereunder shall prove to be defective in material or workmanship under normal intended usage and maintenance during the warranty period, and is so found upon examination by AFC, then AFC shall repair or replace, at its sole option, such defective item at its own expense.
Distributor shall be required to ship each such defective item, freight prepaid, to AFC's plant in Petaluma, California, and AFC shall ship all repaired or replaced items freight prepaid to the Distributor. Liability of AFC for breach of any and a wan-antics hereunder is expressly limited to the repair or replacement of defective items set forth in this Paragraph 3 1, and in no event shall AFC be liable for special, incidental or consequential damages by reason of any breach of warranty or defect in material or workmanship. AFC shall not be responsible for the repair or replacement of items which have been subjected to neglect, accident or improper use, or which have been altered by other than authorized AFC personnel. Upon expiration of the warranty period, Distributor shall pay for the repair and/or replacement of defective parts. Distributor shall be required to ship each such defective item, freight prepaid, to AFC's plant in Petaluma, California, and AFC shall ship all repaired or replaced items freight prepaid to the Distributor. THE EXPRESS WARRANTY CONTAINED IN PARAGRAPH 31 HEREOF SHALL EXTEND TO DISTRIBUTOR ONLY, AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS (OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND OF MERCHANTABILITY. THERE ARE NO WARRANTIES EXPRESS OR IMPLIED EXCEPT AS APPEAR IN THIS PARAGRAPH 31.

    32. WARRANTIES OF OTHER MANUFACTURERS. Warranty coverage on certain equipment which is furnished by AFC. but not manufactured by AFC, is limited to the coverage provided by the manufacturer of that equipment. AFC will make every reasonable effort to pass on the manufacturer-supplied warranty information to Distributor. This coverage will not necessarily coincide with the warranty provided by AFC on equipment of AFC's manufacture.
    33. WARRANTIES OF DISTRIBUTOR. Distributor shall warrant the Equipment to its own customers to at least the same extent as AFC warrants the Equipment to Distributor. Distributor, and not AFC. shall be liable to its customers for any defect in the Equipment, and in no event shall Distributor's customers have any right against AFC arising out of matters in any way related to the Equipment.
    34. DISTRIBUTOR'S DUTY TO INDEMNIFY. Distributor shall defend, indemnify and hold harness AFC against any and all liability, Loss or damages AFC may suffer as a result of claims, demands, costs or judgments against it for personal injury or property damage or otherwise arising out of or in connection with the Equipment or the condition, maintenance, possession, operation or use of the Equipment, regardless of whether any such liability, loss or damage is direct or indirect, consequential or special, or arises from principles of tort or contract law or otherwise.
    35. TENDER OF DEFENSE. Upon receipt of information regarding any claim for which Distributor has a duty to indemnify under Paragraph 34 above, AFC shall notify Distributor of such claim, in writing, within ten (10) days of AFC's receipt of such claim. Distributor, upon written request by AFC, shall promptly defend such at Distributor's expense. AFC agrees to provide reasonable cooperation to Distributor, at Distributor's expense, in the defense or settlement of any such claim. If Distributor fails to undertake and continue such defense, AFC shall have the right (but not the obligation) to make and continue such defense as it considers appropriate, and the expenses and costs thereof, including but not limited to attorney's fees, together with the amounts of any judgment rendered against AFC shall be paid by Distributor upon demand.
    36. USE OF LICENSED SOFTWARE. AFC hereby grants to Distributor a non-xclusive, royalty-free License to use, but not to copy in any way, the software incorporated in the Equipment (hereinafter called "Licensed Software") in and with the Equipment only. Distributor agrees to maintain the confidentiality of the Licensed Software and not to make available the Licensed Software to any third party without prior written approval of AFC, except for sub-licenses to purchasers of Equipment. This sub-license shall emend only to copies of the Licensed Software supplied to Distributor by AFC. The restrictions contained in this License shall be imposed upon such sub-licensees.
         In the event AFC determines that the Licensed Software being used in a particular piece of Equipment was copied and not provided by AFC with the Equipment, AFC reserves the right to suspend all support and/or maintenance of such Equipment until software fees applicable to such Licensed Software have been paid.
         The License granted hereunder shall terminate concurrently with this Agreement.

    37. GOVERNING LAW. The validity, interpretation, and performance of this Agreement shall be controlled by and construed in accordance with the laws of the State of California. United States of America, the state in which this Agreement is being executed.
    38. JURISDICTION. For any litigation, action, or dispute arising of or in connection with this Agreement, each party hereto shall, at the request of the other party, submit to the jurisdiction of an appropriate court in the State of California, United States of America.
    39. LICENSES. AFC shall obtain any U.S. export licenses required -for shipment of Equipment or Licensed Software to Distributor. Distributor shall ensure that none of the Equipment, Licensed Software or any other technical data pertaining thereto are reexported or transmitted to a person or destination proscribed by U.S. export control law, regulations or rulings. Distributor shall comply with all other U.S. Export Administration regulations, including the provisions of Section 373.3, a copy of which is attached as EXHIBIT G. Copies of Section 387 concerning records and Section 374 concerning re-exports are available from AFC upon request.
    40. DAMAGES NOT COVERED. In no event shall AFC be liable for special, incidental or consequential damages. AFC shall have no liability whatsoever for delays in shipment or-failure to ship caused by fires, strikes, embargoes, transportation delays, earthquakes, storms, wars, acts of war, governmental or state regulations or any contingencies beyond the reasonable control of AFC.
    41. AGREEMENT GOVERNS. Where there exists any conflict between this Agreement and the standard terms and conditions of sale shown on the AFC invoice form, this Agreement shall govern.
    42. NON-WAIVER. The failure of either party at any time to require performance by the other party of any portion hereof shall not affect in any way the other party's full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or be held to be a waiver of the provision itself.
    43. CAPTIONS. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.
    44. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered solely for the benefit and protection of the parties hereto and their successors, and no other person or entity shall have any right or right of action hereunder.
    45. BINDING. The terms of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, provided, however, that Distributor shall not assign any of its rights or obligations hereunder without the prior written consent of AFC, and any such assignment without such consent shall be void.
    46. NO FURTHER RIGHTS Granted. The entry into this Agreement, or the sale of any item by AFC pursuant hereto, does not convey to Distributor any license, by implication, estoppel or otherwise, under patent claims or rights of AFC covering the item or items, or any combination thereof with or without other devices or elements.

    47. NOTICES. All notices required or contemplated under this Agreement shall be deemed given ten (10)days after being sent via registered express mail or facsimile, where the latter is followed by mailing the original cop addressed to the parties as follows:
    To AFC:
                        ADVANCED FIBRE COMMUNICATIONS, INC.
                        1445 McDowell Boulevard North
                        Petaluma, CA 94954, U.S.A.

    To Distributor:
                        At the address set forth at the beginning of this Agreement.

    Either party may change the address at which it will receive notice upon
the giving, as provided above, of reasonable notice to     the other party.
    48.  ENTIRE AGREEMENT.   This Agreement contains all of the agreements,
understandings, representations, conditions,     Warranties, and covenants made
between the parties hereto. Unless set forth herein, neither party shall be liable for any representations made to the other party, and all modifications and amendments hereto must be set forth in writing and signed by both parties.
    49. ATTORNEYS FEES. In the event of litigation or any claim arising under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs in addition to any other relief awarded by a court of competent jurisdiction.
    50. ENGLISH VERSION GOVERNS. In the event that this Agreement is translated into any other language, the English language version hereof shall govern in the event of any ambiguity.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

'AFC'
ADVANCED FIBRE COMMUNICATIONS, INC.



By                                          Date:
   -----------------------------------      -----------------------------


"DISTRIBUTOR"



By                                          Date:
   -----------------------------------      -----------------------------








Attachments:

    EXHIBIT A-     Equipment Subject to Agreement

    EXHIBIT B-     Territory

    EXHIBIT C-     Price List

    EXHIBIT D-     Discount Schedule

    EXHIBIT E-     Distributor's Preferred Carriers

    EXHIBIT F-     Price Change Policy

    EXHIBIT G-     U.S. Export Administration Regulations
                      Section 773.3 (1)

                                      EXHIBIT A

                            EQUIPMENT SUBJECT TO AGREEMENT

                       THE UNIVERSAL MODULAR CARRIER UMC-1000 E

                                      EXHIBIT B

                                      TERRITORY

INDIA

                                      EXHIBIT C

                                      PRICE LIST
                                         [*]

                                      EXHIBIT D


                                  DISCOUNT SCHEDULE


                                         [*]

                                      EXHIBIT E

                           DISTRIBUTOR'S PREFERRED CARRIERS

                                         [*]

                                      EXHIBIT F


                                 PRICE CHANGE POLICY

                                          [*]

                                      EXHIBIT G

                        U.S. EXPORT ADMINISTRATION REGULATIONS

                                  SECTION 773.3 (1)
                                       ATTACHED

                                    EXHIBIT I




Excerpt from the minutes of the September 14, 1995 AAL Partners' Meeting (dated October 11, 1995):

     MARKET RIGHTS
     Ken Craft, Jon Grunes, Carl Grivner, Mike Hartfield, Glenn Lillich and Ellen Schwab participated in a discussion on Market Rights. It was agreed to let both Tellabs and AFC participate in the India market unrestricted. To eliminate channel conflict, the group also agreed to evaluate a proposal where some portion of the international market is divided country by country. In general, the proposal would be based on the following:

          - Pairs of countries with comparable markets would be listed; AFC and Tellabs would alternatively pick a country in a pair.

          - Unrestricted market rights would be granted for the selection of a sales channel (AFC or Tellabs). The non-selecting sales channel would agree not to sell in the other sales channel's selected countries.

          - Exceptions to this proposal would be listed separately.

                             SECRETARY'S CERTIFICATE


          I, Dan E. Steimle, secretary of Advanced Fibre Communications, Inc. ("AFC"), do hereby attest that the attached "Exhibit I" to the Shareholder and Joint Venture Agreement dated as of December 28, 1995 between AFC and Advanced Fibre Communications (Hong Kong) Limited, and Harris Corporation, is a true and correct excerpt of the minutes of the September 14, 1995 AAL Partners' Meeting (dated October 11, 1995).






                                        /s/ Dan E. Steimle
                                        -----------------------------------
                                        Dan E. Steimle
                                        Secretary

                                    EXHIBIT J


                           SOFTWARE LICENSE AGREEMENT


                                 by and between


                     Advanced Fibre Communications, Inc. and
                Advanced Fibre Communications (Hong Kong) Limited


                                       And


              AFC Harris Multimedia Communications Private Limited

                                TABLE OF CONTENT


     Article   1    Definitions
     Article   2    License Grant
     Article   3    Delivery and Training
     Article   4    Acceptance
     Article   5    Consideration
     Article   6    Warranty
     Article   7    Duplication Fee Reports
     Article   8    Rights of AFC
     Article   9    Confidentiality
     Article   10   Infringement
     Article   11   Limitation of Liability
     Article   12   Termination
     Article   13   Assignment
     Article   14   Export Controls
     Article   15   Notices
     Article   16   General Provisions

This Software License Agreement is entered into as of December 28, 1995, by and between

ADVANCED FIBRE COMMUNICATIONS, INC., a Delaware corporation located at 1445 McDowell Boulevard North, Petaluma, California 94954 U.S.A., and ADVANCED FIBRE COMMUNICATIONS (HK) LIMITED, a Hong Kong company wholly owned by Advanced Fibre Communications, Inc., whose registered office is at 9th Floor, 106A Lockhart Road, Wanchai, with both companies acting jointly and severally (hereafter collectively referred to as "AFC")

and

AFC Harris Multimedia Communications Private Limited, a Mauritius corporation with a registered office in Mauritius, represented for the purposes of this Agreement by AHMC's minority shareholder, Harris Corporation, a Delaware corporation, acting through its Digital Telephone Systems Division at 300 Bel Marin Keys Boulevard, Novato, California 94948 U.S.A. (hereafter referred to as "AHMC"), based on the following:

     1. AFC is engaged in the business of manufacture and distribution of certain telecommunications products worldwide and wishes to expand the market for its products, including the Product as defined in Article 1, into India;

     2. AFC and Harris Corporation executed a Joint Venture and Shareholder Agreement dated December 28, 1995 for the establishment of AHMC;

     3. AHMC is engaged in the business of manufacture and distribution and arranging for the manufacture and distribution of telecommunications products and services for the Indian market; and

     4. Pursuant to the above referenced Joint Venture and Shareholder Agreement, AHMC desires to obtain from AFC, and AFC desires to grant to AHMC, certain licenses and right with respect to the Licensed Software, as defined below, in connection with the Licensed Product, as defined below, on the terms and conditions set forth in this Agreement.


NOW THEREFORE, AFC and AHMC agree as follows:


1 DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

1.1 "Confidential Information" shall mean the Technical Documentation, the Licensed Software, and any information in whatever form which is related to the Technical Documentation or the Licensed Software or designated as confidential.

1.2 "Designated Indian Entity" shall have the meaning given that term in the Joint Venture Agreement.

1.3  "Duplication Fee" shall have the meaning defined in Section 5.2.

1.4 "Duplication Fee Reporting Period" shall mean any of the four quarters ending on December 31st, March 31st, June 30th, and September 30th of each year.

1.5 "Duplication Fee Due Day" shall mean the 10th day following each Duplication Fee Report Due Day.

1.6 "Duplication Fee Report Due Day" shall mean the 30th day following the last day of each Duplication Fee Reporting Periods.

1.7 "Effective Date" shall mean the Effective Date as that term is defined in the Joint Venture Agreement.

1.8 "End User Sublicense Agreement" shall mean a written end user sublicense agreement with an end user or purchaser of the Licensed Product containing terms not less stringent than the those contained in this Agreement for such end users to use the Object Form on the Licensed Product.

1.9 "Joint Venture Agreement" shall mean the Joint Venture and Shareholder Agreement between AFC and Harris Corporation acting through its Digital Telephone Systems Division dated December 28, 1995.

1.10 "Licensed Product" shall have the meaning given that term in the Joint Venture Agreement and Exhibit G to the Joint Venture Agreement.

1.11 "Licensed Software" shall mean the programs in Object Form which is necessary to operate the Licensed Product with all its full functions and features up to but not beyond Release 2.1EE, as specified in Appendix 1 to this Agreement including future additions thereto approved in writing by AFC and all documentation and related materials needed by AHMC to utilize them.

1.12 "List Prices of the Licensed Software" shall mean the published list prices of the License Software expressed in US Dollars net of any sales, tax, excise tax, withholding tax.

  duties, and any other fees and charges and periodically adjusted in accordance with Section 5.3.

1.13 "Object Form" shall mean any machine translated version of the Licensed Software which can be made executable by computer equipment.

1.14 "Source Form" shall mean the original human readable form on any media of the Licensed Software.

1.15 "Specifications" shall mean the specifications of the Licensed Software provided by AFC to AHMC, a copy of which is attached to, and forms part of, this Agreement.

1.16 "Technical Documentation" shall have the meaning given that term in the Joint Venture Agreement.

1.17 "Third Party Manufacturer" shall mean any entity which manufactures, assembles, or supplies the parts and components of, the Licensed Product for or on behalf of AHMC.

1.18 "Update" shall mean an enhancement, change or error correction in or to the Licensed Software provided by AFC to AHMC pursuant to this Agreement or required to be provided by AFC to AHMC under the Joint Venture Agreement.

2 LICENSE GRANT

2.1  LICENSE GRANT.  AFC grants to AHMC and AHMC accepts from AFC, subject to
  Section 4.2 of the Joint Venture Agreement:

  (a) a license for AHMC to be the exclusive holder of the right to use, operate, test, maintain, duplicate, make copy of, install and embed, distribute and market the Licensed Software in connection with the Licensed Product in the Territory in India;

  (b) a license for AHMC to be the exclusive holder of the right to grant sublicenses to Designated Indian Entities for such entities to use, operate, test, maintain, duplicate, make copy of, install and embed, distribute and market the Licensed Software in connection with the Licensed Product in the Territory;

  (c) a license for AHMC to be the exclusive holder of the right to grant sublicenses to Designated Indian Entities for such entities to grant further the sublicense to their distributors and end users to use, operate, and maintain the Licensed Software solely for the purpose of operating the Licensed Product in the Territory.


2.2 THIRD PARTY MANUFACTURERS. The licenses granted in section 2.1 except for the license to grant any sublicense shall extend to any Third Party Manufacturer approved in writing by the board of AHMC who agrees to be bound by terms not less stringent than the relevant terms in this Agreement.

2.3 THIRD PARTY CONTRACTORS. The License granted in Section 2.1 except for the license to grant sublicense shall extend to any Third Party Contractor approved in writing by AFC who agrees in writing to be bound by this Agreement to the same extent as he would be bound if he were an employee of AHMC. only those Third Party Contractors who will work with the Source Form of the Licensed Software shall require prior written approval by AFC. AFC shall not unreasonably deny or delay such approval.

2.4 Not withholding any provision to contrary, the licenses and rights granted under Section 2.1 shall become effective upon the Effective Date, and shall remain in full force and effect for as long as provided for in the Joint Venture Agreement.

2.5 In the event of termination of the Joint Venture Agreement resulting in dissolution of AHMC, the licenses granted hereunder and sublicenses granted pursuant to this Agreement shall remain and continue in full effect, from the effective date of such termination, for two years or a period of time sufficient to allow AHMC and its sublicensed Designated Indian Entities to obtain and procure the alternative licenses and technology, material supply and technical support so as to continue the principal business of AHMC contemplated under the Joint Venture Agreement and the agreements attached thereto as exhibits, whichever is longer.

2.6 Notwithstanding any other provision to the contrary, under no circumstance shall termination or expiration of the Joint Venture Agreement or the licenses under this Agreement terminate or otherwise affect the effectiveness of the sublicenses already granted prior to such termination or expiration by AHMC to Designated Indian Entities pursuant to AHMC's licenses and rights under Section 2.1.

2.7 Without limiting the generality of Section 2.1, in case of any inconsistency between AHMC's licenses and rights under Section 2.1 hereof and the provisions under Section 4.2 of the Joint Venture, Section 2.1 shall be construed to allow AHMC to do all things, with respect to the Licensed Software in India, which AFC is not expressly prohibited from doing worldwide under its prior and existing agreements with other entities.

2.8 Sublicense Enforcement. AHMC agrees to inform AFC of any breach of any sublicense granted by AHMC under this Agreement and to take reasonable steps to enforce any sublicense granted by AHMC under this Agreement.

2.9 MODIFICATION. AHMC may modify the Licensed Software to meet the Indian government requirements or the Indian market needs and maintain modified Licensed Software for AHMC's use.

2.10 SOURCE CODE. AFC does not grant, and nothing in this Agreement shall be construed to constitute granting of, the Source Code to AHMCI.

3 DELIVERY AND TRAINING

3.1 DELIVERY. AFC will deliver to AHMC, within two months or such time as AFC and AHMC shall otherwise agree in writing, two mater copies of the Licensed Software and sufficient documentation for a complete technical understanding of the Licensed Software. The master copies shall in delivered in such a form and on such media as shall allow AHMC to duplicate and embed the Licensed Software into the Licensed Product in the same or substantially similar manner as is used currently used by AFC. The documentation may be in printed or machine readable form. The media used for delivery of machine readable items shall be in the form currently existing at AFC's facilities in California.


3.2 TRAINING AND TECHNICAL SUPPORT. Any training or technical assistance shall be provided in accordance with the Manufacturing and Technical Assistance Service Agreement between AFC and AHMC substantially in form attached as Exhibit C of the Joint Venture Agreement.

4 ACCEPTANCE

4.1 ACCEPTANCE. The sole criterion for acceptance of the Licensed Software shall be a written certificate executed by AHMC certifying conformance of the delivered Licensed Software to the Specifications. If no written notice is received by AFC within 60 days of delivery, the Licensed Software shall be deemed accepted.

4.2 REJECTION. If AHMC rejects a delivered Licensed Software, then AHMC shall so notify AFC in writing specifying the reason(s) for rejection. AFC will have 30 days from the date of rejection to cure any deficiencies. AFC will redeliver the Licensed Software or a written statement providing the cure to AHMC after which the provisions of Section 4.1 will again apply, until such time as AFC shall have fulfilled its obligation to deliver.

5 CONSIDERATION

[*]

[*]

6    DUPLICATION FEE REPORTS

6.1 AHMC represents and covenants to AFC as a party to this Agreement and to AFC and Harris Corporation as shareholders in AHMC that AHMC shall not grant any sublicense to any Designated Indian Entity unless such the latter executes a written sublicense agreement with AHMC containing, among other terms and conditions, the provisions in Sections 6.2 through 6.8.

6.2 The sublicensed Designated Indian Entity shall send to AHMC a quarterly Duplication Fee report on or before each Duplication Fee Report Due Day. Such reports shall indicate the number of copies of the Licensed Software duplicated and the number of the Licensed Product sold or otherwise disposed of during each Duplication Fee Reporting Period.

6.3 The sublicensed Designated Indian Entity shall keep the records of the Licensed Software duplicated and the Licensed Products sold, or otherwise disposed of and other related information in sufficient detail to enable AHMC to verify that the Duplication Fee payments are correct.

6.4 The sublicensed Designated Indian Entity shall make its records available for inspection by AHMC, or if requested by the Designated Indian Entity, by an independent accountant selected by mutual agreement (the "Accountant"), during reasonable business hours for purposes of verification of the correctness of Duplication Fee reports and payments, including determinations of which sales by such Designated Indian Entity are or are not Duplication Fee bearing. In order for AHMC or the Accountant to conduct such inspection, the Designated Indian Entity shall maintain adequate records of the financial data relevant to and sufficient for a meaningful inspection and observe at least the same standards as it observes in keeping its financial records of its own products.

6.5 Except by agreement between them or upon a court order showing appropriate cause, the Accountant shall report to AHMC and the Designated Indian Entity only that in his judgment the records, reports, and Duplication Fee payments are or are not in accord with the agreement between them, indicating the nature and extent of any error or irregularity observed or believed to have occurred. Except for such reports by the Accountant and subject to any other agreement between them or a court order showing appropriate cause, the Accountant shall keep fully confidential all the information respecting the Designated Indian Entity and its business acquired in the course of his inspection.

6.6 AHMC may pay the cost of the Accountant's inspection, but if a Designated Indian Entity is found in any such inspection to have failed to comply adequately with the material provisions of the agreement between them, or that Duplication Fee is not paid correctly, then the Designated Indian Entity to bear the cost of such inspection and reimburse AHMC for any such costs, if paid by AHMC, within thirty (30) days after the date of invoice by AHMC.

6.7 The Designated Indian Entity shall keep the records required to be made available to AHMC or the Account under this Article, for three years.

6.8 AHMC may dispute every Duplication Fee report at any time during the first three years after it is submitted by the Designated Indian Entity. In AHMC does not dispute a Duplication Fee report within this period, then such a report shall be conclusively presumed correct.

7 WARRANTY

7.1 EXTENT OF WARRANTY. AFC warrants to AHMC that the master copies of the Licensed Software delivered hereunder shall conform to the Specification and shall enable AHMC to duplicate and embed the Licensed Software into the Licensed Product so long as AHMC receives the necessary and appropriate technical assistance and training from AFC under the Manufacturing and Technical Assistance Service Agreement. AFC and AHMC shall always endeavor to work together in good faith to maintain and upgrade AHMC's or its sublicensed Designated Indian Entity's duplication capability in India.

7.2 EXCEPTIONS FOR MODIFICATION. The provisions of Section 6.1 shall not apply in the case of modifications by AHMC to the Source Form where the modifications deviate from those permitted by the Specifications or documentation for the Licensed Software.

7.3 LIMITATION. AFC MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH REGARD TO ANY PRODUCT, SERVICE OR RELATED MATERIALS PROVIDED UNDER THIS AGREEMENT.


8    RIGHTS OF AFC

8.1 RIGHTS RETAINED BY AFC. AFC may use, develop, market, license, or otherwise dispose of the Licensed Software or concepts embodied therein anywhere in the world. Nothing herein shall be construed to grant to AHMC or any of its sublicensees any rights in or to any present or future products of AFC, whether or not similar to the Licensed Software, except for the rights in respect of the Licensed Software and updates expressly granted by this Agreement.

8.2 PROPRIETARY RIGHTS. AFC represents that the Licensed Software are owned by AFC and are proprietary in nature. AHMC shall respect AFC' claim of proprietary right and shall not use the Licensed Software or any component thereof except for the purposes for which it is made available under this Agreement.

8.3 PROHIBITED USE OF AFC' NAME. AHMC agrees not to use AFC' name in any fashion that would imply that AFC endorsed any product of AHMC or directly participated in its manufacture unless such is provided in a written agreement between AFC and AHMC.

9 CONFIDENTIALITY

9.1 CONFIDENTIALITY. AHMC shall not reproduce, duplicate, copy or otherwise disclose, distribute or disseminate any Confidential Information in any media, other than as provided for in this Agreement.

9.2 SAFEGUARD OF AFC, INFORMATION. AFC represents that the Licensed Software is confidential and proprietary to AFC and AHMC agrees to receive and maintain the Licensed Software and the information regarding its design and implementation as Confidential Information, using at a minimum the same degree of care as is used by AHMC for its own confidential information. AHMC shall not disclose any confidential information of AFC to any third party without AFC' prior written consent other than as provided for herein for the purposes of this Agreement.

9.3  RECIPROCAL NON-DISCLOSURE.  During the term of the Agreement and for five
  (5) years thereafter, AFC and AHMC (i) shall treat as confidential and proprietary all information which is disclosed by one party to another and which is clearly identified is confidential or proprietary, or in the case of unpublished information not so identified, each party shall treat that information as confidential unless it obtains a written release from the other party; (ii) shall not disclose such information to any employee, Affiliate, Third Party Contractor, Third Party Manufacturer or other third party who has not executed a confidentiality agreement, employment agreement or other contract having terms no less stringent than those contained herein;(iii) shall disclose such information only to any employee, Third Party Contractor or Third Party Manufacturer having a specific need to know such information for the purpose of this Agreement; and (iv) shall use reasonable efforts to ensure that such employee, Third Party Contractor or Third Party Manufacturer shall use such information only in the furtherance of the purpose of this Agreement.

9.4  EXCEPTION.  The foregoing shall not apply to any information that:

     (a) is already in the possession of both parties, other than as result of the breach of a legal obligation by one of them;

     (b) is or becomes a part of the public knowledge or literature through no wrongful act of either party;

     (c) is approved for release in writing by the party to whom the confidential or proprietary information belongs;

     (d)  is or was developed independently;

     (e) is or becomes the subject matter of a patent application which is later abandoned;

     (f) is disclosed pursuant to the lawful requirement or request of a governmental agency.

9.5 ORAL DISCLOSURE. Information disclosed orally shall be considered confidential only if it is (i) designated as confidential by the discloser at the time of disclosure, and (ii) summarized and clearly identified as being confidential in a writing, which is received by the recipient of the confidential information within thirty (30) days after the disclosure.

10   INFRINGEMENT

10.1 INDEMNITY. AFC represents that except for the pending legal dispute between AFC and DSC Communications corporation, it has sufficient right, title and interest in the Licensed Software to enter into this Agreement. AFC agrees, at its own expense, to defend AHMC and hold AHMC harmless against any suit, claim, or proceeding brought against AHMC by a third party alleging that any use of the Licensed Software infringes the United States copyright, patent, trademark, or trade secrets of such third party, provided that AHMC (i) promptly notifies AFC in writing of such suit, claim or proceeding, (ii) allows AFC, at its own expense, to direct the defense f such suit, claim or proceeding, (iii) gives AFC all information and assistance necessary to defend such suit, claim or proceeding, and (iv) does not enter into any settlement of any such suit, claim or proceeding without AFC' written consent.

10.2 NON-INFRINGEMENT KNOWLEDGE REPRESENTATION. AFC represents to the best of its knowledge that except for the pending legal dispute between AFC and DSC communications corporation, the Licensed Software does not infringe any valid patent right, copyright or trade secret right in the geographic territory of the license granted by this Agreement.

10.3 LIMITED INDEMNITY FOR MODIFICATION. AFC shall have no liability for any claim that AFC lacks right, title or interest to the Licensed Software or any claim of infringement if it is proven that the claim arises directly out of AHMC's use of the Licensed Software and the claim would be avoided or defeated if the Licensed Software had not been modified by AHMC or combined or integrated by AHMC with non-AFC's software programs except to the extent that (i) AFC approved the modification in writing or (ii) the combination or integration is a direct contemplated use of the Licensed Software and is required to utilize the Licensed Software in accordance with the Specifications.

11   LIMITATION OF LIABILITY

11.1 MUTUAL LIMIT. In no event shall AFC and AHMC be liable to each other for any indirect, special, or consequential damages in connection with or arising out of its performance or failure to perform pursuant to this Agreement.

12   TERMINATION

12.1 TERMINATION FOR DEFAULT. Upon breach of any obligations under this Agreement by either party, the other party may terminate this Agreement upon thirty (30) days written notice to the party defaulting. Termination will become effective upon expiration of the 30 day period unless the defaulting party cures the default prior thereto.

12.2 TERMINATION FOR INSOLVENCY. If either party: (a) becomes insolvent; (b) makes a general assignment for the benefit of its creditors (c) files or has filed against it a petition in bankruptcy or seeks reorganization; (d) has a receiver appointed over any of its assets; or (e) institutes any proceedings for liquidation or winding up; then the other party may, in addition to other rights and remedies it may have, terminate this Agreement immediately by written notice.

12.3 TERMINATION BY AFC. AFC may terminate this Agreement upon a 30-day written notice if AHMC fails to fulfill its covenant under Section 5.2

12.4 TERMINATION UNDER JOINT VENTURE AGREEMENT. This Agreement shall terminate as provided for in the Joint Venture Agreement.

12.5 EFFECT OF TERMINATION. The effect of termination of this Agreement and the continued force or termination of the licenses granted hereunder shall be governed as provided for in the Joint Venture,

12.6 SURVIVAL OF OBLIGATIONS. The following obligations shall survive termination of this Agreement:

Section 5.2 (Covenant to Charge Duplication Fee as pertains to Duplication Fees accrued before termination);
Article 6 (Duplication Fee Reports, as pertains to Duplication Fees accrued before termination);
Article 7 (Warranty as pertains the Licensed Software duplicated and distributed before termination)
Article   8    (Rights of AFC);
Article   9    (Confidentiality);
Article   10   (Infringement);
Article   11   (Limitation of Liability); and
other provisions whenever their spirit and intent in effecting such provisions compel survival;

13   ASSIGNMENT

13.1 ASSIGNMENT. This Agreement may not be assigned by either party without prior written consent from the other party, which consent shall not be unreasonably withheld.

13.2 ASSIGNEES BOUND. Subject to Section 13.1, this Agreement will inure to the benefit of and be binding upon either party's successors and assignees.

14   EXPORT CONTROLS

14.1 EXPORT CONTROLS IN GENERAL. In compliance with U.S. Export Administration Regulations, AHMC assures AFC that unless prior authorization is obtained from the U.S. Department of Commerce Office of Export Administration where applicable, it shall not intend to and will not knowingly export or reexport, directly or indirectly through its affiliates or sublicensees, any of the Licensed Software, documentation or confidential information provided hereunder or under any ancillary agreements hereto, to any country to which such exports or reexports are prohibited by the Export Administration regulations of the U.S. Department of Commerce.

15   NOTICES

15.1 Notices. All notices, requests and demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received only (i) upon delivery, if delivered personally to a party; (ii) on the following business day, if by facsimile transmission; or (iii) three (3) business days after deposit, if delivered to a internationally recognized courier service offering express delivery. All notices shall be sent to the following addresses or facsimile numbers, (or to such other addresses or facsimile numbers as one party notifies the other of in writing in accordance with the foregoing):

If to AFC:

     To Advanced Fibre Communications, Inc.'s address first above written.


If to AHMC:

     To its registered office.

16   GENERAL PROVISOS

16.1 JOINT VENTURE AGREEMENT PREVAILS. In the event that any provision of this Agreement is inconsistent with the provisions of the Joint Venture Agreement, then the terms of the Joint Venture Agreement will prevail.

16.2 FORCE MAJEURE. Neither party shall be responsible for delays or failures in performance resulting from acts beyond the control of such party. Such acts shall include but not be limited to acts of God, labor conflicts, acts of war or civil disruption, governmental regulations imposed after the fact, public utility out failures, industry wide shortages of labor or material, or natural disasters.

16.3 COMPLIANCE WITH LAWS. AFC and AHMC each agree that it will perform its obligations under this Agreement in accordance with all applicable laws, rules and regulations now or hereafter in effect.

16.4 SEVERABILITY. If any term or provision of the Agreement shall be found to be illegal or unenforceable therein, this Agreement shall remain in full force and effect and such term or provision shall be deemed stricken.

16.5 ATTORNEY'S FEES. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party in such disputes shall be entitled, in addition to its other rights hereunder, to recover reasonable attorney's fees and related expenses, including the fees and expenses of any appeal.

16.6 GOVERNING LAW. Except for that body of laws relating to conflict of laws, this Agreement shall be governed in all respects by the laws of the State of California, excluding its choice of law provisions. AFC and AHMC agree that any judicial dispute shall be resolved by a trial judge as trier of fact in the Federal District Court in the Northern District of the State of California or the California State Court in Marin County. AFC and AHMC hereby agree in advance to waive the right to trial by jury.

16.7 TERM. This Agreement shall become effective on the Effective Date, and shall remain in full force and effect for so long as provided for in the Joint Venture Agreement.

16.8 ENTIRE AGREEMENT. This Agreement and the Joint Venture Agreement supersede all prior agreements regarding the Licensed Software and constitutes the entire understanding between the parties with respect to the subject matter thereof. No amendment to this Agreement shall be effective unless it is in writing, dated subsequent hereto, and is signed on behalf of AHMC and AFC by their duly authorized representatives.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives. All copies of this Agreement, signed by both parties, shall be deemed originals.

Advanced Fibre Communications, Inc.

By:    /s/ Donald Green
       ---------------------------------

Name:  Donald Green
       ---------------------------------

Title: President & CEO
       ---------------------------------


Advanced Fibre Communications Hong Kong Limited

By:    /s/ Donald Green
       ---------------------------------

Name:  Donald Green
       ---------------------------------

Title: Chairman of the Board
       ---------------------------------


AFC Harris Multimedia Communications Private Limited


By:    /s/ G.L. Doyle
       ---------------------------------

Name:  G.L. Doyle
       ---------------------------------

Title: V.P. Gen'l. Mgr.
       ---------------------------------

                                   APPENDIX I

                                LICENSED SOFTWARE

"Licensed Software" shall mean the software programs in object form which are necessary to operate and maintain Licensed Product. The functional specification and features of Licensed Software are described below as well as in the System Data Sheets dated March 1995 attached to Exhibit G of this
Agreement:

1.   Current Release:

                                  Release 2.1EE


2.   Future Release

                                  Release 3.OEE

Estimated date of commercial release is _________________________ .


3. The following releases, functions, or features, if and when developed by AFC, shall become part of Licensed Software under this Agreement:

                                 V5.1 Interface
                                 V5.2 Interface